UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Check the appropriate box:
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Soliciting Material Pursuant to §240.14a-12

GARMIN LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD

FRIDAY, JUNE 9, 2023

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card
and promptly return it in the enclosed envelope.
If you reviewed your materials electronically or through a broker or other nominee,
please follow the instructions provided.

THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND THE 2022
ANNUAL REPORT ON FORM 10-K ARE FIRST BEING FURNISHED ON APRIL [ • ], 2023.

Garmin Ltd.
Mühlentalstrasse 2
8200 Schaffhausen
Switzerland

Notice of Annual General Meeting of Shareholders

To be held on June 9, 2023

To the Shareholders of Garmin Ltd.:

We cordially invite you to attend the 2023 Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”). The Annual Meeting will be held simultaneously at the offices of the law firm of Homburger Ltd, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland, and at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 5:00 p.m. Central European Summer Time (10:00 a.m., U.S. Central Daylight Time) on Friday, June 9, 2023. The two locations will be linked via a live video and audio link. The purpose of the meeting is to consider and vote upon the following matters:

PROPOSALS

1.	Approval of Garmin’s 2022 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2022
The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2022 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 and Garmin’s statutory financial statements for the fiscal year ended December 31, 2022.
2.	Approval of the appropriation of available earnings
The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings: in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	40,790,000
Net income for the period (on a stand-alone unconsolidated basis):	CHF	1,029,261,000
Total available to the general meeting:	CHF	1,070,051,000
Resolution proposed by the Board of Directors: - RESOLVED, that the available earnings of CHF 1,070,051,000 shall be carried forward.

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3.	Approval of the payment of a cash dividend in the aggregate amount of U.S. $2.92 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments
The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of U.S. $2.92 per outstanding share as follows:
Reserve from Capital Contribution as per December 31, 2022	CHF	4,278,696,000

Resolutions proposed by the Board of Directors:

•  RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of U.S. $2.92 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further

• RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
• RESOLVED, that CHF 720,932,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of U.S. $2.92 per outstanding share (assuming a total of 198,077,418 shares[4] eligible to receive the dividend); and further	CHF	(720,932,000)
• RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
• RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
Reserve from Capital Contribution after Dividend Reserve Allocation	CHF	3,557,764,000
(1)	In no event will the dividend payment exceed a total of U.S. $2.92 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate of 0.9233 as of December 31, 2022, with a total of 198,077,418 shares eligible for payout (based on the number of shares issued as at December 31, 2022), the aggregate Dividend Reserve would be CHF 720,932,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 31, 2022, includes a margin of approximately 35% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Unused Dividend Reserves will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 31, 2022. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

4.	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 31, 2022
The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the Executive Management be discharged from personal liability for the fiscal year ended December 31, 2022.
5.	Re-election of six directors Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Jonathan C. Burrell, Joseph J. Hartnett, Min H. Kao, Catherine A. Lewis, Charles W. Peffer, and Clifton A. Pemble be re-elected as directors, each for a term extending until completion of the next annual general meeting.
6.	Re-election of the Chairman Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that Min H. Kao be re-elected as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.
7.	Re-election of four Compensation Committee members
The Board of Directors proposes to the Annual Meeting that each of Jonathan C. Burrell, Joseph J. Hartnett, Catherine A. Lewis and Charles W. Peffer be re-elected as members of the Compensation Committee, each for a term extending until completion of the next annual general meeting.
8.	Re-election of the independent voting rights representative Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the law firm of Wuersch & Gering LLP be re-elected as the independent voting rights representative for a term extending until completion of the next annual general meeting, including any extraordinary general meeting of shareholders prior to the 2024 annual general meeting.
9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 30, 2023 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the fiscal year ending December 31, 2023 be ratified and that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.
10.	Advisory vote on executive compensation of Garmin’s Named Executive Officers Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.
11.	Advisory vote on the frequency of the advisory vote on executive compensation Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to consider and cast an advisory vote on whether the advisory vote on the compensation of Garmin’s Named Executive Officers should be held every one, two, or three years.

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12.	Advisory vote on the Swiss Statutory Compensation Report Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving Garmin’s 2022 Swiss Statutory Compensation Report for the fiscal year ended December 31, 2022.

13.	Binding vote to approve Fiscal Year 2024 maximum aggregate compensation for the Executive Management Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Executive Management in Fiscal Year 2024 in an amount not to exceed U.S $10,000,000.

14.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Board of Directors between the 2023 Annual General Meeting and the 2024 Annual General Meeting in an amount not to exceed U.S. $1,600,000.

15.	Cancellation of Repurchased Shares Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that (i) 2,196,990 registered shares of Garmin repurchased under our share repurchase program be cancelled and the share capital be reduced, and the aggregate nominal value reduction amount be allocated to Garmin’s statutory capital reserves from capital contribution, and (ii), as a consequence, our Articles of Association be amended to effect a corresponding share capital reduction. The text of the proposed shareholder resolution and the proposed amendment to the Articles of Association are contained in Annex 2.

16.	Amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an amendment to Garmin’s Employee Stock Purchase Plan, as last amended and restated on February 17, 2023, to increase the number of shares authorized for issuance under the Plan from 8,000,000 to 10,000,000. The text of the proposed amendment is contained in Annex 3.

17.	Amendment of 2011 Non-Employee Directors’ Equity Incentive Plan to increase the number of shares authorized under the Plan Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an amendment to Garmin’s 2011 Non-Employee Directors’ Equity Incentive Plan, as last amended and restated on June 7, 2019, to increase the number of shares authorized under the Plan from 122,592 to 150,000. The text of the proposed amendment is contained in Annex 4.

18.	Reduction of nominal value of shares Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve (i) a reduction of the nominal value of each registered share of Garmin from currently CHF 0.10 by an amount of CHF 0.00767 to CHF 0.09233 and an allocation of the aggregate nominal value reduction amount of CHF 1,502,402.88276* to Garmin’s statutory capital reserves from capital contribution, and (ii) the respective amendments to the Articles of Association of Garmin. The purpose of the per share nominal value reduction is to achieve a USD 0.10 par value per share further to the change of the currency of our share capital from Swiss francs to U.S. dollars as per agenda item no.19 below. The text of the proposed shareholder resolution and the proposed amendment to the Articles of Association are contained in Annex 5.

(*)	This assumes that Proposal 15, the Cancellation of Repurchased Shares resolution, has been approved by the shareholders at the Annual Meeting. If Proposal 15 has not been approved, the aggregate nominal value reduction amount would amount to CHF 1,519,253.79606.

19.	Change of the currency of our share capital from Swiss francs to U.S. dollars Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve a change of the currency in which our share capital (including the authorized capital (or, if approved by shareholders at the Annual Meeting as per agenda item no. 20, the capital band) and the conditional share capital) is expressed from Swiss francs to U.S. dollars effective as of the beginning of our 2023 fiscal year (i.e., January 1, 2023). Based on the applicable CHF – USD exchange rate of USD 1.00 = CHF 0.9233 published by the Swiss National Bank for December 30, 2022, our share capital will amount to USD 19,588,042.80 split into 195,880,428 registered shares, each with a nominal value of USD 0.10.‡ The text of the proposed shareholder resolution and the proposed amendment to the Articles of Association are contained in Annex 6.

(‡)	This assumes that both Proposal 15, the Cancellation of Repurchased Shares resolution, and Proposal 18, the Nominal Value Reduction Resolution, have been approved by the shareholders at the Annual Meeting. If only Proposal 15 has been approved, Garmin’s share capital would amount to USD 21,215,252.6806022, split into 195,880,428 registered shares, each with a nominal value of USD 0.108307159103217. If only Proposal 18 has been approved, Garmin’s share capital would amount to USD 19,807,741.80, split into 198,077,418 registered shares, each with a nominal value of USD 0.10. If neither Proposal 15 nor Proposal 18 has been approved, Garmin’s share capital would amount to USD 21,453,202.4260804, split into 198,077,418 registered shares, each with a nominal value of USD 0.108307159103217.

20.	Creation of a Capital Band Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to replace its existing authorized share capital with a capital band provision pursuant to the new Swiss corporate law and approve the Board of Directors’ authority to issue new shares and/or to cancel shares or reduce the nominal value of the shares thereunder for a 1-year period ending on June 9, 2024. The authority to issue shares will be limited to an increase of up to 20% of our stated capital, and the authority to cancel shares or reduce the nominal value of the shares will be limited to up to 10% of our stated capital. The text of the proposed shareholder resolution and the proposed amendment to the Articles of Association are contained in Annex 7.

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21.	Amendments to Articles of Association addressing shares, shareholder rights and general meeting Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve amendments to Garmin’s Articles of Association to align them with new statutory provisions of Swiss law pertaining to:

(1) Shares and shareholder rights; and
(2) General meeting of shareholders matters.

The text of the proposed shareholder resolution and the proposed amendment to the Articles of Association (article 3a, article 8 para. 6, article 10 para. 2, article 11 para. 1, article 12, article 13 para. 2, article 14, article 16 para. 4, article 20, article 22, article 36, article 37 para. 1 and article 39) are contained in Annex 8.

22.	Amendments to Articles of Association addressing board of directors, compensation and related matters Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve amendments to Garmin’s Articles of Association to align them with new statutory provisions of Swiss law pertaining to:

(1) Board of directors’ matters; and
(2) Compensation and related matters.

The text of the proposed shareholder resolution and the proposed amendment to the Articles of Association (article 22c, article 27 para. 2 and 3, article 29 para. 3 and 5, article 30 para. 2, article 32a para. 4, article 32b para. 2c and para. 4 and article 41 (change to definition of “Verwaltungsratspräsident”)) are contained in Annex 9.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 14, 2023. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 29, 2023. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 29, 2023 are entitled to notice of, and to exercise voting rights by giving instructions to our independent voting rights representative (in the manner as further set out in the accompanying proxy statement) with respect to the matters to be resolved upon at, the Annual Meeting and any adjournments thereof.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 14, 2023 and to participants in the Garmin International, Inc. Retirement Plan (the “Retirement Plan”) with a beneficial interest in our shares as of April 14, 2023, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 29, 2023. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 which contains the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022, the Swiss statutory financial statements of Garmin for the fiscal year ended December 31, 2022, and the Auditor’s Reports for Fiscal Year 2022, are available in the Investor Relations section of Garmin’s website www.garmin.com, and will also be available, together with the Swiss Compensation Report for Fiscal Year 2022, for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 19, 2023. Copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Swiss statutory financial statements of Garmin for the fiscal year ended December 31, 2022, and the Auditor’s Reports may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

If you received these proxy materials through the mail, please use the enclosed proxy card to direct the vote of your shares. Please date the proxy card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may exercise your voting rights by Internet or by telephone using the instructions provided on the proxy card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to exercise voting rights with respect to your shares at the Annual Meeting on the election of directors and on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to exercise voting rights with respect to your shares. Please be sure to give instructions to your broker so that your vote can be counted on the election and such proposals.

April [ • ], 2023

By Order of the Board of Directors,

Andrew R. Etkind

Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 9, 2023

This Proxy Statement and Garmin’s Annual Report on Form 10-K
for the fiscal year ended December 31, 2022, are available at http://materials.proxyvote.com/H2906T

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PROPOSAL TWELVE	Advisory Vote on the Swiss Statutory Compensation Report	34

PROPOSAL THIRTEEN	Binding Vote to Approve Fiscal Year 2024 Compensation for the Executive Management	35

PROPOSAL FOURTEEN	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting	36

PROPOSAL FIFTEEN	Cancellation of Repurchased Shares	37

PROPOSAL SIXTEEN	Amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan	38

PROPOSAL SEVENTEEN	Amendment of 2011 Non-Employee Directors’ Equity Incentive Plan to increase the number of shares authorized under the Plan	40

PROPOSAL EIGHTEEN	Reduction of nominal value of shares	44

PROPOSAL NINETEEN	Change of the currency of Garmin’s share capital from Swiss francs to U.S. dollars	45

PROPOSAL TWENTY	Creation of Capital Band	46

PROPOSAL TWENTY-ONE	Amendment of Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing shares, shareholder rights and general meeting matters	47

PROPOSAL TWENTY-TWO	Amendment of Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing Board, compensation and related matters	49

AUDIT MATTERS		51

Report of Audit Committee		51

Annual Evaluation and Selection of Independent Auditors		51

Independent Registered Public Accounting Firm Fees		52

EXECUTIVE COMPENSATION MATTERS		53

SHAREHOLDER PROPOSALS		66

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS		67

DELINQUENT SECTION 16(A) REPORTS		67

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OTHER MATTERS		67

ANNEX 1	2023 Swiss Statutory Compensation Report	A-1

ANNEX 2	Cancellation of Repurchased Shares	A-10

ANNEX 3	Amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan	A-11

ANNEX 4	Amendment of 2011 Non-employee Directors’ Equity Incentive Plan to increase the number of shares authorized under the Plan	A-17

ANNEX 5	Reduction of Nominal Value of Shares	A-33

ANNEX 6	Change of the Currency of Garmin’s Share Capital from Swiss francs to U.S. dollars	A-34

ANNEX 7	Creation of Capital Band	A-35

ANNEX 8	Amendments to Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing shares, shareholder rights and general meeting of shareholder matters	A-38

ANNEX 9	Amendments to Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing Board, compensation and related matters	A-44

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At Garmin we make products that are engineered on the inside for life on the outside. We bring GPS navigation and wearable technology to the automotive, aviation, marine, outdoor and fitness markets. We think every day is an opportunity to innovate, and a chance to beat yesterday.

Garmin’s Mission Statement, Vision and Values

Our Mission

To be an enduring company by creating superior products for automotive, aviation, marine, outdoor, and sports that are an essential part of our customers’ lives.

Our Vision

We will be the global leader in every market we serve, and our products will be sought after for their compelling design, superior quality, and best value.

Our Values

The foundation of our culture is honesty, integrity, and respect for associates, customers, and business partners. Each associate is fully committed to serving customers and fellow associates through outstanding performance and accomplishing what we say we will do.

Garmin’s values are a direct reflection of the values of our founders, Gary Burrell and Dr. Min Kao. The values they embodied and instilled in Garmin at the time of its founding remain the values that drive everything we do.

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PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held simultaneously at the offices of the law firm of Homburger Ltd, Prime Tower, Hardstrasse 201, 8005 Zurich, Switzerland, and at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 5:00 p.m. Central European Summer Time (10:00 a.m., U.S. Central Daylight Time) on Friday, June 9, 2023, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Notice of the Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April [ • ], 2023.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”) and to participants in the Garmin International, Inc. Retirement Plan (the “Retirement Plan”) with a beneficial interest in our shares (“Plan Participants”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”).

Proposals

At the Annual Meeting, the Board intends to ask you to exercise your voting rights with respect to the following matters:

1.	Approval of Garmin’s 2022 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2022;
2.	Approval of the appropriation of available earnings;
3.	Approval of the payment of a cash dividend in the aggregate amount of U.S. $2.92 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments;
4.	Discharge of the members of the Board and the Executive Management from liability for the fiscal year ended December 31, 2022;
5.	Re-election of six directors;
6.	Re-election of the Chairman;
7.	Re-election of four Compensation Committee members;
8.	Election of the independent voting rights representative;
9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the fiscal year ending December 30, 2023 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term;
10.	Advisory vote on executive compensation;
11.	Advisory vote on the frequency of the advisory vote on executive compensation;
12.	Advisory vote on the Swiss statutory compensation report;
13.	Binding vote to approve Fiscal Year 2024 maximum aggregate compensation for the Executive Management;
14.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting;
15.	Cancellation of repurchased shares;
16.	Amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan;
17.	Amendment of 2011 Non-Employee Directors’ Equity Incentive Plan to increase the number of shares authorized under the Plan;
18.	Reduction of nominal value of shares;
19.	Change of the currency of our share capital from Swiss francs to U.S. dollars;
20.	Creation of capital band;
21.	Amendments to Articles of Association addressing shares, shareholder rights and general meeting; and
22.	Amendments to Articles of Association addressing board of directors, compensation and related matters.

Shareholders Entitled to Exercise Voting Rights

April 14, 2023 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were [ • ] shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries) outstanding and entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting, except as provided below.

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Any additional shareholders who are registered in Garmin’s share register on May 29, 2023 will receive a copy of the proxy materials after May 29, 2023 and are entitled to exercise voting rights by giving instructions to our independent voting rights representative (in the manner as further set out in the proxy statement) with respect to the matters to be resolved upon at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 29, 2023 will not be entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting. No shareholder will be entered in Garmin’s share register as a shareholder with voting rights between the close of business on May 29, 2023 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register, will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 29, 2023 but have sold their shares before the Annual Meeting date are not entitled to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but on or before May 29, 2023 and who wishes to exercise voting rights with respect to the matters to be resolved upon at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 29, 2023. Registered holders of our shares (as opposed to beneficial shareholders) on May 29, 2023 who sell their shares prior to the Annual Meeting will not be entitled to exercise voting rights with respect to those shares in relation to the matters to be resolved upon at the Annual Meeting.

Proposals 1 through 18 and 21 and 22 each requires the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions. Proposals 19 and 20 each requires the affirmative vote of at least two-thirds of the votes and the absolute majority of the par value of shares, each as represented at the Annual Meeting. An abstention, blank or invalid ballot will have the effect of a vote “AGAINST” these proposals.

Members of our Board and members of Executive Management are not allowed to exercise their shareholder voting rights with respect to Proposal 4, the proposal to discharge the members of the Board and the Executive Management from liability for the fiscal year ended December 31, 2022.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the fiscal year ending December 30, 2023 is not legally required, but shareholders’ views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm.

Proposals 10, 11 and 12 are advisory and non-binding on Garmin. However, the Compensation Committee of our Board will review voting results on these proposals and will give consideration to such voting.

Broker Non-Votes

Although brokers have discretionary authority to exercise voting rights with respect to shares of Broker Customers on “routine” matters, they do not have authority to exercise voting rights with respect to shares of Broker Customers on “non-routine” matters pursuant to applicable New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be resolved upon at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to exercise voting rights with respect to shares owned by Broker Customers in relation to these proposals unless the broker receives instructions from such customers:

•	Proposal No. 4 (discharge of the members of the Board and Executive Management from liability for the fiscal year ended December 31, 2022);
•	Proposal No. 5 (re-election of six directors);
•	Proposal No. 6 (re-election of the Chairman);
•	Proposal No. 7 (re-election of four Compensation Committee members);
•	Proposal No. 10 (advisory vote on executive compensation of Garmin’s Named Executive Officers);
•	Proposal No. 11 (advisory vote on the frequency of the advisory vote on executive compensation);
•	Proposal No. 12 (advisory vote on the Swiss statutory compensation report);
•	Proposal No. 13 (binding vote to approve Fiscal Year 2024 maximum aggregate compensation for the Executive Management);

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•	Proposal No. 14 (binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2023 Annual Meeting and the 2024 Annual Meeting);
•	Proposal No. 16 (amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan);
•	Proposal No. 17 (amendment of 2011 Non-Employee Directors’ Equity Incentive Plan to increase the number of shares authorized under the Plan
•	Proposal No. 20 (change of the currency of our share capital from Swiss francs to U.S. dollars);
•	Proposal No. 21 (amendments to Articles of Association addressing shares, shareholder rights and general meeting); and
•	Proposal No. 22 (amendments to Articles of Association addressing board of directors, compensation and related matters).

How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may exercise voting rights (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. Retirement Plan to exercise voting rights) with respect to their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint as their proxy the independent voting rights representative, the law firm of Wuersch & Gering LLP, 100 Wall Street, New York, NY 10005, USA, to vote their shares by checking the appropriate box on the enclosed proxy card and the independent voting rights representative will vote all shares for which it is the proxy as specified by the shareholders on the proxy card. A registered shareholder desiring to name as proxy someone other than the independent voting rights representative may do so by crossing out the name of the independent voting rights representative on the proxy card and inserting the full name of such other person. In that case, the shareholder must sign the proxy card and deliver it to the person named, and the person named must be present, present appropriate identification and vote at the Annual Meeting. Shares owned by shareholders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed proxy card and have not specifically indicated their votes instruct the independent voting rights representative to vote in the manner recommended by the Board. If any modifications to agenda items or proposals identified in the Invitation to the Annual Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board.

We urge you to return your proxy card by the close of business, U.S. Eastern Time on June 5, 2023 to ensure that your proxy can be timely submitted.

Shares Held Under the Garmin International, Inc. Retirement Plan

On the voting instructions card, Plan Participants may instruct the trustee of our Retirement Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received will not be voted by the trustee. The trustee of our Retirement Plan will vote shares allocated to the accounts of the Plan Participants by giving instructions to the independent voting rights representative accordingly.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares through voting instructions relayed to the independent voting rights representative in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls for a particular proposal on the agenda close (or in the case of Plan Participants, until the trustee of the Retirement Plan votes), voting instructions or votes of Record Holders and voting instructions of Plan Participants may be revoked or recast with a later-dated, properly executed and delivered proxy card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the independent voting rights representative at any time before the Chairman of the Annual Meeting closes the polls for a particular proposal on the agenda; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the Retirement Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

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Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective Retirement Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting. Security measures will be in place at the meeting, and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be used during the meeting. Anyone who refuses to comply with these requirements will not be admitted, or, if admitted, will be required to leave.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 14, 2023 Garmin had outstanding [ • ] shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries). The following table contains information as of April 14, 2023 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) each director and nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all the directors and executive officers as a group. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin. Unless otherwise indicated, the address for each person named below is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, USA.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class	(2)
Douglas G. Boessen CFO and Treasurer	[ • ]		*
Jonathan Burrell(3) Director	[ • ]	(4)	[ • ]	%
Patrick Desbois Executive Vice President, Operations	[ • ]		*
Andrew R. Etkind Vice President, General Counsel and Corporate Secretary	[ • ]		*
Joseph J. Hartnett Shareholder and Director	[ • ]	(5)	*
Min H. Kao, Ph.D. Director and Executive Chairman	[ • ]	(6)	[ • ]	%
Catherine A. Lewis Director	[ • ]	(7)	*
Charles W. Peffer Director	[ • ]	(8)	*
Clifton A. Pemble Director, President and CEO	[ • ]	(9)	*
Philip I. Straub Executive Vice President - Managing Director, Aviation	[ • ]		*
BlackRock, Inc.(10) Institutional Shareholder	13,187,637		[ • ]	%
The Vanguard Group(11) Institutional Shareholder	16,910,405		[ • ]	%
Directors and Executive Officers as a Group (10 persons)	[ • ]	(12)	[ • ]	%

*	Less than 1% of the outstanding shares
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or stock appreciation rights held by that person that are currently exercisable as of April 14, 2023 or within 60 days of such date and shares of restricted stock units that will be released to that person within 60 days of April 14, 2023 upon vesting of restricted stock unit awards, are deemed to be outstanding and beneficially owned by that person. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name. In addition, except as indicated in the footnotes to this table, to Garmin’s knowledge, each shareholder named in the table owns the shares set forth opposite such shareholder’s name directly.
(2)	The percentage is based upon the number of shares outstanding as of April 14, 2023 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.
(3)	Mr. Burrell’s address is P.O. Box 507, Stillwell, KS 66085.
(4)	Mr. Burrell’s beneficial ownership includes [ • ]. Mr. Burrell’s beneficial ownership also includes 1,502 shares that will be released to him within 60 days of April 14, 2023 upon vesting of restricted stock unit awards.
(5)	Mr. Hartnett’s beneficial ownership includes 1,502 shares that will be released to him within 60 days of April 14, 2023 upon vesting of restricted stock unit awards.
(6)	Dr. Kao’s beneficial ownership includes [ • ].

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(7)	Ms. Lewis’s beneficial ownership includes 1,502 shares that will be released to her within 60 days of April 14, 2023 upon vesting of restricted stock unit awards.
(8)	Mr. Peffer’s shares voting and dispositive power over these shares with his spouse. Mr. Peffer’s beneficial ownership includes 1,502 shares that will be released to him within 60 days of April 14, 2023 upon vesting of restricted stock unit awards.
(9)	Of these shares, [ • ] shares are held by a child of Mr. Pemble who shares the same household.
(10)	According to Schedule 13G Amendment No. 7 filed by BlackRock, Inc. on January 31, 2023. According to the Schedule 13G Amendment No. 7, BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055, USA.
(11)	According to Schedule 13G Amendment No. 7 filed by The Vanguard Group on February 9, 2023. According to the Schedule 13G Amendment No. 7, The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355, USA.
(12)	The number includes 6,008 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 14, 2023. Individuals in the group have disclaimed beneficial ownership as to a total of [ • ] of the shares listed.

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PROPOSAL ONE     Approval of Garmin’s 2022 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2022

The consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 31, 2022 are contained in the 2022 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2022 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd, Garmin’s auditor pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2022 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd, as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 31, 2022 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and comply with Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2022 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022.

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PROPOSAL TWO     Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	40,790,000
Net income for the period (on a stand-alone unconsolidated basis):	CHF	1,029,261,000
Total available for the general meeting:	CHF	1,070,051,000
Resolution proposed by the Board of Directors:
- RESOLVED, that the available earnings of CHF 1,070,051,000 shall be carried forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS.

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PROPOSAL THREE     Payment of a cash dividend in the aggregate amount of U.S. $2.92 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments

Under Swiss law, the shareholders must approve the payment of any dividend or distribution at a general meeting. The Board proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of U.S. $2.92 per outstanding share out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board in its discretion, as further specified in the proposed shareholder resolution set forth below. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Date	Record Date	$	Per Share
June 30, 2023	June 20, 2023		$0.73
September 29, 2023	September 15, 2023		$0.73
December 29, 2023	December 15, 2023		$0.73
March 29, 2024	March 15, 2024		$0.73

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, a state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting. The Board proposes the following resolutions with respect to the dividend:

Reserve from Capital Contribution as per December 31, 2022	CHF	4,278,696,000
Resolutions proposed by the Board of Directors:
• RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of U.S. $2.92 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further

• RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further

• RESOLVED, that CHF 720,932,0003 be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of U.S. $2.92 per outstanding share (assuming a total of 198,077,418 shares4 eligible to receive the dividend); and further	CHF	(720,932,000)
• RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
• RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
Reserve from Capital Contribution after Dividend Reserve Allocation	CHF	3,557,764,000

(1)	In no event will the dividend payment exceed a total of U.S. $2.92 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate of 0.9233 as of December 30, 2022 with a total of 198,077,418 shares eligible for payout (based on the number of shares issued as at December 31, 2022), the aggregate Dividend Reserve would be CHF 720,932,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 31, 2022, includes a margin of approximately 35% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 31, 2022. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF U.S. $2.92 PER OUTSTANDING SHARE OUT OF GARMIN’S RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS.

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PROPOSAL FOUR     Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 31, 2022

In accordance with Article 698, paragraph 2, item 7 of the Swiss Code of Obligations, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the Board of Directors and the Executive Management from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and the management.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin Ltd., the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE MANAGEMENT FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022.

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PROPOSAL FIVE     Re-election of six directors

Pursuant to Swiss law and our Articles of Association, the members of our Board of Directors must be elected annually and individually for a term extending until completion of the next annual general meeting.

Garmin believes that the size of its board is appropriate considering the primary duties of the board, its governance structure, the experience of each board member, and the capabilities of the management team it oversees. Accordingly, our Board consists of six directors.

The Board has nominated the following persons, each of whom is currently a director of Garmin, to stand for re-election for a term extending until completion of the annual general meeting in 2024: Jonathan C. Burrell, Joseph J. Hartnett, Min H. Kao, Catherine A. Lewis, Charles W. Peffer, and Clifton A. Pemble.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for re-election have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Mr. Burrell, Mr. Hartnett, Dr. Kao, Ms. Lewis, Mr. Peffer, and Mr. Pemble, have each indicated that they are willing and able to continue to serve as directors if re-elected, and have consented to being named as nominees in this Proxy Statement.

Jonathan C. Burrell, age 59, has been a director of Garmin since June 2018. Mr. Burrell is the CEO of the Burrell Family Office. In this role, he manages and provides direction for the assets and investments of the Burrell family. In addition, he is an inventor and active investor in financial, technology and clean energy related businesses. Mr. Burrell is an inventor on 35 issued and pending U.S. patents, many of which are owned by Garmin. Mr. Burrell holds a Bachelor of Science in Mechanical Engineering from Wichita State University. He has served on several boards of charitable organizations and currently serves as president of the Burrell family’s charitable foundation.

The Board has concluded that Mr. Burrell should be nominated for re-election as a director of Garmin because: (1) his significant experience in product design and development provides the Board with valuable experience relevant to Garmin’s products; (2) he has considerable knowledge of Garmin’s business and operations from his previous service as a leader of Garmin’s engineering department; (3) he meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations, and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Joseph J. Hartnett, age 67, has been a director of Garmin since June 2013. Mr. Hartnett was Interim President and Chief Executive Officer of Sparton Corporation (NYSE: SPA) from February 2016 to March 2019. Previously he served as President and Chief Executive Officer of Ingenient Technologies, Inc., and U.S. Robotics Corporation where he also served as Chief Financial Officer. Mr. Hartnett was a partner with Grant Thornton LLP where he was employed for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a registered Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett was a director of Sparton Corporation from September 2008 to March 2019 and was Chairman of its Board of Directors from October 2014 to February 2016. At Sparton Corporation Mr. Hartnett served as past chairman and member of the audit committee, past member of the compensation and nominating and corporate governance committees. He is also a former director of Crossroad Systems, Inc., Ingenient Technologies, Inc. and U.S. Robotics Corporation.

The Board has concluded that Mr. Hartnett should be nominated for re-election as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes- Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; (4) through his years of service on our Board he has obtained a thorough knowledge of Garmin’s business and culture which enables him to provide effective advice and oversight to management consistent with our goal of long-term value creation for shareholders and (5) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Min H. Kao, age 74, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the board of directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years.

The Board has concluded that Dr. Kao should be nominated for re-election as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses over 30 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand Garmin’s vision and values; (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”; and (5) he was born in Taiwan and is a Taiwanese American, adding racial diversity to the Board.

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Catherine A. Lewis, age 70, has been a director of Garmin since June 2019. Ms. Lewis has more than 25 years of experience in the accounting and tax professions. She served as Global Head of Tax for KPMG’s Energy and Natural Resources practice from 2002 until her retirement in 2012. She served on KPMG’s Board of Directors for five years starting in 2004. Before joining KPMG in 2002, Ms. Lewis spent 17 years at Arthur Andersen. She has held the designation of Certified Public Accountant since 1987. Ms. Lewis has been a director of CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) since July 2013, Chair of its Audit Committee since May 2016 and a member of its Investment Committee since July 2013. Management recommended that the Nominating Committee consider Ms. Lewis as a candidate for Board nomination.

The Board has concluded that Ms. Lewis should be nominated for re-election as a director of Garmin because: (1) she has more than 25 years of experience as a Certified Public Accountant and has experience as the Audit Committee Chair of another public company and she qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) she has significant experience advising public companies on U.S. and international taxation; (3) she meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; (4) she satisfies the general criteria described below under “Nominating and Corporate Governance Committee”; and (5) she provides gender diversity to the Board.

Charles W. Peffer, age 75, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer was a director of HDSupply Holdings, Inc. from 2013 to 2020 and a director of Sensata Technologies Holding PLC from 2010 to 2022. Mr. Peffer has also served since 2003 as a trustee of the Commerce Funds, a family of seven mutual funds.

The Board has concluded that Mr. Peffer should be nominated for re-election as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director under the listing standards of the NYSE and applicable SEC regulations; (3) through his years of service on our Board he has obtained a thorough knowledge of Garmin’s business and culture which enables him to provide effective advice and oversight to management consistent with our goal of long-term value creation for shareholders and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 57, has served as a director of Garmin since August 2004 and has been President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously, he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the board of directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years.

The Board has concluded that Mr. Pemble should be nominated for re-election as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 30 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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The following matrix provides summary information about our directors’ skills, experience and diversity.

	Jonathan C. Burrell	Joseph J. Hartnett	Min H. Kao	Catherine A. Lewis	Charles W. Peffer	Clifton A. Pemble
Experience
Executive Leadership Experience
Audit Committee Financial Expert
Global Tax Compliance
Risk and Compliance Oversight
Corporate Governance
Cybersecurity and Information Technology Oversight
Other Public Company Board Experience
Global Operations
Technology Product Design and Development
Product Manufacturing
Mergers and Acquisitions
Diversity
Asian
White/Caucasian
Gender	M	M	M	F	M	M

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OF EACH OF THESE NOMINEES.

Director Independence

The Board has determined that, Mr. Burrell, Mr. Hartnett, Ms. Lewis and Mr. Peffer are independent directors under the applicable listing standards of the NYSE and SEC regulations. Mr. Burrell, Mr. Hartnett, Ms. Lewis and Mr. Peffer would constitute a majority of the Board.

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Board Meetings and Standing Committee Meetings

Meetings

The Board held four meetings and acted by unanimous written consent four times during the fiscal year ended December 31, 2022. Four executive sessions of the independent directors were held in the 2022 fiscal year. At executive sessions of the independent directors no presiding director is appointed and each of the independent directors is given the opportunity to raise issues, make comments or express views. The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2022 fiscal year, the Audit Committee held four meetings and acted by written consent once, the Compensation Committee held five meetings and acted by written consent three times and the Nominating Committee held three meetings and acted by written consent once. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. In 2022 attendance by directors at the annual general meeting was restricted due to the COVID-19 pandemic.

Audit Committee

Mr. Peffer (Chairman), Mr. Hartnett and Ms. Lewis serve as the members of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com/investors/governance. The functions of the Audit Committee include overseeing Garmin’s internal accounting and financial reporting processes and external audit processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd, Garmin’s statutory auditor. The Audit Committee may also assist with oversight of and monitoring of the Company’s risk management practices and legal and regulatory compliance as may be directed by the Board from time to time. The Board has determined that Mr. Hartnett, Ms. Lewis and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that all the members of the Audit Committee are independent under the applicable listing standards of the NYSE and SEC regulations.

Compensation Committee

Mr. Hartnett (Chairman), Mr. Burrell, Mr. Peffer and Ms. Lewis serve as the members of the Compensation Committee.

Our Articles of Association provide that the Compensation Committee shall, among other things, (1) consider and make recommendations to the Board of Directors; (2) assist the Board of Directors in discharging its responsibilities relating to compensations and related disclosure of the members of Executive Management, including the development of policies relating to Executive Management compensation and benefit programs; and (3) prepare and recommend to the Board of Directors the proposals of the Board of Directors to the general meeting of the shareholders regarding the compensation of the Board of Directors and the Executive Management. In addition, the Board has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com/investors/governance.

The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation philosophy for executive officers, and oversee the development and implementation of compensation programs aligned with Garmin’s goals and objectives; (b) determine the compensation levels, as well as the components and structure of the compensation packages, of the Executive Chairman and CEO, based on their performance in light of Garmin’s goals and objectives, recent compensation history, and the application of any policies and procedures established by the Committee; (c) determine the compensation levels, as well as the components and structure of the compensation packages, of the other executive officers, based on input and recommendations from the CEO and based on their performance in light of relevant performance goals and objectives, recent compensation history, and the application of any policies or procedures established by the Committee; (d) review and approve any employment, change of control, severance or other agreements with the executive officers, and any amendments to such agreements; (e) prepare and recommend to the Board the proposals for submission at the annual general meeting of shareholders regarding the maximum aggregate compensation of the members of the Board and Garmin’s Executive Management, as required under applicable Swiss law; (f) review and discuss with management the proposed Compensation Discussion and Analysis section (“CD&A”) of Garmin’s annual meeting proxy statement and, based on such review and discussion, make a recommendation to the Board regarding inclusion of the CD&A in the proxy statement; and produce the annual Compensation Committee Report required by the Securities Exchange Act of 1934, as amended; (g) review and discuss with management the report regarding the compensation of the members of the Board and Garmin’s Executive Management to accompany Garmin’s statutory financial statements in accordance with Swiss law, and make a recommendation to the Board regarding inclusion of such report with the statutory financial statements; (h) recommend to the Board any changes in the amount, components and structure of compensation paid to the non-employee members of the Board for their service on the Board and its committees; (i) review the design and oversee the administration of Garmin’s broad-based employee compensation and benefit programs in a manner that is consistent with Garmin’s compensation philosophy and long-term strategic plan; (j) review potential risks related to Garmin’s compensation programs and policies, including whether any such programs and policies incentivize unnecessary and excessive risk taking; (k) review and make recommendations to the Board with respect to adoption and approval of, or amendments to,

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all equity-based incentive compensation plans for employees and non-employee directors, and the shares and amounts reserved there under after taking into consideration Garmin’s strategy of long-term and equity-based compensation; (l) serve as the Board committee administering all such plans, including establishing guidelines, interpreting plan documents, and approving awards granted under the plans; and (m) make regular reports to the Board.

The Board has determined that all the members of the Compensation Committee are independent under the applicable listing standards of the NYSE and SEC regulations. The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below. Pursuant to Swiss law, the members of the Compensation Committee are elected annually by the shareholders at the annual general meeting.

Nominating and Corporate Governance Committee

Mr. Burrell (Chairman), Mr. Hartnett, Mr. Peffer and Ms. Lewis serve as the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”).

The Board has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com/investors/governance. The primary responsibilities of the Nominating Committee are to (a) evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of Garmin and make recommendations to the Board for approval, except with respect to the size of the Board, make recommendations to the Board for submission to shareholders for approval; (b) determine director selection criteria and conduct searches for prospective directors whose skills and attributes reflect these criteria; (c) evaluate and recommend nominees for election to the Board; (d) evaluate and make recommendations to the Board concerning the appointment of directors to serve on each standing committee and the selection of Board committee chairpersons, except that, as required by mandatory Swiss law, members of the Compensation Committee shall be elected by the shareholders; (e) evaluate and make recommendations to the Board of a nominee for election by the shareholders to serve as Chairman of the Board; (f) evaluate prior to each annual general meeting, and report to the Board on, the financial literacy of the Audit Committee members and whether the Audit Committee has at least one Audit Committee Financial Expert and one Audit Committee member who has accounting or related financial management expertise; (g) evaluate prior to each annual general meeting, and report to the Board on, the independence of director nominees and Board members under applicable laws, regulations, and stock exchange listing standards; (h) create and implement a process for the Board to annually evaluate its own performance; (i) recommend to the Board Corporate Governance Guidelines; (j) review periodically the Corporate Governance Guidelines, a copy of which is available, in addition to the Garmin Ltd. Code of Conduct, on Garmin’s website at www.garmin.com/investors/governance, and recommend such modifications to the Board as the Nominating Committee deems appropriate; (k) oversee Garmin’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in Garmin’s corporate governance framework, including its articles of association and organizational regulations; (l) verify that the Board and each Board committee has annually evaluated its own performance; (m) review and/ or investigate any matters pertaining to the integrity of management or the Board or any committee thereof; (n) annually evaluate the Nominating Committee’s own performance and periodically evaluate the adequacy of its Charter; and (o) report to the Board on Nominating Committee actions (other than routine or administrative actions).

The Board has determined that all the members of the Nominating Committee are independent under the listing standards of the NYSE and applicable SEC regulations.

The Nominating Committee believes that the composition of the Board should reflect a diversity of experience, race, gender and ethnicity and seeks to include individuals from diverse backgrounds (inclusive of race, gender and ethnicity) with varying perspectives, professional experience, education and skills in the pool from which nominees for vacancies on the Board are chosen.

In selecting candidates for nomination at the annual general meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for re-election and, if re-elected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. The Nominating Committee has adopted the policy that a shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

Garmin’s Corporate Governance Guidelines adopted by the Board require that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director in the NYSE Listed Company Manual. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires

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that an independent director candidate should have either (a) at least ten years’ experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience and diversity of background and perspective (inclusive of race, gender and ethnicity) in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board.

Board Leadership Structure and Role in Risk Oversight

Dr. Min H. Kao serves as Executive Chairman of the Board, and Clifton A. Pemble serves as President and Chief Executive Officer. The Board believes this Board leadership structure is appropriate and desirable because Mr. Pemble is well-positioned to be Chief Executive Officer since he has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer, and Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board. The independent directors make up a majority of the Board, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment. At executive sessions of the independent directors no presiding director is appointed and each of the independent directors is given the opportunity to raise issues, make comments or express views.

The entire Board performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

Communications with Directors

The Board has established a process to receive communications from shareholders and other interested persons. Shareholders and other interested persons may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

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Compensation Committee Interlocks and Insider Participation; Certain Relationships

Garmin had no compensation committee interlocks for the fiscal year ended December 31, 2022.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin, or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), is paid an annual retainer of $85,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also receives an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee receives an annual retainer of $10,000. Each Non-Management Director also receives an annual award of restricted stock units valued at $150,000.

The maximum aggregate compensation for the Board of Directors for the period between the 2022 Annual General Meeting and the 2023 Annual General Meeting submitted to shareholders for approval under Proposal No. 12 reflects the above compensation program for Non-Management Directors, and also includes an annual salary for our Executive Chairman.

Garmin does not have formal stock ownership guidelines for its directors. However, Garmin’s independent directors receive a large portion of their total compensation in equity awards, and as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table of this Proxy Statement, each of them retains a significant portion of the shares awarded.

2022 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jonathan Burrell	$90,000	$145,845	$235,845
Joseph Hartnett	$90,000	$145,845	$235,845
Catherine Lewis	$85,000	$145,845	$230,845
Charles Peffer	$95,000	$145,845	$240,845

(1)	This column shows the grant date fair value of stock awards granted in 2022 to each of the non-management directors. As of December 31, 2022 each non-management director owned 1,502 outstanding stock awards.

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PROPOSAL SIX       Re-election of the Chairman

Pursuant to Swiss law, the chairman of a Swiss company listed on a stock exchange is required to be elected annually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to his re-election as a member of the Board, the Board has nominated Dr. Min Kao, who is currently the Executive Chairman of Garmin, to stand for re-election as Executive Chairman for a term extending until completion of the annual general meeting in 2024. Dr. Kao has indicated that he is willing and able to continue to serve as Executive Chairman if re-elected.

Information about Dr. Kao can be found at page 21 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF MIN H. KAO AS EXECUTIVE CHAIRMAN.

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PROPOSAL SEVEN       Re-election of four Compensation Committee members

Pursuant to Swiss law, the members of the compensation committee of a Swiss company listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to their re-election as members of the Board, the Board has nominated Jonathan C. Burrell, Joseph J. Hartnett, Catherine A. Lewis and Charles W. Peffer, who are currently members of the Compensation Committee, to stand for re-election as members of the Compensation Committee for a term extending until completion of the annual general meeting in 2024. If elected, Mr. Hartnett will be re-appointed as chairman of the Compensation Committee. Mr. Burrell, Mr. Hartnett, Ms. Lewis and Mr. Peffer have each indicated that they are willing and able to serve as a member of the Compensation Committee if re-elected.

Information about Messrs. Burrell, Hartnett and Peffer and Ms. Lewis can be found at pages 21 and 22 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OF EACH OF THESE NOMINEES.

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PROPOSAL EIGHT       Re-election of the independent voting rights representative

Swiss law requires that the shareholders of a Swiss company listed on a stock exchange elect annually an independent voting rights representative for a term extending until completion of the next annual general meeting.

The main duty of the independent voting rights representative is to exercise the voting rights in accordance with the instructions received from shareholders. The independent voting rights representative will not make statements, submit proposals or ask questions to the Board on behalf of shareholders. The Board has recommended that the law firm of Wuersch & Gering LLP, 100 Wall Street, 10th Floor, New York, NY 10005, USA be re-elected as the independent voting rights representative for a term extending until completion of the annual general meeting in 2024. Wuersch & Gering LLP is a New York law firm with lawyers who have experience in Swiss legal matters. Wuersch & Gering LLP does not perform any other services for Garmin.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF WUERSCH & GERING LLP AS THE INDEPENDENT VOTING RIGHTS REPRESENTATIVE.

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PROPOSAL NINE       Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 30, 2023 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 30, 2023.

Ernst & Young Ltd was re-elected as Garmin’s statutory auditor for 2022. Swiss law and our Articles of Association require that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young Ltd will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 30, 2023.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023 AND RE-ELECTION OF ERNST & YOUNG LTD AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM.

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PROPOSAL TEN       Advisory Vote on Executive Compensation of Garmin’s Named Executive Officers

As required by Section 14A of the Securities Exchange Act of 1934, the Board proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;
2.	Reward executives for individual performance and contribution;
3.	Provide incentives to executives to enhance shareholder value;
4.	Reward executives for long-term, sustained individual and Company performance; and
5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SEC.

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PROPOSAL ELEVEN       Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Section 14A of the Securities Exchange Act of 1934 requires that shareholders be provided every six years with an advisory vote as to whether the advisory vote on the compensation of Garmin’s Named Executive Officers should occur every one, two or three years.

Accordingly, the Board of Directors proposes that shareholders be provided with an advisory vote on whether the advisory vote on the compensation of Garmin’s Named Executive Officers should occur every one, two or three years. Shareholders may also, if they wish, abstain from casting a vote on this Proposal Eleven. Garmin is presenting this proposal to give shareholders the opportunity to inform us as to how often you wish Garmin to hold an advisory vote on executive compensation. As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, our Board will review voting results and will give consideration to such voting.

Our Board recommends that an advisory vote on executive compensation be held every year. Since the compensation of our Named Executive Officers is evaluated, adjusted and approved by the Compensation Committee of the Board on an annual basis, our Board believes that holding such vote every year will provide a communication channel for shareholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our shareholders on this Proposal Eleven or for other reasons. The Proxy Card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and therefore shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF EVERY ONE YEAR FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL TWELVE       Advisory Vote on the Swiss Statutory Compensation Report

Under Swiss law, we are required to prepare a separate Swiss Statutory Compensation Report each year that contains specific items in a presentation format determined by Swiss law. Under the new Swiss corporate law that became effective on January 1, 2023, our Swiss Statutory Compensation Report now must be submitted to shareholders for approval or disapproval in an advisory vote. As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future compensation decisions.

The Swiss Statutory Compensation Report sets forth, for the fiscal years ended December 31, 2022 and December 25, 2021, the compensation of the members of the Board of Directors and the members of Executive Management. With regard to our compensation of Executive Management, we note that at our annual general meeting of shareholders held on June 10, 2022, shareholders approved the fiscal year 2023 maximum aggregate compensation amount for Executive Management in the aggregate amount of $8,950,000 with 94.72% of shareholders voting in favor of the proposal. Shareholders also approved at that meeting the maximum aggregate compensation amount for the Board of Directors for the period between the 2022 annual general meeting and the 2023 annual general meeting in the aggregate amount of $1,600,000 with 97.15% of shareholders voting in favor of the proposal. A copy of our 2022 Swiss Statutory Compensation Report is contained in Annex 1 to this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SWISS STATUTORY COMPENSATION REPORT.

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PROPOSAL THIRTEEN       Binding Vote to Approve Fiscal Year 2024 Maximum Aggregate Compensation for the Executive Management

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin, the shareholders must annually approve the maximum aggregate compensation of the Executive Management for the next fiscal year.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin, the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

The Board proposes that the amount of U.S. $10,000,000 be approved as the maximum aggregate amount of compensation of the Executive Management for the fiscal year commencing on January 1, 2024 and ending on December 28, 2024. Such maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the expected fiscal year 2024 compensation of the Executive Management. This amount represents the maximum possible amount that Garmin could pay to the Executive Management in the 2024 fiscal year and not necessarily the actual amount that will be paid. Actual 2024 fiscal year compensation for the Executive Management will be determined by the Compensation Committee based on company and individual performance and other relevant factors.

Maximum Aggregate Executive Management Compensation Proposal for the 2024 Fiscal Year

Salaries and benefits	$2,289,972	(1)
Stock compensation (assuming vesting of all performance based RSUs at 100% of target)	$7,087,500	(2)
All other compensation and contingencies	$628,528
TOTAL	$10,000,000
(1)	Garmin’s social security and Medicare contributions for the Executive Management pursuant to applicable law are not included in the maximum aggregate amount. The estimated aggregate amount of Garmin’s social security contributions for the Executive Management is U.S. $19,864 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable income of the Executive Management.
(2)	Stock compensation consists of grants of restricted stock units which vest in equal annual instalments over a period of three years. Such grants are valued at grant date fair value in accordance with U.S. GAAP methodology. To the extent that such grants of restricted stock units are subject to the achievement of performance targets, such grants are valued based on target achievement of performance criteria. The value on the vesting date may differ due to share price fluctuation and achievement against predetermined performance criteria ranging from 0% to 150% of target.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL YEAR 2024 MAXIMUM AGGREGATE COMPENSATION FOR THE EXECUTIVE MANAGEMENT.

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PROPOSAL FOURTEEN        Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2023 Annual General Meeting and the 2024 Annual General Meeting

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin the shareholders must annually approve the maximum aggregate compensation of the Board of Directors for the period between the annual general meeting at which approval is sought and the next annual general meeting. This proposal is based on the Board of Directors consisting of six directors, of whom four are Non-Management Directors. Only the Non-Management Directors and the Executive Chairman are included in this proposal. The President and Chief Executive Officer, who also is a member of the Board of Directors, does not receive any compensation for his role as a director.

The Board proposes that the amount of $1,600,000 be approved as the maximum aggregate amount of compensation for the Board of Directors for the period between the 2023 annual general meeting and the 2024 annual general meeting. A description of the compensation program for the Board of Directors is provided on page ■ (“Non-Management Director Compensation”). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation and represents the maximum possible amount that Garmin could pay to the Board of Directors for the period between the 2023 annual general meeting and the 2024 annual general meeting and not necessarily the actual amount that will be paid.

Maximum Aggregate Board Compensation Proposal for the period between the 2023 AGM and the 2024 AGM

Board retainer fees	$360,000
Stock compensation	$600,000
Executive Chairman compensation	$390,536	(1)
All other compensation and contingencies	$249,464
TOTAL	$1,600,000
(1)	Garmin’s social security and Medicare contributions for the Executive Chairman pursuant to applicable law are not included in the maximum aggregate amount. The estimated amount of Garmin’s social security contributions for the Executive Chairman is $9,932 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable compensation of the Executive Chairman.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MAXIMUM AGGREGATE COMPENSATION FOR THE BOARD OF DIRECTORS FOR THE PERIOD BETWEEN THE 2023 ANNUAL GENERAL MEETING AND THE 2024 ANNUAL GENERAL MEETING.

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PROPOSAL FIFTEEN        Cancellation of Repurchased Shares

Garmin’s Board of Directors has approved a share repurchase program, authorizing management to repurchase Garmin’s registered shares for cancellation purposes from time to time. As of the date of this proxy statement, 2,196,990 registered shares of the Company have been repurchased under this share repurchase program. The Board of Directors believes it is advisable and in the best interests of the Company to cancel the 2,196,990 shares repurchased by Garmin during our 2022 fiscal year under our share repurchase program and accordingly effect a reduction of the share capital of the Company by approval of the proposed amendments to the Articles of Association. Ernst & Young Ltd, Zurich, Switzerland, the Company’s Swiss auditor, will be required to deliver a report in accordance with article 653m, paragraph 1 of the Swiss Code of Obligations confirming that the receivables of the creditors of Garmin will continue to be fully covered after giving effect to the share capital reduction. The audit confirmation is expected to be available at the Annual General Meeting.

In order to accomplish a capital reduction by cancellation of shares, the Board of Directors has to inform the creditors with a publication in the Swiss Official Gazette of Commerce (SHAB) that they may demand security by submitting their claims within 30 days of publication in the SHAB. The Board of Directors intends to publish the notice to the creditors prior to the Annual General Meeting. If approved by shareholders and all further requirements for the capital reduction set forth in the Swiss Code of Obligations are fulfilled, the Board of Directors will amend the Articles of Association to reflect the cancellation of the repurchased shares and the ensuing capital reduction. Depending on the timing of the publication of the notice to the creditors, we expect that the share capital reduction will be accomplished during the course of June 2023.

The proposed shareholder resolution and the proposed amendments to the Articles of Association are included in Annex 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CANCELLATION OF REPURCHASED SHARES.

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PROPOSAL SIXTEEN       Amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan

The objective of the Garmin Ltd. Employee Stock Purchase Plan (as amended to date, the “Plan”) is to provide an opportunity for eligible employees of Garmin and its participating subsidiaries to acquire a proprietary interest in Garmin through the purchase of Garmin shares. An amendment to the Plan is being proposed to increase the number of shares of Garmin reserved for sale and authorized for issuance under the Plan from 8,000,000 to 10,000,000. The amendment must be approved by shareholders in order for Garmin to continue to be able to provide eligible employees with the opportunity to acquire shares under the Plan. The Board of Directors has approved the proposed amendment, subject to shareholder approval. The amendment will not be effective unless and until we obtain shareholder approval. If our shareholders approve the amendment, the amendment will be effective as of June 9, 2023. The following general description of material features of the Plan, as proposed to be amended, is qualified in its entirety by reference to the provisions of the Plan, as proposed to be amended, set forth in Annex 3.

General

The Plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”) of Garmin. Under the proposed amendment to the Plan, the number of shares reserved for sale and authorized for issuance under the Plan will be increased from 8,000,000 to 10,000,000 shares. Shares sold under the Plan may be newly issued shares, outstanding shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for issuance under the Plan. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of Garmin, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. Under the Plan and except with respect to certain of our non-U.S. participating subsidiaries for which the Plan contains less restrictive eligibility requirements, each person who is an employee of Garmin whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per calendar year, and who does not own (nor has the option or right to acquire) 5% or more of the total combined voting power or value of all outstanding shares of Garmin is eligible to participate in the Plan and to purchase that number of shares of Garmin having a purchase price equal to not more than 10% of the employee’s annual compensation. As of April 14, 2023, approximately [___] individuals are eligible to participate in the Plan. There are two accumulation periods in each calendar year under the Plan. The Plan’s accumulation periods are January 1 through June 30 and July 1 through December 31. Eligible employees who elect to participate in the Plan will accumulate funds during an accumulation period through payroll deduction (participants may elect to authorize payroll deductions under the Plan of between 1% and 10% of their base earnings per payroll period). At the end of the accumulation period shares will be purchased for each participant using the funds accumulated during the accumulation period. The purchase price per share purchased for each participant under the Plan will be the lesser of (A) 85% of the fair market value of a share on the last stock trading day of the accumulation period, or (B) 85% of the fair market value of a share on the first stock trading day of the accumulation period. “Fair market value” for this purpose means the closing price of a share on the applicable date on the New York Stock Exchange.

United States Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of participating in the Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. No federal income tax consequences arise at the time of an eligible employee’s enrollment in the Plan or upon the purchase of shares under the Plan. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash. If a participant disposes of shares purchased under the Plan within two years after the enrollment date for an accumulation period or within one year after the transfer of the shares to the participant, the participant will have included in his or her compensation, taxable as ordinary income in the year of such disposition, an amount equal to the difference between (A) the fair market value of the shares on the date of purchase, and (B) the price paid for the shares, regardless of the price received in connection with the disposition of the shares. The amount that is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for those shares for federal income tax purposes. If the disposition of the shares involves a sale or exchange, the participant generally will also realize a short-term capital gain or loss equal to the difference between his or her cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

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If a participant disposes of shares purchased under the Plan on a date that is both more than two years after the enrollment date for an accumulation period and more than one year after the transfer of the shares to the participant or if the participant dies at any time while owning shares purchased under the Plan, the participant (or his or her estate) will have included in his or her compensation, taxable as ordinary income in the year of disposition (or death), an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the enrollment date for the accumulation period over the purchase price paid by the participant for the shares; or (ii) the excess of the fair market value of the shares on the date of disposition (or death) over the purchase price paid by the participant for the shares.

The amount that is taxable as ordinary income is added to the cost basis of those shares for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the shares and the ordinary income recognized from the formula above. If the disposition of the shares involves a sale or exchange, the participant will also realize a long-term capital gain or loss equal to the difference between his or her cost basis and the proceeds from the sale or exchange.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GARMIN LTD. EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL SEVENTEEN       Amendment of 2011 Non- Employee Directors’ Equity Incentive Plan to increase the number of shares authorized under the Plan

The Garmin Ltd. 2011 Non-Employee Directors’ Equity Incentive Plan (as amended to date) (the “2011 Plan”) is Garmin’s operative equity compensation plan for our non-employee Directors. The objectives of the 2011 Plan are to strengthen Garmin’s non-employee Directors’ commitment to the success of Garmin, aligning their interests with those of Garmin’s shareholders, and to assist Garmin in attracting and retaining experienced and knowledgeable individuals to serve as non-employee Directors.

To further the Plan’s objectives, we are requesting shareholder approval of proposed amendments to the 2011 Plan that will increase the number of shares of Garmin reserved for sale and authorized for issuance under the Plan from its current limit of 122,592 shares to 150,000 shares (the “Amendment”). The Amendment must be approved by shareholders so that Garmin can continue to provide non-employee Directors with the opportunity to acquire shares under the 2011 Plan. The Board of Directors has approved the proposed Amendment, subject to shareholder approval. The Amendment will not be effective unless and until we obtain shareholder approval. If our shareholders approve the Amendment, the Amendment will be effective as of June 9, 2023. The following general description of material features of the 2011 Plan is qualified in its entirety by reference to the provisions of the 2011 Plan, as proposed to be amended, set forth in Annex 4 to this Proxy Statement (in which the text to be deleted is marked with a strikethrough and the text to be added is underlined).

General

The 2011 Plan provides for grants of nonqualified stock options, restricted shares, restricted stock units, bonus shares, stock appreciation rights, performance units and performance shares. Any non-employee Director of Garmin is eligible to receive awards under the 2011 Plan. As of April 14, 2023, there were four non-employee Directors who are eligible to receive awards under the 2011 Plan. The 2011 Plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”). The Board or Committee will select the eligible non-employee Directors to whom awards will be granted and will set the terms and conditions applicable to each award.

As of April 14, 2023, there were 18,004 remaining shares available for issuance under the 2011 Plan. The shares issued under the 2011 Plan may be newly issued shares or treasury shares. If any shares subject to an award granted under the 2011 Plan are forfeited, or an award or any portion thereof otherwise terminates or is settled without the issuance of shares, then such shares will again be available for issuance under the 2011 Plan. If a stock appreciation right award or a similar award based on the difference between the award’s exercise price and fair market value at the time of exercise is exercised, only the number of shares issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the 2011 Plan. The number of shares authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as the Board or the Committee determines to require an equitable adjustment. The 2011 Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of the Board to amend or terminate the 2011 Plan at any time.

General Terms of Awards

The Board or the Committee will select the director(s) eligible to receive awards under the 2011 Plan and set the term of each award, which may not be more than 10 years. The Board or the Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, the form of consideration payable upon exercise, and all other matters. The exercise price of an option and the strike price of a stock appreciation right must be at least the fair market value of a share as of the grant date. The Board or the Committee will also set the vesting conditions of the award. Awards granted under the 2011 Plan are not generally transferable by the director except in the event of the director’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the director’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Board or the Committee. The number and type of awards that will be granted under the 2011 Plan are not determinable as the Board or Compensation Committee will make these determinations in its sole discretion.

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Performance Awards

Performance Unit and Performance Share awards may be granted under the 2011 Plan. Such awards will be earned only if performance goals established by or under the direction of the Board or Committee are met. The specific performance goals will be, on an absolute or relative basis, established based on one or more of the following business criteria for Garmin on a segregated or consolidated basis or for one or more of Garmin’s subsidiaries, segments, divisions, or business units as selected by the Board or the Committee.

(i)	Earnings (either in the aggregate or on a per-share basis);
(ii)	Operating profit (either in the aggregate or on a per-share basis);
(iii)	Operating income (either in the aggregate or on a per-share basis);
(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-share basis);
(v)	Net income or loss (either in the aggregate or on a per-share basis);
(vi)	Ratio of debt to debt plus equity;
(vii)	Net borrowing;
(viii)	Credit quality or debt ratings;
(ix)	Inventory levels, inventory turn or shrinkage;
(x)	Cash flow provided by operations (either in the aggregate or on a per-share basis);
(xi)	Free cash flow (either in the aggregate or on a per-share basis);
(xii)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;
(xiii)	Operating and maintenance cost management and employee productivity;
(xiv)	Gross margin;
(xv)	Return measures (including return on assets, equity, or sales);
(xvi)	Productivity increases;
(xvii)	Share price (including attainment of a specified per-share price during the relevant performance period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);
(xviii)	Where applicable, growth or rate of growth of any of the above business criteria;
(xix)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;
(xx)	Achievement of business or operational goals such as market share and/or business development; and/or
(xxi)	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions.

The applicable business criteria may be applied on a pre- or post-tax basis. The Board or the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Board or the Committee, the business criteria may include, without limitation, GAAP and non-GAAP financial measures.

Restricted Stock Units

Restricted Stock Units (“RSUs”) may be granted to eligible directors, subject to the terms and restrictions that the Board or the Committee may impose. The restrictions may be based on the passage of time, the achievement of specific performance goals, or the passage of time following the achievement of specific performance goals or the occurrence of a specified event. RSUs are subject to a minimum one-year vesting schedule. RSUs entitle the holder to receive an amount of shares equal to the number of shares underlying the RSUs on the date that any restrictions applicable to an award of RSUs have lapsed.

Restricted Shares and Bonus Shares

Restricted shares may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s directorship terminates before the award vests. Restricted shares are subject to a minimum one-year vesting schedule. The Board or Committee may also grant shares to eligible non-employee Directors from time-to-time as a bonus (i.e., “bonus shares”), which will be issued without restrictions.

Stock Options

The 2011 Plan permits the grant of nonqualified stock options to eligible directors. The exercise price for any stock option will not be less than the fair market value of a share on the date of grant. No stock option may be exercised more than ten years after the date of grant. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash or tendering shares to Garmin in full or partial payment of the exercise price, or by a “net exercise” arrangement under which the number of shares to be delivered upon exercise will be reduced by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price.

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Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted either singly (freestanding SARs) or in combination with underlying stock options (tandem SARs). SARs entitle the holder upon exercise to receive an amount in shares equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the shares on the SARs’ date of grant. The payment upon a SAR exercise shall be solely in whole shares of equivalent value. Fractional shares will be rounded down to the nearest whole share with no cash consideration paid.

Change of Control

In connection with a Change of Control (as defined in the 2011 Plan), separation, spin-off, sale of a material portion of our assets or a “going-private” transaction, the Board or the Committee, or the board of directors of any corporation assuming our obligations, has the power to prescribe and amend the terms and conditions for the exercise, or modification of any outstanding awards in the manner as agreed to by the Board in the definitive agreement relating to the transaction.

Plan Participation Table

The following table reflects outstanding awards issued under the 2011 Plan.

As Named Executive Officers of Garmin, compensation paid to Messrs. Pemble, Boessen, Etkind, Desbois and Straub are reflected under the Executive Compensation Table. As Executive Chairman, Dr. Kao is not eligible to receive awards under the 2011 Plan.

Name and Position	Dollar Value ($)(1)	Number of Awards(2)
Jonathan Burrell	$145,845	$1,502
Joseph J. Hartnett	$145,845	$1,502
Min H. Kao, Ph.D.	$-	$-
Catherine A. Lewis	$145,845	$1,502
Charles W. Peffer	$145,845	$1,502
Non-Executive Director Group	$583,380	$6,008
(1)	Dollar Value is calculated by multiplying the closing price of common stock of $99.93 on the grant date, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the shares granted. These amounts do not represent the actual value that may be realized by the director upon vesting of such awards. The actual amount will depend on the market price of the common stock upon issuance of any shares of common stock pursuant to the 2011 Plan.
(2)	Reflects awards granted under the 2011 Plan in 2022.

Future awards under the 2011 Plan will be granted in amounts and to individuals as determined by the Board of Directors in its sole discretion. Therefore, the benefits or amounts that will be received by non-employee Directors under the 2011 Plan in the future are not determinable at this time.

United States Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of stock options, SARs and RSUs granted under the 2011 Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof:

Nonqualified Stock Options

A director receiving a nonqualified option will not recognize taxable income on the date of grant of the option. In general, the director will recognize ordinary income at the time of exercise of the nonqualified option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. Shares acquired upon the exercise of a nonqualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the Director will recognize long-term capital gain or loss if the director has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the director has held the shares for one year or less.

If a director pays the exercise price, in whole or in part, with previously acquired shares, the director will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The director will not recognize gain or loss upon the delivery of the previously acquired Garmin shares although the new shares exchanged therefore will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by a director in excess of the number of such previously acquired Shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares will commence as of the date of exercise or such other relevant date.

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Stock Appreciation Rights

A director receiving a SAR will not recognize taxable income on the date of grant of the SAR. When a director exercises the SAR and receive shares approximate in value to the difference between the SAR exercise price and the fair market value of the shares underlying the SAR, the fair market value of the delivered shares will constitute ordinary income to the director and Garmin will be entitled to deduct the same amount as a business expense in the same year. Any subsequent sale of the shares delivered in connection with the exercise of a SAR will result in short-term or long-term capital gains depending on the length of time the director held the shares since the date of exercise.

Restricted Shares, Restricted Stock Units and Performance Shares

Generally, no taxes are due when an award of restricted shares is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Section 83(b) of the Internal Revenue Code within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. Garmin is entitled to a deduction at the time and in the amount the recipient recognizes as income.

Generally, no taxes are due when an award of restricted stock units or performance shares is made, but the award becomes taxable when it vests and the underlying shares are transferred. In addition, Garmin is entitled to a deduction at the time and in the amount the recipient recognizes income. In the case of an award of restricted stock units or performance shares, a recipient may not make a Section 83(b) election. Rules relating to the timing of payment of deferred compensation under Section 409A of the Internal Revenue Code are applicable to restricted stock units or performance shares and any violation of Section 409A could trigger interest and penalties applicable to the recipient.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Because Garmin Ltd. is a Swiss company, non-employee Directors who receive awards under the 2011 Plan may have Swiss Cantonal, Federal and other Swiss tax obligations in addition to their United States tax obligations, and Garmin is entitled to satisfy any withholding taxes by any combination of the following methods: (1) payment of an amount in cash equal to the amount to be withheld; (2) withholding from those shares that would otherwise be received by the Director upon exercise of a stock option or a SAR payable in shares, upon the lapse of restrictions on an award, a number of shares having a fair market value on the applicable tax date equal to the amount to be withheld; or (3) withholding the appropriate amount from compensation otherwise due to the Director.

Awards under the 2011 Plan may in some instances be made to Directors who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GARMIN LTD. 2011 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN.

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PROPOSAL EIGHTEEN     Reduction of nominal value of shares

The Board of Directors proposes to the Annual Meeting to approve the reduction of Garmin’s share capital through the reduction of the nominal value of each registered share of Garmin from currently CHF 0.10 by an amount of CHF 0.00767 to CHF 0.09233 and the allocation of the aggregate nominal value reduction amount of CHF 1,502,402.88276(1) to Garmin’s statutory capital reserves from capital contribution included in Garmin’s Swiss statutory standalone balance sheet (the “Nominal Value Reduction Resolution”).

This proposal is conditional on the approval by the Annual Meeting of the proposal under Proposal 19 (Change of the currency of Garmin’s share capital from Swiss francs to U.S. dollars) (the “Change of Currency Resolution”).

The new Swiss corporate law, which entered into effect on January 1, 2023, provides that Swiss companies may express the company’s share capital in a currency other than Swiss francs if, among other things, such currency is the company’s functional currency. U.S. dollar is Garmin’s functional currency, and the U.S. dollar is one of the currencies in which a company’s share capital may be stated pursuant to applicable regulations. The Board of Directors proposes under Proposal 19 to change the currency of Garmin’s share capital from Swiss francs to U.S. dollars.

The purpose of the proposed per share nominal value reduction is to achieve an integral USD 0.10 nominal value per share, rather than a nominal value per share with a number of digits after the decimal point, which would be the result if the current CHF 0.10 nominal value were to be converted into U.S. dollars based on the applicable exchange rate as of January 1, 2023. Because of the link to the Change of Currency Resolution in Proposal 19, the Nominal Value Reduction Resolution is conditional on the approval of Proposal 19.

If shareholders approve the Nominal Value Reduction Resolution, the nominal value of each share that may be issued under the existing authorized share capital (or, if approved by shareholders at this Annual Meeting as per Proposal 20, the capital band) and the existing conditional share capital of Garmin will also be reduced from CHF 0.10 to CHF 0.09233, and as a result the aggregate nominal value amount of (i) the authorized share capital of Garmin will be reduced from CHF 1,980,774.10 to CHF 1,828,848.72653 and (ii) the conditional share capital of Garmin will be reduced from CHF 9,903,870.90 to CHF 9,144,244.00197. The maximum number of shares issuable under the authorized share capital (or, if approved by shareholders at this Annual Meeting as per Proposal 20, the capital band) and the conditional share capital will remain unchanged.

If there are any registered shares that are issued out of the authorized share capital (or, if approved by shareholders at the Annual Meeting as per Proposal 20, the capital band) or the conditional share capital of Garmin between the date of the Annual Meeting and (including) the date of entry of the decrease of share capital in the commercial register pursuant to the Nominal Value Reduction Resolution, the nominal value of such newly issued registered shares will also be reduced from CHF 0.10 to CHF 0.09233, and the respective share capital reduction amount will be allocated to Garmin’s statutory capital reserves from capital contribution included in Garmin’s Swiss statutory standalone balance sheet.

To effect a share capital reduction through the reduction of nominal value of shares, Ernst & Young Ltd, Zurich, Switzerland, the Company’s Swiss auditor, will be required to deliver a report in accordance with article 653m paragraph 1 of the Swiss Code of Obligations confirming that the receivables of the creditors of Garmin will continue to be fully covered after giving effect to the nominal value reduction and the resulting share capital reduction. The audit confirmation by Ernst & Young Ltd, Zurich, Switzerland, Garmin’s statutory auditor, is expected to be available at the Annual General Meeting.

In order to accomplish a share capital reduction through the reduction of nominal value of shares, the Board of Directors has to inform the creditors with a publication in the Swiss Official Gazette of Commerce (SHAB) that they may demand security by submitting their claims within 30 days of publication in the SHAB. The Board of Directors intends to publish the notice to the creditors prior to the Annual General Meeting. If approved by shareholders and all further requirements for the capital reduction set forth in the Swiss Code of Obligations are fulfilled, the Board of Directors will amend the articles of association to reflect the capital reduction. Depending on the timing of the publication of the notice to the creditors, we expect that the share capital reduction will be accomplished during the course of June 2023.

The proposed shareholder resolution is included in Annex 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE REDUCTION OF THE NOMINAL VALUE OF SHARES.

(1)	This assumes that the Share Cancellation Resolution has been approved by shareholders at the Annual Meeting. If the Share Cancellation Resolution has not been approved, the aggregate nominal value reduction amount would amount to CHF 1,519,253.79606.

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PROPOSAL NINETEEN     Change of the currency of Garmin’s share capital from Swiss francs to U.S. dollars

The Board of Directors proposes to the Annual Meeting to approve a change of the currency in which Garmin’s share capital (including the authorized capital (or, if approved by shareholders at the Annual Meeting as Proposal 20, the capital band) and the conditional share capital) is expressed from Swiss francs to U.S. dollars, effective retroactively as of the beginning of Garmin’s 2023 fiscal year, i.e., January 1, 2023 (the “Change of Currency Resolution”).

If shareholders approve the Change of Currency Resolution at the Annual Meeting, Garmin’s share capital will amount to USD 19,588,042.80, split into 195,880,428 registered shares, each with a nominal value of USD 0.10(2), based on the applicable USD – CHF exchange rate of USD 1.00 = CHF 0.9233 published by the Swiss National Bank for December 30, 2022, as determined by the Board of Directors.

The new Swiss corporate law, which entered into effect on January 1, 2023, provides that Swiss companies may express the company’s share capital in a currency other than Swiss francs if, among other things, such currency is the company’s functional currency. U.S. dollars is Garmin’s functional currency, and the U.S. dollar is one of the currencies in which a company’s share capital may be stated pursuant to applicable regulations.

Because the U.S. dollar is Garmin’s functional currency, the Board of Directors believes it is advisable and in the best interests of Garmin and its shareholders to change the currency in which Garmin’s share capital is expressed from Swiss francs to U.S. dollars. As is permitted under applicable law, we propose to effect such change retroactively with effect as of the beginning of Garmin’s 2023 fiscal year, i.e., January 1, 2023. As a result, Garmin’s capital contribution reserve would be converted to and fixed in U.S. dollars, avoiding currency exposure towards the U.S. dollar. The capital contribution reserve determines the amount of dividends that can be distributed to shareholders free from Swiss withholding taxes.

If shareholders approve the Change of Currency Resolution at the Annual Meeting, the Board of Directors will shortly after the Annual Meeting establish the necessary public deed of compliance at a notary public and amend the Articles of Association accordingly.

The Change of Currency Resolution requires the approval of a qualified majority of at least two-thirds of the votes and an absolute majority of the nominal value of the shares, each as represented at the Annual Meeting.

The proposed shareholder resolution is included in Annex 6.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE CHANGE OF THE CURRENCY OF GARMIN’S SHARE CAPITAL FROM SWISS FRANCS TO U.S. DOLLARS.

(2)	This assumes that both the Share Cancellation Resolution and the Nominal Value Reduction Resolution have been approved by shareholders at the Annual Meeting. If only the Share Cancellation Resolution has been approved, Garmin’s share capital would amount to USD 21,215,252.6806022, split into 195,880,428 registered shares, each with a nominal value of USD 0.108307159103217. If only the Nominal Value Reduction Resolution has been approved, Garmin’s share capital would amount to USD 19,807,741.80, split into 198,077,418 registered shares, each with a nominal value of USD 0.10. If neither the Share Cancellation Resolution nor the Nominal Value Reduction Resolution has been approved, Garmin’s share capital would amount to USD 21,453,202.4260804, split into 198,077,418 registered shares, each with a nominal value of USD 0.108307159103217.

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PROPOSAL TWENTY     Creation of Capital Band

Swiss law previously provided for the option to create authorized share capital based on which new shares could be issued by the board of directors, but this authorization was limited to a maximum of 50% of the existing stated share capital and expired two years after its adoption. As part of the Swiss corporate law reform, as of January 1, 2023, the concept of authorized share capital is replaced by a capital band. Under a capital band, the articles of association may authorize the board of directors for a maximum period of five years to increase the stated share capital to a maximum of 150% and/or reduce it to a minimum of 50% of the stated share capital. The Board of Directors believes it is advisable and in the best interests of Garmin for the shareholders to amend the articles of association in order to authorize the board of directors for a maximum period of one year to increase the stated share capital to a maximum of 120% and/or reduce it to a minimum of 90% of the existing stated share capital of the Company. If this Agenda Item is approved, we would nevertheless seek shareholder approval for share issuances to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required, with certain enumerated exceptions, to issue common shares or securities convertible into or exercisable for common shares in one or a series of related transactions if such common shares represent 20% or more of the voting power or outstanding common shares of the company. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the company, as well as for share issuances in connection with certain benefit plans or related party transactions.

The Board believes that it is customary for public companies incorporated in Switzerland to maintain an authorization for the board of directors to issue shares and that the adoption of the capital band is prudent to ensure that Garmin maintains financial flexibility. The adoption of the capital band does not mean that there will be any increase in share capital. The Board does not currently have any plans to issue shares out of the capital band. The share capital would only be increased if and when the Board makes use of its authorization.

The resolution for the creation of a capital band requires the approval of a qualified majority of at least two-thirds of the votes and an absolute majority of the nominal value of the shares, each as represented at the Annual Meeting.

The proposed shareholder resolution and the proposed amendments to the Articles of Association are included in Annex 7.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CREATION OF A CAPITAL BAND.

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PROPOSAL TWENTY-ONE    Amendments to Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing shares, shareholder rights and general meeting of shareholder matters

The Board of Directors proposes to the Annual Meeting to approve amendments to the Articles of Association, among other things, to align them with new statutory provisions of Swiss corporate law pertaining to shares and shareholder rights, and general meeting of shareholders matters that became effective on January 1, 2023. The revised Swiss corporate law, amongst other things, strengthens shareholder rights, provides more flexibility with regard to share capital and modernizes the way general meetings can be held. Swiss companies are required to amend their Articles of Association to conform to the revised corporate law by the end of 2024.

The main provisions of the proposed amendments are summarized below. Note that we are also proposing some administrative updates to our Articles of Association to address the changes to Swiss corporate law, make existing provisions of our Articles of Association consistent with changes following from the new Swiss corporate law or reflect factual changes that have occurred since the original adoption of our Articles of Association. None of these proposed updates to our Articles of Association will materially change the rights of shareholders. Please refer to Annex 8 for the full text of the proposed amendments to the Articles of Association.

The Board of Directors has proposed the amendments to the Articles of Association described below in order to implement the provisions of the new Swiss corporate law, many of which are mandatory and already in effect. If the shareholders do not approve this proposal, the Board will consider, if known, the reasons the shareholders did not approve the proposal and seek shareholder reconsideration of the proposal or a revised proposal at next year’s annual general meeting. Alternatively, the Board may call an extraordinary general meeting for reconsideration of the proposal or a revised proposal.

Explanations

Contribution in Kind (Article 3a)

The proposed deletion of article 3a relating to a capital increase and contribution in kind dating back to 2010 is a mere clean-up item. Swiss corporate law authorizes shareholders to remove these types of disclosure provisions from the Articles of Association if the relevant capital increase and contribution in kind dates back 10 years or more, as is the case here.

Registration in the Share Register (Article 8 para. 6)

We believe it is more appropriate for the Board of Directors to determine the date on which the share register will be closed prior to a general meeting of shareholders on a case-by-case basis.

Conversion and Splitting of Shares (Article 10 para. 2)

Prior to the effectiveness of the new corporate law, a reverse stock split required the consent of each shareholder of the Company. This was impracticable for a company whose shares are listed on a stock exchange. Under the new corporate law, reverse stock splits can be resolved with a qualified majority of two-thirds of the votes and the absolute majority of the nominal value of the shares, each as represented at the general meeting of shareholders. The revised provision references the statutory majority by which reverse stock splits can be approved by shareholders. As the proposed amendment to Article 10 para. 2 is simply an implementation of the new corporate law, the shareholder resolution to amend the provision is subject to a majority of the votes cast standard.

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Authority (Article 12)

The new Swiss corporate law has introduced a number of new authorities of the general meeting of shareholders. Article 12 replicates the relevant provisions of the Swiss Code of Obligations regarding the power of the general meeting of shareholders. It is therefore proposed to update Article 12 accordingly. Material new authorities of the general meeting of shareholders are:

•	The authority to approve a dividend distribution on the basis of interim financial statements. So far, dividends could only be approved on the basis of the annual financial statements (item no. 10 of Article 12);
•	an express confirmation that distributions may be paid out of capital contribution reserves. So far, this was only recognized through case law (item no. 11 of Article 12);
•	any delisting of Garmin’s shares from a stock exchange would require the approval of a qualified majority of two-thirds of the votes and the absolute majority of the nominal value of the shares, each as represented at the general meeting of shareholders (item no. 12 of Article 12);
•	for the first time in fiscal year 2024, Swiss companies will be required to submit to their shareholders for approval an annual non-financial matter report. The report will give account of, among other things, environmental issues, in particular CO2 targets, social issues, labor issues, respect for human rights and the fight against corruption. Item no. 13 of Article 12 expressly references this right of shareholders;
•	if shareholders at the annual general meeting approve variable compensation prospectively, the Board of Directors is required to submit the Swiss statutory compensation report in relation to the compensation of members of the Board of Directors and the Executive Management during the preceding fiscal year (the “Swiss Compensation Report”) to an advisory shareholder vote. At our annual general meetings, we submit to our shareholders for approval the maximum aggregate compensation of the members of the Board of Directors for next board term (AGM to the next AGM) and the Executive Management for the next fiscal year, and accordingly, we will be required to submit the Swiss Compensation Report to an advisory vote (item no. 14 of Article 12). We comply with this requirement at this Annual Meeting.

Right to Call a General Meeting (Article 13 para. 2)

Under the new Swiss corporate law, shareholders who hold, alone or together with other shareholders, shares representing at least 5 percent of the share capital or votes, have a right to request the board of directors to call an extraordinary general meeting. The proposed amendment to Article 13 para. 2 references this statutory right expressly.

Form of the Calling of a General Meeting (Article 14)

Prior to the effectiveness of the new Swiss corporate law, convening the annual general meeting of shareholders required that companies give shareholders written notice that the company’s annual report, its financial statements, the audit reports thereon and the Swiss Compensation Report were available for inspection at the company’s registered office. Under the new corporate law, this written notice requirement no longer applies. We have therefore proposed to delete para. 3 of Article 14.

Chairperson and Minutes (Article 16 para. 4)

The new Swiss corporate law requires that resolutions and election results of general meeting of shareholders be made available electronically within 15 calendar days after the general meeting. The information must include the exact voting results. Each shareholder may request that the minutes be made available to it within 30 calendar days after the general meeting of the shareholders. We have proposed to amend paragraph 4 of Article 16 to make this shareholder right transparent.

Special Vote (Article 20)

As explained above, the new Swiss corporate law has introduced a number of new authorities of the general meeting (please refer to the explanations regarding the changes to Article 12). Some of these new authorities require a qualified majority of two-thirds of the votes and an absolute majority of the nominal value, each as represented at the general meeting. Material authorities of the general meeting of shareholders subject to such qualified majority standard are:

•	the introduction or amendments to the capital band (Article 20 para. 1 no. 5);

•	the change of the currency of the share capital (Article 20 para. 1 no. 7); or

•	delisting of our shares from a stock exchange (Article 20 para. 1 no. 11).

Article 20, as proposed to be amended, replicates these statutory qualified majorities. The shareholder resolution by which Article 20 is amended is subject to a majority of the votes cast standard, as it is a mere implementation of the new corporate law and these qualified majorities would apply as a matter of law.

Right to Initiate a Special Examination (Article 22)

The proposed amendments to Article 22 regarding the right of shareholders to propose to the general meeting of shareholders to conduct a special investigation on a matter has been adjusted to the terminology under the new Swiss corporate law.

Communications and Notifications (Article 39)

The new Swiss corporate law provides issuers with additional flexibility on how to give notice of the general meeting. Previously, any such notice had to be published in the Swiss Official Gazette of Commerce, and in some cases, individual written notice had to be given to shareholders of record. We have proposed that notice of the general meeting of shareholders can be made solely through publication of our proxy statement pursuant to applicable SEC regulations.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION TO IMPLEMENT THE NEW SWISS CORPORATE LAW ADDRESSING SHARES, SHAREHOLDER RIGHTS AND GENERAL MEETING OF SHAREHOLDER MATTERS.

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PROPOSAL TWENTY-TWO   Amendments to Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing Board, compensation and related matters

The Board of Directors proposes to the Annual Meeting to approve amendments to the Articles of Association to align them with new statutory provisions of Swiss corporate law pertaining to Board of Directors and compensation and related matters that became effective on January 1, 2023. Swiss companies are required to amend their Articles of Association to conform to the revised corporate law by the end of 2024.

The main provisions of the proposed amendments are summarized below. Note that we are also proposing some administrative updates to our Articles of Association to address the changes to Swiss corporate law, make existing provisions of our Articles of Association consistent with changes following from the new Swiss corporate law or reflect factual changes that have occurred since the original adoption of our Articles of Association. None of these proposed updates to our Articles of Association will materially change the rights of shareholders. Please refer to Annex 9 for the full text of the proposed amendments to the Articles of Association.

The Board of Directors has proposed the amendments to the Articles of Association described below in order to implement the provisions of the new Swiss corporate law, many of which are mandatory and already in effect. If the shareholders do not approve this proposal, the Board will consider, if known, the reasons the shareholders did not approve the proposal and seek shareholder reconsideration of the proposal or a revised proposal at next year’s annual general meeting. Alternatively, the Board may call an extraordinary general meeting for reconsideration of the proposal or a revised proposal.

Explanations

Supplementary Amount (Article 22c)

If the maximum aggregate amount of compensation of the Executive Management ratified by shareholders at a general meeting of the shareholders is not sufficient to also cover the compensation of a new Executive Management member after the date of the most recent shareholder ratification at a general meeting of the shareholders, then our Board has authority to pay compensation to such new member in relation to the compensation period(s) already ratified, subject to a specified maximum amount. So far, members newly joining the Executive Management and serving members of Executive Management being promoted within Executive Management were treated equally. The new Swiss corporate limits the authority of the board of directors to award supplementary compensation to newly joining executive management members. The board of directors’ authority with respect to the supplementary amount no longer applies to executive management members that are being promoted within the executive management (e.g., a promotion from CFO to CEO). Article 22 implements this change of the law.

Duties (Article 27 para. 2 and 3)

The new Swiss corporate law has amended the catalog of authorities of the board of directors. Article 27 has replicated the provisions of the Swiss Code of Obligations regarding such authorities, and it is therefore proposed to update Article 27 to align it with the new Swiss corporate law. The revised provisions are of mere technical nature, and reference is therefore made to Annex 9.

Calling of Meetings and Quorum (Article 29 para. 3 and 5)

We propose to update the attendance quorum provisions applicable to Board meetings in relation to the authority of the Board of Directors to implement capital changes and changes of currency resolved by shareholders. For these matters, no attendance quorum will apply, as is customary under Swiss law. We have further proposed that Board resolutions may be adopted by any means of appropriate electronic or digital communication. The new Swiss corporate law now generally recognizes the use of electronic or digital means for corporate law matters.

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Agreements Regarding Compensation with Members of the Board of Directors and Executive Management (Article 32a para. 4)

Swiss corporate law has always recognized that after termination of an executive position, the company may have an interest in entering into a non-competition agreement with the leaving executive. So far, Swiss corporate law has not limited the amount of consideration that could be paid for such a non-competition undertaking of an executive. The new Swiss corporate law provides that the maximum consideration that may be paid for such purposes is the average of the compensation paid to the executive during the last three fiscal years. Our proposed amendments to the Articles of Association implement that change in law with respect to members of the Executive Management.

Mandates Outside the Group (Article 32b para. 2c and para. 4)

Swiss corporate law has always required issuers to limit in their articles of association the number of “mandates” a board or executive member can hold at other enterprises. The new Swiss corporate law has now clarified that “mandates” are solely “positions in comparable functions at other enterprises with an economic purpose.” We propose to reflect this statutory definition in our Articles of Association, and at the same time to remove any limitations in relation to charitable or other organizations with a non-economic purpose.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES OF ASSOCIATION TO IMPLEMENT THE NEW SWISS CORPORATE LAW ADDRESSING BOARD, COMPENSATION AND RELATED MATTERS.

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board.

The Board pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the NYSE. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated on December 31, 2022, a copy of which is available on Garmin’s website at www.garmin.com/investors/governance. The Audit Committee and the Board annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 31, 2022, with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements, and with Ernst & Young Ltd, its statutory auditor. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm and the statutory auditor that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm and the statutory auditor during the 2022 fiscal year the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board, and the Board approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman

Joseph J. Hartnett

Catherine A. Lewis

Annual Evaluation and Selection of Independent Auditors

The Audit Committee annually evaluates the performance of Garmin’s independent auditors and determines whether to recommend reengagement of the current independent auditors or consider other audit firms. Factors considered by the Audit Committee include the auditors’ independence, global capabilities, technical expertise and knowledge of Garmin’s global operations and industry, quality of communication with the Audit Committee and management, quality and efficiency of services provided, external data on audit quality and performance, and the appropriateness of fees. Additionally, the Audit Committee considers the benefits of longer auditor tenure and the controls and processes that ensure continued auditor independence.

The Audit Committee believes the benefits of longer tenure include:

•	enhanced audit quality associated with deep institutional knowledge;
•	competitive fees that can be achieved due to the independent auditors’ familiarity with Garmin; and
•	the avoidance of incremental time and costs that would be incurred in the engagement of new independent auditors.

The Audit Committee also considers the following controls and processes that ensure the continued independence of Ernst & Young LLP:

•	oversight by the Audit Committee, including regular private sessions;
•	limits on non-audit services, including pre-approval for all audit and permissable non-audit services;
•	Ernst & Young LLP’s internal independence process, including periodic internal reviews and partner rotations; and
•	a robust regulatory framework, including periodic PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that retaining Ernst & Young LLP to serve as Garmin’s independent registered public accounting firm and statutory auditor for the fiscal year ending December 30, 2023 is in the best interests of the Company and its shareholders.

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Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 31, 2022 and the fiscal year ended December 25, 2021 by Garmin’s independent registered public accounting firm, Ernst & Young LLP:

(U.S. Dollars listed in thousands)	2022	2021
Audit Fees	$3,390	$3,293
Audit Related Fees	-	-
Tax Fees(a)(b)	-	30
All Other Fees(a)(c)	10	10
TOTAL:	$3,400	$3,333
(a)	The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of EY.
(b)	Tax Fees in 2021 consisted of tax consulting services.
(c)	All Other Fees consisted of online subscription fees in 2022 and 2021.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit services, audit-related services, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2022.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Joseph J. Hartnett (Chairman)

Jonathan C. Burrell

Catherine A. Lewis

Charles W. Peffer

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation determinations the Compensation Committee made under those programs and the factors considered in making them. This Compensation Discussion and Analysis focuses on the compensation of our Principal Executive Officer (“PEO”), our Principal Financial Officer (“PFO”) and our three most highly compensated executive officers other than the PEO and the PFO (collectively with the PEO, “Named Executive Officers” or “NEOs”) for 2022, who were:

Name	Title
Clifton A. Pemble (PEO)	President and Chief Executive Officer
Douglas G. Boessen (PFO)	Chief Financial Officer and Treasurer
Andrew R. Etkind	Vice President, General Counsel and Secretary
Philip I. Straub	Executive Vice President, Managing Director - Aviation, Garmin International, Inc.
Patrick G. Desbois	Executive Vice President, Operations, Garmin International, Inc.

Our Compensation Philosophy

Garmin’s culture traces its roots to the influence of our founders who embraced a strong set of core values, service to all stakeholders of the Company, and accountability to others. Compensation practices are one of many leadership behaviors that influence the perceptions of every stakeholder. Garmin’s management and Compensation Committee consider executive compensation in light of the entire employee population in order to establish compensation practices that are internally equitable and competitive with other companies that compete with us for talent, based on market information, including data obtained from third party compensation data providers, compensation consultants, and through Garmin’s recruitment and retention experience. Executives are therefore compensated using the same elements and approach as the broader group of employees who contribute to Garmin’s success.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that is viewed as internally equitable and fair by both the executives and the broader Garmin employee population, while also being externally competitive in order to attract, motivate and retain a highly qualified executive team;
•	Reward executives for individual performance and contribution;
•	Provide incentives to executives to enhance shareholder value; and
•	Reward executives for long-term, sustained individual and Company performance.

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Key Governance Features

What We Do	What We Don’t Do

Mitigate excessive risk-taking behaviors by Named Executive Officers:

Garmin’s Compensation Committee regularly reviews the risks related to our executive compensation program, and our program includes features that reduce the likelihood of our Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Use long-term incentives to encourage stock ownership, foster retention of key employees, and link a significant portion of pay to company performance over time:

A significant portion of each Named Executive Officer’s total direct compensation consists of long-term equity incentive compensation, with awards that vest over time and have their values directly linked to company performance.

Have a Clawback Policy that authorizes the Compensation Committee to recoup executive compensation:

Garmin may recoup performance-based compensation received by Garmin’s Named Executive Officers in the event of certain accounting restatements or under other circumstances described below under “Adjustment or Recovery of Awards or Payments.”

Include double-trigger change in control provisions in equity awards:

Accelerated vesting of equity awards would only occur following a change in control if a Named Executive Officer resigns with good reason or is terminated without cause within 12 months following the change in control.

Have a Policy that prohibits hedging and pledging of Garmin securities:

Named Executive Officers are prohibited from engaging in any hedging or pledging transactions involving Garmin securities.

No severance agreements:

We do not have severance agreements with any of our Named Executive Officers that would require us to make cash payments upon termination of their employment.

No cash payments upon change in control:

We do not have any separate change in control agreements that would obligate us to make any cash payments to any Named Executive Officers upon a change of control.

No post-retirement benefit plans. No supplemental executive retirement plans:

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any of our Named Executive Officers. We do not have any supplemental executive retirement plans.

No repricing or backdating of underwater equity awards:

We do not reprice or backdate any underwater equity awards.

No setting of executive compensation to meet specific benchmarks:

We do not attempt to set executive compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups.

Engagement with Our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. In addition, the maximum prospective aggregate compensation of our Executive Management (which consists of our CEO and CFO) and the maximum prospective aggregate compensation of our Board are each subject to an annual binding vote in accordance with Swiss law.

Consideration of Last Year’s “Say on Pay” Vote

Garmin provides its shareholders with an annual, advisory “say on pay” vote. At Garmin’s 2022 Annual General Meeting of Shareholders, in an advisory, non-binding vote, over 95% of the shares voted were voted in favor of approval of the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. Considering the strong support demonstrated by our shareholders, the Committee and the Board were encouraged to continue their practices in determining executive compensation. At the 2017 Annual General Meeting, shareholders voted on the frequency of “say on pay” voting, and Garmin is presenting a proposal at the Annual Meeting to give shareholders the opportunity to inform us as to how often they wish Garmin to hold future “say on pay” votes. See Proposal 11.

How We Determine Executive Compensation

Role of the Compensation Committee

Our Compensation Committee is comprised of the four non-executive members of the Board, each of whom is an independent director under the listing standards of the NYSE and applicable SEC regulations. The Compensation Committee oversees the determination of specific compensation for Named Executive Officers and other executives, and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement.

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Role of Management

Mr. Pemble, our Chief Executive Officer, is the only executive officer who has a role with respect to the compensation of Named Executive Officers. Mr. Pemble was one of our first employees and brings a unique perspective with regard to the culture of the Company and recruiting trends specific to our target markets. Mr. Pemble discusses with the Compensation Committee compensation recommendations for the other Named Executive Officers and other executives. Mr. Pemble attends meetings of the Compensation Committee to discuss executive compensation matters, but he is not a member of the Compensation Committee and does not vote on Compensation Committee matters. Mr. Pemble is not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discusses his own performance and compensation.

Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) in 2022 to assist the Compensation Committee with evaluating and updating, as appropriate, Garmin’s focused comparator group, which takes into account company size, market capitalization, revenue, industry, and Garmin’s unique culture, which helps to retain talented executives.

The comparator group consists of the following companies:

Belden Inc.	Teledyne Technologies Incorporated
Brunswick Corporation	Textron Inc.
Logitech International S.A.	The Toro Co.
National Instruments Corporation	Trimble Inc.
NCR Corp.	Visteon Corporation
NetApp, Inc.	Winnebago Industries, Inc.
Polaris Inc.	YETI Holdings, Inc
Sensata Technologies Holding plc

The Compensation Committee uses the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends.

Factors We Consider When Determining Compensation for Individual Executives

In making compensation decisions for individual executives, including Named Executive Officers, the Compensation Committee considers the individual’s performance both in the preceding year and over the duration of the individual’s service as an executive of the Company, tenure, scope of responsibilities, past compensation adjustments, mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. performance-contingent long-term incentives), and the level of risk associated with the individual’s total direct compensation package. The Compensation Committee also factors in overall Company performance, internal equity considerations, retention considerations, and the current business environment.

Elements of Compensation

We have two elements of total direct compensation for our executives: base salary and long-term equity compensation. We also provide retirement and benefit programs to our executives. These are the same elements and the same retirement and benefit programs used to compensate the broader group of employees who contribute to Garmin’s success.

Current Year’s Performance: Salary and Annual Incentives

Base Salary

The Compensation Committee believes a competitive base compensation program is an important factor in attracting, motivating and retaining talented employees at all levels of the organization. Named Executive Officers are paid a base salary as compensation for the performance of their primary duties and responsibilities.

The following table shows the base salary in U.S. dollars of each of the Named Executive Officers in 2020, 2021 and 2022:

Name	2020	2021	2022
Mr. Pemble	$1,050,000	$1,200,000	$1,225,962
Mr. Boessen	$635,000	$660,000	$694,423
Mr. Etkind	$645,000	$670,000	$700,000
Mr. Straub	$680,000	$705,000	$739,423
Mr. Desbois	$575,000	$630,000	$740,385

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Annual Incentive and Bonus Awards

Garmin does not pay material annual cash bonuses. In 2022, Garmin’s Named Executive Officers each received a U.S. $333 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to other Garmin employees.

Long-Term Performance: Restricted Stock Units

Garmin’s management and Compensation Committee believe stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of employees with those of shareholders, provides long-term retention incentive, and ties compensation to Garmin’s performance.

Time-Based Vesting Restricted Stock Units

Named Executive Officers are granted stock in the form of full value restricted stock units (each on “RSU”) under the 2005 Equity Incentive Plan that vest over a three-year period, which provides a long-term retention incentive, aligns the interests of Named Executive Officers with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The Compensation Committee believes time vesting is an appropriate structure to achieve these objectives.

The following table shows the grant date fair value in U.S. dollars of the RSUs awarded to each of the Named Executive Officers in 2020, 2021 and 2022:

Name	2020	2021	2022
Mr. Pemble	$1,349,902	$1,610,196	$1,749,938
Mr. Boessen	$300,169	$336,255	$374,912
Mr. Etkind	$275,126	$312,432	$350,040
Mr. Straub	$539,961	$519,028	$650,074
Mr. Desbois	$434,987	$528,791	$700,080

Performance-Based Vesting Restricted Stock Units

Named Executive Officers are also granted performance-contingent RSU awards (“PC-RSUs”) under the Company’s 2005 Equity Incentive Plan. Such awards are valued on the grant date based on target achievement of Company performance criteria, as described below. The values on the vesting dates may differ due to share price fluctuation and achievement against predetermined Company performance criteria, ranging from 0% to 150% of target.

The initial vesting of these awards is solely contingent upon the achievement of certain fiscal year revenue and profitability targets established by the Compensation Committee, and thereafter the remaining unvested shares are subject to time-based vesting. Following the end of the fiscal year in which the PC-RSU awards were granted, the Compensation Committee determines whether the performance targets for these PC-RSU awards were achieved (the “Certification Date”), and the percentage of the PC-RSUs that corresponds with the weighting attributed to each performance target that was achieved will vest as follows: one-third will vest on the Certification Date if the grantee is then still employed by Garmin; one-third will vest on the first anniversary of the Certification Date if the grantee is then still employed by Garmin; and the remaining one-third will vest on the second anniversary of the Certification Date if the grantee is then still employed by Garmin.

The Compensation Committee believes the performance-based element of these PC-RSU awards further aligns the interests of Garmin’s Named Executive Officers with the interests of Garmin’s shareholders, and that the time-based element furthers the objective of retaining Named Executive Officers.

The following table shows the grant date fair value in U.S. dollars of the PC-RSUs awarded to each of the Named Executive Officers in 2020, 2021 and 2022:

Name	2020	2021	2022
Mr. Pemble	$1,249,951	$1,393,490	$1,573,514
Mr. Boessen	$375,064	$384,312	$429,053
Mr. Etkind	$350,112	$360,293	$405,377
Mr. Straub	$625,107	$615,186	$610,465
Mr. Desbois	$474,871	$514,089	$619,743

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The performance measures, percentage weighting, performance targets, actual results and status for each of the 2020, 2021 and 2022 PC-RSU awards are set forth below:

Performance Period	Performance Measures	Weighting	Performance Targets	Reported Results	Status
2020 Fiscal Year	Revenue	50%	$ 3.80B	$ 4.19B	• Results were certified by the Compensation Committee in February 2021. Each Performance Measure was achieved to the maximum extent. • The 2020 PC-RSUs vested 150% in three equal annual installments beginning in February 2021.
	Operating Income	25%	$ 925M	$ 1.05B	
	Operating Income	Up to 75% interpolated linearly for operating income between $925M and $1.0B		$ 1.05B	
2021 Fiscal Year	Revenue	50%	$ 4.40B	$ 4.98B	• Results were certified by the Compensation Committee in February 2022. Each Performance Measure was achieved to the maximum extent. • The 2021 PC-RSUs will vest 150% in three equal annual installments beginning in February 2022.
	Operating Income	25%	$ 1.08B	$ 1.22B	
	Operating Income	Up to 75% interpolated linearly for operating income between $1.08B and $1.155B		$ 1.22B	
2022 Fiscal Year	Revenue	50%	$ 5.25B	$ 4.86B	• Results were certified by the Compensation Committee in February 2023. None of the Performance Measures were achieved. • The 2022 PC-RSUs will not vest.
	Operating Income	25%	$ 1.25B	$ 1.03B	
	Operating Income	Up to 75% interpolated linearly for operating income between $1.25B and $1.325B		$ 1.03B

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including Named Executive Officers, may contribute to the plan and on the total value of Garmin shares that an employee, including Named Executive Officers, may purchase under the plan in any one calendar year.

Benefits; Retirement Contributions

For Garmin’s U.S. employees, Garmin matches employee contributions to the Retirement Plan and makes an additional employer contribution to this plan. In 2022, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary per payroll period, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2022, 2021 and 2020, no salary in excess of U.S. $305,000, $290,000, and $285,000, respectively, was taken into account for either of the foregoing contributions. Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, resides in Switzerland and is employed by Garmin in Switzerland. In each of 2022, 2021, and 2020, Garmin made contributions to Mr. Etkind’s statutory Swiss pension plan account in accordance with Swiss law.

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Other Considerations

Executive Ownership; Policies Regarding Hedging and Pledging of Garmin Securities

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives receive a large portion of their total direct compensation in equity awards, and, as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table in this Proxy Statement, each of the Named Executive Officers owns a significant number of Garmin shares. Pursuant to the Garmin Ltd. Anti-Hedging and Anti-Pledging Policy, Garmin prohibits members of the Board of Directors and Named Executive Officers from engaging in any transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan.

Adjustment or Recovery of Awards or Payments

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any performance-based compensation received by any Named Executive Officer or other covered employee during the three-year period preceding the date on which Garmin is required to prepare an accounting restatement. In determining the amount to be recovered, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation paid to the covered employee based on the erroneous data over the performance-based compensation that would have been paid to the covered employee had it been based on the restated results, as determined by the Compensation Committee.

In addition, each of the Named Executive Officers has entered into an agreement with Garmin that includes a provision that the Named Executive Officer agrees and consents to forfeiture or required recovery or reimbursement obligations of Garmin with respect to any compensation paid to the Named Executive Officer that is forfeitable or recoverable by Garmin pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and in accordance with Garmin policies and procedures adopted by the Compensation Committee in order to comply with Dodd-Frank, as the same may be amended from time to time.

Severance Agreements

Garmin does not have severance agreements with any of its Named Executive Officers.

Change-in-Control Benefits

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs), if any, would immediately become exercisable and all of the executive’s unvested RSUs and performance shares, if any, would immediately become payable.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become payable within 30 days of the Certification Date.

Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs, PC-RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives and other Garmin employees who own unvested equity awards so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control, and to provide executives and other Garmin employees who own unvested equity awards with incentives to remain with Garmin during a time that Garmin is considering or undertaking a change in control.

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SUMMARY COMPENSATION TABLE

The following table shows 2022, 2021 and 2020 compensation for each of the Named Executive Officers.

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Clifton A. Pemble	2020	$1,050,000	$307	$2,599,853	$34,116	$3,684,276
President & Chief Executive Officer	2021	$1,200,000	$307	$3,003,686	$34,348	$4,238,341
	2022	$1,225,962	$333	$3,323,452	$35,848	$4,585,595
Douglas G. Boessen	2020	$635,000	$307	$675,233	$34,116	$1,344,656
Chief Financial Officer & Treasurer	2021	$660,000	$307	$720,567	$34,348	$1,415,222
	2022	$694,423	$333	$803,965	$35,848	$1,534,569
Andrew R. Etkind	2020	$645,000	$319	$625,239	$371,416	$1,641,974
Vice President, General Counsel & Secretary	2021	$670,000	$328	$672,725	$436,324	$1,779,377
	2022	$700,000	$314	$755,417	$431,414	$1,887,145
Philip I. Straub	2020	$680,000	$307	$1,165,068	$34,116	$1,879,491
Executive Vice President, Managing Director-Aviation	2021	$705,000	$307	$1,134,214	$34,348	$1,873,869
	2022	$739,423	$333	$1,260,539	$35,848	$2,036,143
Patrick G. Desbois	2020	$575,000	$307	$909,859	$34,116	$1,519,282
Executive Vice President, Operations	2021	$630,000	$1,722	$1,042,880	$34,348	$1,708,950
	2022	$740,385	$333	$1,319,823	$35,848	$2,096,389

(1)	Holiday cash bonus. For 2021 in addition to the holiday cash bonus, Mr. Desbois received a cash bonus equal to $1,415 in recognition of his 10th anniversary with Garmin.
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2020, 2021 and 2022. See the Grants of Plan-Based Awards table for information on awards made in 2022.
(3)	All Other Compensation for each of the Named Executive Officers for 2020, 2021 and 2022 includes amounts contributed by the Company (in the form of base and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2022, for each Named Executive Officer except Mr. Etkind $15,250 was contributed as a base contribution under the qualified 401(k) plan, and each received $20,250 in company matching contributions related to the qualified 401(k) plan. Mr. Etkind’s All Other Compensation in 2022 includes a $343,824 cost of living adjustment, a $47,496 Swiss pension plan contribution, a $10,408 automobile allowance, and a $29,686 tax equalization payment. All Other Compensation for 2020, 2021 and 2022 includes for all Named Executives except Mr. Etkind premiums on life insurance.

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GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2022 grants of RSUs and PC-RSUs:

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	and Option Awards(1)
Clifton A. Pemble	RSUs	12/15/2022				20,052	$1,749,938
	PC-RSUs	2/25/2022	7,377	14,754	22,131		$1,573,514
Douglas G. Boessen	RSUs	12/15/2022				4,296	$374,912
	PC-RSUs	2/25/2022	2,012	4,023	6,035		$429,053
Andrew R. Etkind	RSUs	12/15/2022				4,011	$350,040
	PC-RSUs	2/25/2022	1,901	3,801	5,702		$405,377
Philip I. Straub	RSUs	12/15/2022				7,449	$650,074
	PC-RSUs	2/25/2022	2,862	5,724	8,586		$610,465
Patrick G. Desbois	RSUs	12/15/2022				8,022	$700,080
	PC-RSUs	2/25/2022	2,906	5,811	8,717		$619,743

(1)	This column represents the grant date fair value of PC-RSUs and RSUs.
-	For PC-RSUs, that amount assumes 100% (Target) of performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the PC-RSUs, by the number of shares to be awarded. If 150% of Target (Maximum) would have been met (it was not), the grant date fair value of PC-RSUs would have been $2,360,271, $643,579, $608,065, $915,697 and $929,615, respectively, for Mr. Pemble, Mr. Boessen, Mr. Etkind, Mr. Straub and Mr. Desbois.
-	For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the number of shares to be awarded.
-	For additional information on the valuation assumptions with respect to the 2022 grants, refer to Note 10 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 31, 2022:

			Stock Awards
Name	Award Type	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Clifton A. Pemble	RSUs	12/15/2020	3,935	$363,161	-		-
	RSUs	12/15/2021	8,246	$761,023	-		-
	RSUs	12/15/2022	20,052	$1,850,599	-		-
	PC-RSUs	2/25/2020	7,139	$658,858	-		-
	PC-RSUs	2/25/2021	11,662	$1,076,286	-		-
	PC-RSUs	2/25/2022	-	-	14,754	(2)	$1,361,647
Douglas G. Boessen	RSUs	12/15/2020	875	$80,754	-		-
	RSUs	12/15/2021	1,722	$158,923	-		-
	RSUs	12/15/2022	4,296	$396,478	-		-
	PC-RSUs	2/25/2020	2,142	$197,685	-		-
	PC-RSUs	2/25/2021	3,216	$296,805	-		-
	PC-RSUs	2/25/2022	-	-	4,023	(2)	$371,283
Andrew R. Etkind	RSUs	12/15/2020	802	$74,017	-		-
	RSUs	12/15/2021	1,600	$147,664	-		-
	RSUs	12/15/2022	4,011	$370,175	-		-
	PC-RSUs	2/25/2020	2,000	$184,580	-		-
	PC-RSUs	2/25/2021	3,016	$278,347	-		-
	PC-RSUs	2/25/2022	-	-	3,801	(2)	$350,794
Philip I. Straub	RSUs	12/15/2020	1,574	$145,264	-		-
	RSUs	12/15/2021	2,658	$245,307	-		-
	RSUs	12/15/2022	7,449	$687,468	-		-
	PC-RSUs	2/25/2020	3,570	$329,475	-		-
	PC-RSUs	2/25/2021	5,148	$475,109	-		-
	PC-RSUs	2/25/2022	-	-	5,724	(2)	$528,268
Patrick G. Desbois	RSUs	12/15/2020	1,268	$117,024	-		-
	RSUs	12/15/2021	2,708	$249,921	-		-
	RSUs	12/15/2022	8,022	$740,350	-		-
	PC-RSUs	2/25/2020	2,712	$250,290	-		-
	PC-RSUs	2/25/2021	4,302	$397,032	-		-
	PC-RSUs	2/25/2022	-	-	5,811	(2)	$536,297

(1)	All RSUs vest at the rate of one-third per year on the first, second and third anniversaries of the grant date. Upon certification of performance criteria, all PC-RSUs vest at the rate of one-third per year on the first, second and third anniversaries of the grant date.
(2)	The 2022 PC-RSUs will not vest.
(3)	Determined by multiplying the number of unearned shares by $92.29, which was the closing price of Garmin shares on The New York Stock Exchange on December 30, 2022.

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OPTION EXERCISES AND STOCK VESTED

The following table provides stock awards vested in 2022 for each of the Named Executive Officers. No options were exercised in 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Clifton A. Pemble	29,520	$3,065,060
Douglas G. Boessen	7,834	$824,078
Andrew R. Etkind	7,473	$787,969
Philip I. Straub	13,444	$1,412,020
Patrick G. Desbois	10,506	$1,099,096

POTENTIAL POST-EMPLOYMENT PAYMENTS

None of the Named Executive Officers has a severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become payable within 30 days of the Certification Date.

ESTIMATED CURRENT VALUE OF POTENTIAL POST-EMPLOYMENT BENEFITS(1)

Name	Voluntary	For Cause	Death	Disability	Without Cause	Involuntary Termination within 12 months of Change in Control
Clifton A. Pemble	$-	$-	$4,709,928	$4,709,928	$-	$4,709,928
Douglas G. Boessen	$-	$-	$1,130,645	$1,130,645	$-	$1,130,645
Andrew R. Etkind	$-	$-	$1,054,782	$1,054,782	$-	$1,054,782
Philip I. Straub	$-	$-	$1,882,624	$1,882,624	$-	$1,882,624
Patrick G. Desbois	$-	$-	$1,754,617	$1,754,617	$-	$1,754,617

(1)	Value of unvested RSU and PC-RSU awards, based on $92.29 per share, the closing price of the Company’s shares on the New York Stock Exchange on December 30, 2022.

Pay Ratio Disclosure Rule

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the median of the annual total compensation of our employees (on a worldwide basis) and the annual total compensation of our PEO, Mr. Pemble.

For 2022, the respective annual total compensation for our median employee and for Mr. Pemble, and the ratio of Mr. Pemble’s annual total compensation to the median employee’s annual total compensation, are set forth below:

Median employee annual total compensation: $39,950.

Mr. Pemble (PEO) annual total compensation: $4,585,595, as reported in the Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2022 the ratio of annual total compensation of our PEO to the annual total compensation of our median employee was 115:1.

We have elected to identify our median employee every three years, unless a significant change in our employee population or employee compensation arrangements has occurred. We have determined that there has been no change in our employee population or employee compensation arrangements in 2022 that we reasonably believe would result in significant change to our pay ratio disclosure and, as such, we used the same median employee identified in 2020 as described below for purposes of our 2022 pay ratio disclosure.

To identify the median of the annual total compensation of all of our employees, we prepared a listing of all employees as of October 1, 2020. We selected that date to allow sufficient time to identify the median employee given the global scope of our operations. Gross earnings for 2020, as reported to applicable tax authorities, for example, the Internal Revenue Service for our U.S. employees, were then calculated for each of those employees, other than our PEO. Gross earnings for 2020 were annualized for those employees who were hired between January 1, 2020 and October 1, 2020 and for those whose employment terminated between October 2, 2020 and December 31, 2020. Gross earnings paid in currencies other than U.S. dollars were converted to U.S. Dollars using the average 2020 currency exchange rate for each applicable currency. The median employee was then selected from the annualized list.

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The median employee’s total annual compensation for 2022 was calculated using the same methodology we used to calculate total annual compensation for our PEO and other Named Executive Officers, as set forth in the Summary Compensation Table in this Proxy Statement. We then compared the median employee’s total annual compensation for 2022 to our PEO’s total annual compensation for 2022 to calculate the pay ratio set forth above. We did not make any cost-of-living adjustments in identifying the “median employee.”

For informational purposes, our median U.S. - based employee’s total annual compensation for 2022 was $98,740 and the ratio of our PEO’s total annual compensation for 2022 to our median U.S. based employee’s total annual compensation for 2022 was 46:1.

Pay Versus Performance

As required by Section 953(a) of Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K we are providing the following information to show how compensation actually paid (“CAP”) to the PEO and the Non-PEO NEOs (as defined below) (averaged) relates to total shareholder return, net income and operating income for the years 2020-2022.

			Average		Value of Initial Fixed $100 Investment Based on:
Fiscal Year Ended	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Operating Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
December 31, 2022	$4,585,595	$900,886	$1,888,561	$698,576	$100.81	$104.45	$973,585,000	$1,027,845,000
December 25, 2021	$4,238,341	$5,967,081	$1,694,354	$2,271,591	$142.59	$165.87	$1,082,200,000	$1,218,620,000
December 26, 2020	$3,684,276	$5,909,431	$1,596,351	$2,383,954	$125.14	$133.30	$992,324,000	$1,054,240,000

The PEO for each year was Clifton A. Pemble. For 2022, the Non-PEO NEOs were Douglas G. Boessen, Andrew R. Etkind, Philip I. Straub and Patrick G. Desbois. For 2021 and 2020, the Non-PEO NEOs were Min H. Kao, Douglas G. Boessen, Andrew R. Etkind, Philip I. Straub and Patrick G. Desbois.

The peer group for purposes of the table above is the S&P 500 Consumer Discretionary Index.

To calculate CAP for our PEO, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation, as required under Item 402(v) of Regulation S-K:

Year	SCT Total	Deduction of Reported Value of Equity Awards	Equity Award Adjustments	CAP
		(i)	(ii)
December 31, 2022	$4,585,595	$(3,323,452)	$(361,257)	$900,886
December 25, 2021	$4,238,341	$(3,003,686)	$4,732,426	$5,967,081
December 26, 2020	$3,684,276	$(2,599,853)	$4,825,008	$5,909,431

(i)	Represents the grant date fair value of equity-based awards granted each year shown, as reported in the SCT. As required under Item 402(v) of Regulation S-K, this value is deducted from SCT total compensation to calculate CAP for each year shown.
(ii)

Represents equity award adjustments for each year shown, calculated in accordance with the methodology required under Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the equity award adjustments are provided in the supplemental table below:

Equity Award Adjustments for PEO	2022	2021	2020
RSUs:
Increase (Decrease) for Fair Value of Awards Granted during Year that Remain Unvested as of Year-end	$1,850,599	$1,663,383	$1,419,079
Increase (Decrease) for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	$(513,916)	$173,666	$304,853
Increase (Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested during Year	$(516,070)	$208,362	$315,569
PC-RSUs:
Increase (Decrease) for Fair Value of Awards Granted during Year that Remain Unvested as of Year-end	$-	$2,352,257	$2,574,357
Increase (Decrease) for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	$(793,151)	$263,567	$310,319
Increase (Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested during Year	$(388,719)	$71,191	$(99,169)
TOTAL EQUITY AWARD ADJUSTMENTS FOR PEO	$(361,257)	$4,732,426	$4,825,008

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To calculate CAP for our Non-PEO NEOs (averaged), the following amounts were deducted from and added to SCT total compensation, as required under Item 402(v) of Regulation S-K:

Year	SCT Total	Deduction of Reported Value of Equity Awards	Equity Award Adjustments	CAP
		(i)	(iii)
December 31, 2022	$1,888,561	$(1,034,936)	$(155,049)	$698,576
December 25, 2021	$1,694,354	$(892,596)	$1,469,833	$2,271,591
December 26, 2020	$1,596,351	$(843,849)	$1,631,452	$2,383,954

(i)	Represents the grant date fair value of equity-based awards granted each year shown, as reported in the SCT. As required under Item 402(v) of Regulation S-K, this value is deducted from SCT total compensation to calculate CAP for each year shown.
(ii)	Represents the value of equity award adjustments for each year shown, as calculated in accordance with the methodology required under Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the equity award adjustments are provided in the supplemental table below:

Equity Award Adjustments for Non-PEO NEOs	2022	2021	2020
RSUs:
Increase (Decrease) for Fair Value of Awards Granted during Year that Remain Unvested as of Year-end	$548,618	$438,136	$407,422
Increase (Decrease) for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	$(139,301)	$50,459	$93,083
Increase (Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested during Year	$(145,836)	$63,083	$99,505
PC-RSUs:
Increase (Decrease) for Fair Value of Awards Granted during Year that Remain Unvested as of Year-end	$-	$790,793	$939,757
Increase (Decrease) for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-end	$(275,337)	$99,430	$128,340
Increase (Decrease) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested during Year	$(143,193)	$27,932	$(36,655)
TOTAL EQUITY AWARD ADJUSTMENTS FOR NON-PEO NEOs	$(155,049)	$1,469,833	$1,631,452

Most Important Performance Measures

As required under Item 402(v) of Regulations S-K, in the table below we list the financial performance measures used by the Compensation Committee to link compensation actually paid to the NEOs to Garmin’s performance.

Operating Income
Revenue

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Relationship Between Compensation Actually Paid and Performance

As required pursuant to Item 402(v) of Regulation S-K, in the charts below we show the relationship for the years shown between CAP for the PEO and the non-PEO NEOs and each of the following: (1) total shareholder return (“TSR”) for Garmin and for the S&P 500 Consumer Discretionary Index; (2) net income; and (3) operating income. As stated above, the Compensation Committee uses operating income and revenue to link CAP to performance. The Compensation Committee does not use TSR or net income.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 28, 2023. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

To comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than Garmin’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

Under Swiss law, a shareholder of record can request in writing for an item to be put on the agenda for an annual general meeting, provided that we receive such requests by the date that is 90 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for the 2024 annual general meeting to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than January 27, 2024, and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, and must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the director presiding over such meeting.

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HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at +1 (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2022 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2022 were timely filed by the Reporting Persons except that a Form 4 filed on behalf of Mr. Pemble was filed one day late due to an unintentional administrative error by Garmin.

OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to exercise voting rights at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov. See the Notice of the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2022 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 31, 2022 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2022 as well as the respective Auditor’s Reports and the Swiss Compensation Report for Fiscal Year 2022.

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ANNEX 1   2023 SWISS STATUTORY COMPENSATION REPORT

COMPENSATION REPORT

Letter from the Compensation Committee

Dear Shareholders,

The Compensation Committee is pleased to present you with the Compensation Report for Garmin Ltd.’s (the “Company” or “Garmin”) fiscal year ended December 31, 2022.

This Compensation Report provides 2022 and 2021 compensation information for members of the Company’s Board of Directors and Executive Management. This Compensation Report also provides a description of the Company’s compensation philosophy and programs with respect to members of the Board of Directors and Executive Management, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions.

Thank you.

Sincerely,

/s/ Joseph J. Hartnett

Joseph J. Hartnett

Chairman of the Compensation Committee

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Remuneration of the Board of Directors

Executive Directors

Two of the six members of the Company’s Board of Directors are also Company executives. These two executive directors are Dr. Min H. Kao, Executive Chairman, and Clifton A. Pemble, President and Chief Executive Officer. Dr. Kao and Mr. Pemble do not receive any additional compensation for serving on the Board of Directors beyond the compensation they receive as Company executives.

Non-Executive Directors

The four non-executive directors on the Company’s Board of Directors are Jonathan C. Burrell, Joseph J. Hartnett, Catherine A. Lewis and Charles W. Peffer. The Compensation Committee makes a recommendation to the Board of Directors regarding the compensation of the four non-executive directors, and the Board of Directors makes the final determination. The objective of Garmin’s compensation for non-executive directors is to provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

ANNUAL RETAINERS AND EQUITY AWARD FOR NON-EXECUTIVE MEMBERS OF THE BOARD OF DIRECTORS

The table below shows the annual retainers and equity awards for each of 2022 and 2021 for non-executive members of the Board of Directors:

Annual Retainers	USD
Board Membership	$85,000
Audit Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$5,000
Compensation Committee Chair	$5,000
Annual Equity Award	USD
Restricted Stock Units	$150,000

The restricted stock units awards vest on the first anniversary of their grant dates.

Non-executive members of the Board of Directors do not receive pension benefits and are not eligible to participate in any of the Company’s employee incentive programs or other employee benefits. The Company does not grant loans or guarantees to non-executive members of the Board of Directors.

No non-executive members of the Board of Directors, or parties related to any of them, received any fees or remunerations for services rendered to the Company or its subsidiaries, other than the renumeration paid to the non-executive members of the Board of Directors included in this Compensation Report. A related party includes a spouse, children below the age of eighteen, legal or natural person acting as a fiduciary and legal entities controlled by a non-executive member of the Board.

Remuneration of Executive Management

The Company’s Executive Management Compensation Philosophy

Garmin’s Executive Management consists of its Chief Executive Officer and Chief Financial Officer.

Garmin’s culture traces its roots to the influence of its founders who embraced a strong set of core values, service to all stakeholders of the Company, and accountability to others. Compensation practices are one of many leadership behaviors that influence the perceptions of every stakeholder. The Compensation Committee considers Executive Management compensation in light of the entire employee population in order to establish compensation practices that are internally equitable and competitive with other companies that compete with us for talent, based on market information, including data obtained from third party compensation data providers and through Garmin’s recruitment and retention experience. Members of Executive Management are therefore compensated using the same elements and approach as the broader group of employees who contribute to Garmin’s success.

Objectives of the Compensation Program

The objectives of Garmin’s Executive Management compensation program are to:

•	Provide Executive Management compensation that is viewed as internally equitable and fair by the Executive Management team and the broader Garmin employee population, while also being externally competitive in order to attract, motivate and retain a highly qualified Executive Management team;
•	Reward Executive Management members for individual performance and contribution;
•	Provide incentives to Executive Management to enhance shareholder value; and
•	Reward Executive Management members for long-term, sustained individual and Company performance.

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Key Governance Features

What We Do	What We Don’t Do

Mitigate excessive risk-taking behaviors by Executive Management:

The Compensation Committee regularly reviews the risks related to our Executive Management compensation program, and our program includes features that reduce the likelihood of members of Executive Management making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Use long-term equity incentives to encourage stock ownership and to link a significant portion of pay to company performance over time

A significant portion of Executive Management members’ total direct compensation consists of long-term equity incentive compensation, with awards that vest over time and have their values directly linked to company performance.

Have a Clawback Policy that authorizes the Compensation Committee to recoup executive compensation:

Garmin may recoup performance-based compensation received by members of Executive Management in the event of certain accounting restatements or under other circumstances described below under. “Adjustment or Recovery of Awards or Payments.”

Include double-trigger change in control provisions in equity awards:

Accelerated vesting of equity awards would only occur following change in control if a member of Executive Management resigns with good reason or is terminated without cause within 12 months following the change in control.

Have a Policy that prohibits hedging and pledging of Garmin securities

Members of Executive Management are prohibited from engaging in any hedging or pledging transactions involving Garmin securities.

No severance agreements:

We do not have severance agreements with any members of Executive Management that would require us to make cash payments upon termination of their employment.

No cash payments upon change in control:

We do not have any separate change in control agreements that would obligate us to make any cash payments to any members of Executive Management upon a change of control.

No post-retirement benefit plans. No supplemental Executive Management retirement plans.

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any members of Executive Management. We do not have any supplemental Executive Management plans.

No repricing or backdating of underwater equity awards

We do not reprice or backdate any underwater equity awards.

No setting of Executive Management compensation to meet specific benchmarks

We do not attempt to set Executive Management compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups.

Engagement with our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. In addition, the maximum aggregate compensation of our Executive Management and the maximum aggregate compensation of our Board of Directors are each subject to an annual binding vote in accordance with Swiss law.

How we Determine Executive Management Compensation

Role of the Compensation Committee

Our Compensation Committee is comprised of the four non-executive members of the Board, each of whom is an independent director under the listing standards of the New York Stock Exchange and the applicable rules of the United States Securities and Exchange Commission. The Compensation Committee oversees the determination of specific compensation for Executive Management, and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement.

Role of Executive Management

Mr. Pemble, our Chief Executive Officer, was one of our first employees and brings a unique perspective with regard to the culture of the Company and recruiting trends specific to our target markets. Mr. Pemble attends meetings of the Compensation Committee to discuss Executive Management compensation matters, but he is not a member of the Compensation Committee and he does not vote on Compensation Committee matters. Mr. Pemble is not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discusses his own performance and determines his own compensation.

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Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) in 2022 to assist the Compensation Committee with evaluating and updating, as appropriate, Garmin’s focused comparator group, which takes into account company size, market capitalization, revenue, industry, and Garmin’s unique culture, which helps to retain talented executives.

The comparator group consists of the following companies:

Belden Inc.	Teledyne Technologies Incorporated
Brunswick Corporation	Textron Inc.
Logitech International S.A.	The Toro Co.
National Instruments Corporation	Trimble Inc.
NCR Corp.	Visteon Corporation
NetApp, Inc.	Winnebago Industries, Inc.
Polaris Inc.	YETI Holdings, Inc
Sensata Technologies Holding plc

The Compensation Committee uses the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends.

Factors the Compensation Committee Considers when Determining Compensation for Individual Members of Executive Management

In making compensation decisions for individual members of Executive Management, the Compensation Committee considers the individual’s performance both in the preceding year and over the duration of the individual’s service as a member of Executive Management, tenure, scope of responsibilities, past compensation adjustments, mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. performance-contingent long-term incentives), and the level of risk associated with the individual’s total direct compensation package. The Compensation Committee also factors in overall Company performance, internal equity considerations, retention considerations, and the current business environment.

Elements of Compensation

Garmin has two elements of total direct compensation for members of Executive Management: base salary and long-term equity compensation. Garmin also provides retirement and benefit programs to members of Executive Management.

Current Year’s Performance: Salary and Annual Incentives

Base Salary

The Compensation Committee believes a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization, including Executive Management. Executive Management members are paid a base salary as compensation for the performance of their primary duties and responsibilities.

Annual Incentive and Bonus Awards

Garmin does not pay material annual cash bonuses to any of our Executive Management members. Garmin’s Executive Management members each received a US $333 annual holiday bonus in 2022 and a US $307 annual holiday cash bonus in 2021. These were the same annual holiday cash bonuses that were paid to other Garmin employees.

Long-Term Performance: Restricted Stock Units

The Compensation Committee believes stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of Executive Management with those of shareholders, provides long-term retention incentive, and ties compensation to performance.

Time-Based Vesting Restricted Stock Units

Executive Management members are granted stock in the form of full value restricted stock units (“RSUs”) under the Company’s 2005 Equity Incentive Plan that vest over a three-year period, which provides a long-term retention incentive, aligns the interests of Executive Management with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The Compensation Committee believes time vesting is an appropriate structure to achieve these objectives.

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Performance-Based Vesting Restricted Stock Units

Members of Executive Management are also granted performance-contingent RSU awards under the Company’s 2005 Equity Incentive Plan. Such grants are valued on the grant date based on target achievement of Company performance criteria, as described below. The values on the vesting dates may differ due to share price fluctuation and achievement against predetermined Company performance criteria ranging from 0% to 150% of target.

The initial vesting of these awards is solely contingent upon the achievement of certain fiscal year revenue and profitability targets established by the Compensation Committee, and thereafter the remaining unvested shares are subject to time-based vesting requirements (“PC-RSUs”). Following the end of the fiscal year in which the PC-RSU awards were granted, the Compensation Committee determines whether each of the performance targets for these PC-RSU awards was achieved (the “Certification Date”), and the percentage of the PC-RSU’s that corresponds with the weighting attributed to each performance target that was achieved will vest as follows: one-third will vest on the Certification Date if the grantee is then still employed by Garmin; one-third will vest on the first anniversary of the Certification Date if the grantee is then still employed by Garmin; and the remaining one-third will vest on the second anniversary of the Certification Date if the grantee is then still employed by Garmin.

The Compensation Committee believes the performance-based element of these PC-RSU awards further aligns the interests of Garmin’s Executive Management members with the interests of Garmin’s shareholders by conditioning vesting on meeting or exceeding financial performance goals, and that the time-based element furthers the objective of retaining Executive Management members.

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Executive Management members can participate in this plan under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including Executive Management members, may contribute to the plan and on the total value of Garmin shares that an employee, including Executive Management members, may purchase under the plan in any one calendar year. Non-executive members of the Board of Directors are not eligible to participate in the plan.

Benefits; Retirement Contributions

Garmin’s Executive Management members participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s Retirement Plan and makes an additional employer contribution to this plan. In each of 2022 and 2021, for all U.S. employees, (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary per payroll period, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2022, no salary in excess of US $305,000 was taken into account for either of the foregoing contributions. For 2021, no salary in excess of US $290,000 was taken into account for either of the foregoing contributions.

Other Considerations

Policy Regarding Hedging and Pledging of Garmin Securities

Pursuant to the Garmin Ltd. Anti-Hedging and Anti-Pledging Policy, Garmin prohibits members of the Board of Directors and Executive Management from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan.

Adjustment or Recovery of Awards or Payments

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any performance-based compensation received by any Executive Management member or other covered employee during the three-year period preceding the date on which Garmin is required to prepare an accounting restatement. In determining the amount to be recovered, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation paid to the covered employee based on the erroneous data over the performance-based compensation that would have been paid to the covered employee had it been based on the restated results, as determined by the Compensation Committee.

In addition, each of the Executive Management members has entered into an agreement with Garmin that includes a provision that the Executive Management member agrees and consents to forfeiture or required recovery or reimbursement obligations of Garmin with respect to any compensation paid to the Executive Management member that is forfeitable or recoverable by Garmin pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and in accordance with Garmin policies and procedures adopted by the Compensation Committee in order to comply with Dodd-Frank, as the same may be amended from time to time.

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Change-in-Control Benefits

If an Executive Management member’s employment is terminated without cause, or the member resigns with good reason, within twelve months following a change in control of Garmin, all of the member’s unvested stock options and stock appreciation rights (SARs), if any, would immediately become exercisable and all of the member’s unvested time-based RSUs would immediately become payable.

If an Executive Management member’s employment is terminated without cause, or the member resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the member’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the Executive Management member’s employment is terminated without cause, or the member resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the member’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become immediately payable.

Such accelerated vesting is the only benefit that would be received by Executive Management members upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs or PC-RSUs. This change-in-control protection is designed to provide adequate protection for Executive Management members so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

Compensation Tables (Audited)

Compensation is paid in U.S. Dollars (USD) but has been translated into Swiss Francs (CHF) in the below tables using the average exchange rate of the year, except for stock based compensation elements which have been translated at the exchange rate at grant date. Salary, Bonus and All Other Compensation are disclosed on an accrual basis. Stock Awards are disclosed based on their respective US GAAP grant date fair values in the financial year they are granted.

Two of the six members of the Company’s Board of Directors are also Company executives. These two executive directors are Dr. Min H. Kao, Executive Chairman, and Clifton A. Pemble, President and Chief Executive Officer.

Only the President & Chief Executive Officer and Chief Financial Officer & Treasurer are members of the Executive Management within the meaning of Article 14, paragraph 3, point 2 of the Swiss Ordinance Against Excessive Remuneration at Listed Corporations (the “Swiss Ordinance”) and, as such, included in the disclosure concerning compensation in the following tables.

During 2022 and 2021, no payments (or waivers of claims) other than those set out below were made to current members of the Board of Directors, Executive Management or related parties as specified in Art. 15-16 of the Swiss Ordinance. In addition, there were no inadmissible payments made as outlined in Art. 20 and 21 of the Swiss Ordinance.

During 2022 and 2021, no loans were granted to current or former members of the Board of Directors or Executive Management or related parties as specified in Art. of the Swiss Ordinance.

Approval of the compensation report (including audited section):

/s/ Min H. Kao	/s/ Clifton A. Pemble
Min H. Kao	Clifton A. Pemble
Executive Chairman of the Board of Directors	Member of the Board of Directors, President and CEO

/s/ Joseph J. Hartnett	/s/ Douglas G. Boessen
Joseph J. Hartnett	Douglas G. Boessen
Member of the Board of Directors, Chairman of the Compensation Committee	Chief Financial Officer and Treasurer

(Other pages of the audited section initialed for identification purposes.)

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The 2022 compensation amounts per individual Board member are listed in the table below:

2022 BOARD OF DIRECTORS COMPENSATION

Name	Function	Settled in Cash (CHF)(1)	Settled in shares (CHF)(2)	Total (CHF)
Min H. Kao(3)	Executive Chairman, Member of the Board	-	-	-
Clifton A. Pemble(4)	President & Chief Executive Officer, Member of the Board	-	-	-
Jonathan Burrell	Member of the Board and Compensation Committee, Chair of Nominating and Corporate Governance Committee	85,896	139,195	225,091
Joseph Hartnett	Member of the Board, Audit Committee and Nominating and Corporate Governance Committee, Chair of Compensation Committee	85,896	139,195	225,091
Catherine Lewis	Member of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	81,124	139,195	220,319
Charles Peffer	Member of the Board, Compensation Committee and Nominating and Corporate Governance Committee, Chair of Audit Committee	90,668	139,195	229,863
		343,584	556,780	900,364

(1)	Represents gross amounts earned during the year, prior to deductions for social security, withholding tax, etc.
(2)	Represents value of share-based compensation received by Board members; USD 145,845 (CHF 139,195) is awarded in shares of the Company.
(3)	While Dr. Kao does not receive any Board payments and is not part of the Executive Management, as an employee of the Company, he received compensation of CHF 395,235 consisting of CHF 340,464 salary, CHF 318 bonus and CHF 54,453 in other compensation.
(4)	The compensation of Mr. Pemble, as a member of the Executive Management, is included in the 2022 Executive Compensation Table that follows.

The 2021 compensation amounts per individual Board member are listed in the table below:

2021 BOARD OF DIRECTORS COMPENSATION

Name	Function	Settled in Cash (CHF)(1)	Settled in shares (CHF)(2)	Total (CHF)
Min H. Kao(3)	Executive Chairman, Member of the Board	-	-	-
Clifton A. Pemble(4)	President & Chief Executive Officer, Member of the Board	-	-	-
Jonathan Burrell	Member of the Board and Compensation Committee, Chair of Nominating and Corporate Governance Committee	82,242	132,553	214,795
Joseph Hartnett	Member of the Board, Audit Committee and Nominating and Corporate Governance Committee, Chair of Compensation Committee	82,242	132,553	214,795
Catherine Lewis	Member of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee	77,673	132,553	210,226
Charles Peffer	Member of the Board, Compensation Committee and Nominating and Corporate Governance Committee, Chair of Audit Committee	86,811	132,553	219,364
		328,968	530,212	859,180

(1)	Represents gross amounts earned during the year, prior to deductions for social security, withholding tax, etc.
(2)	Represents value of share-based compensation received by Board members; USD 145,056 (CHF 132,553) is awarded in shares of the Company.
(3)	While Dr. Kao does not receive any Board payments and is not part of the Executive Management, as an employee of the Company, he received compensation of CHF 370,915 consisting of CHF 319,830 salary, CHF 281 bonus and CHF 50,804 in other compensation.
(4)	The compensation of Mr. Pemble, as a member of the Executive Management, is included in the 2021 Executive Compensation Table that follows.

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The total compensation for 2022 of each member of the Company’s Executive Management during 2022 is listed in the table below:

2022 EXECUTIVE COMPENSATION TABLE

Name & Principal Position	Year	Salary (CHF)	Bonus (CHF)(1)	Stock Awards (CHF)(2)	All Other Compensation (CHF)(3)	Total (CHF)
Clifton A. Pemble * President & Chief Executive Officer	2022	1,170,058	318	3,081,804	65,411	4,317,591
Douglas G. Boessen Chief Financial Officer & Treasurer	2022	662,757	318	745,345	66,280	1,474,700
		1,832,815	636	3,827,149	131,691	5,792,291

* Highest paid executive

(1)	Both Mr. Pemble and Mr. Boessen received an annual holiday bonus of CHF 318.
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2022 converted into CHF using the exchange rate on date of grant. For PC-RSUs, the grant date fair value is based on the achievement of the performance targets at the 100% level. If the targets are exceeded, up to 150% of the target awards may be achieved. See the Grants of Plan-Based Awards table for information on awards made in 2022.
(3)	All Other Compensation for Mr. Pemble and Mr. Boesssen for 2022 includes amounts contributed by the Company (in the form of base and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With regard to 2022, Mr. Pemble and Mr. Boessen each received CHF 14,555 in base contributions as well as CHF 19,327 in company matching contributions related to the qualified 401(k) plan. Health and other insurance premiums are included in All Other Compensation for 2022 as follows: Mr. Pemble - CHF 31,198 and Mr. Boessen - CHF 32,067. Finally, All Other Compensation for 2022 includes premiums on life insurance for both Named Executives.

The total compensation for 2021 of each member of the Company’s Executive Management during 2021 is listed in the table below:

2021 EXECUTIVE COMPENSATION TABLE

Name & Principal Position	Year	Salary (CHF)	Bonus (CHF)(1)	Stock Awards (CHF)(2)	All Other Compensation (CHF)(3)	Total (CHF)
Clifton A. Pemble * President & Chief Executive Officer	2021	1,096,560	281	2,751,085	61,251	3,909,177
Douglas G. Boessen Chief Financial Officer & Treasurer	2021	603,108	281	659,064	62,116	1,324,569
		1,699,668	562	3,410,149	123,367	5,233,746

* Highest paid executive

(1)	Both Mr. Pemble and Mr. Boessen received an annual holiday bonus of CHF 281.
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2021 converted into CHF using the exchange rate on date of grant. For PC-RSUs, the grant date fair value is based on the achievement of the performance targets at the 100% level. If the targets are exceeded, up to 150% of the target awards may be achieved. See the Grants of Plan-Based Awards table for information on awards made in 2021.
(3)	All Other Compensation for Mr. Pemble and Mr. Boesssen for 2021 includes amounts contributed by the Company (in the form of base and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With regard to 2021, Mr. Pemble and Mr. Boessen each received CHF 13,250 in base contributions as well as CHF 17,819 in company matching contributions related to the qualified 401(k) plan. Health and other insurance premiums are included in All Other Compensation for 2021 as follows: Mr. Pemble - CHF 29,864 and Mr. Boessen - CHF 30,728. Finally, All Other Compensation for 2021 includes premiums on life insurance for both Named Executives.

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Grants of Plan-Based Awards

The following table provides information for each member of the Company’s Executive Management regarding 2022 grants of restricted stock units (RSUs) and options:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Option Awards: Number of	Exercise or	Grant Date Fair Value
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(2)	Securities Underlying Options (#)	Base Price of Option Awards (CHF/Sh)	of Stock and Option Awards(3)(4)
Clifton A.	15/12/2022				20,052			1,625,517
Pemble	25/02/2022	7,377	14,754	22,131				1,456,287
Douglas G.	15/12/2022				4,296			348,256
Boessen	25/02/2022	2,012	4,023	6,035				397,089

(1)	Awards made in the form of time-based and performance-based vesting restricted stock units (PC-RSUs) on February 25, 2022.
(2)	Awards made in the form of restricted stock units (RSUs) on December 15, 2022.
(3)	This column represents the grant date fair value of PC-RSUs and RSUs converted into CHF using the exchange rate on the date of grant.
-	For PC-RSUs, that amount assumes 100% (Target) of performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the PC-RSUs, by the number of shares to be awarded. If 150% of Target (Maximum) is met, the grant date fair value of PC-RSUs would be CHF 2,184,431 for Mr. Pemble and CHF 595,633 for Mr. Boessen.
-	For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the number of shares to be awarded. For additional information on the valuation assumptions with respect to the 2022 grants, refer to Note 10 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC.
(4)	Employer social security contributions are not included as only due at vesting and expected to trigger employer social security costs of a maximum 8% of the value at vesting.

The following table provides information for each member of the Company’s Executive Management regarding 2021 grants of restricted stock units (RSUs) and options:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Option Awards: Number of	Exercise or Base Price of	Grant Date Fair Value
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(2)	Securities Underlying Options (#)	Option Awards (CHF/Sh)	of Stock and Option Awards(3)(4)
Min H. Kao
Clifton A. Pemble	12/15/2021				12,369			1,488,305
	2/25/2021	5,831	11,661	17,492				1,262,780
Douglas G. Boessen	12/15/2021				2,583			310,800
	2/25/2021	1,608	3,216	4,824				348,264

(1)	Awards made in the form of time-based and performance-based vesting restricted stock units (PC-RSUs) on February 25, 2021.
(2)	Awards made in the form of restricted stock units (RSUs) on December 15, 2021.
(3)	This column represents the grant date fair value of PC-RSUs and RSUs converted into CHF using the exchange rate on the date of grant.
-	For PC-RSUs, that amount assumes 100% (Target) of performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on The Nasdaq Stock Market on the date of grant, discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the PC-RSUs, by the number of shares to be awarded. If 150% of Target (Maximum) is met, the grant date fair value of PC-RSUs would be CHF 1,894,170 for Mr. Pemble and CHF 522,395 for Mr. Boessen.
-	For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on The New York Stock Exchange on the date of grant (Garmin’s share listing was transferred from The Nasdaq Stock Market to The New York Stock Exchange on December 7, 2021), discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, by the number of shares to be awarded. For additional information on the valuation assumptions with respect to the 2021 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 25,2021, as filed with the SEC.
(4)	Employer social security contributions are not included as only due at vesting and expected to trigger employer social security costs of a maximum 8% of the value at vesting.

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ANNEX 2     Cancellation of Repurchased Shares

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that:1

1.	The registered share capital of Garmin in the aggregate amount of CHF 19,807,741.80 shall be reduced by the amount of CHF 219,699.00 to CHF 19,588,042.80;
2.	subject to clause 3 below, the reduction of Garmin’s registered share capital described in clause 1 above shall be accomplished through the cancellation of the 2,196,990 registered shares of Garmin that were repurchased under Garmin’s Share Repurchase Program and the allocation of the aggregate share capital reduction amount of CHF 219,699.00 to Garmin’s statutory capital reserves from capital contribution included on Garmin’s Swiss standalone statutory balance sheet; and
3.	Article 3 of the Articles of Association shall be amended by the Board of Directors and be submitted for registration with the commercial register as soon as practicable, provided that:
	–	the contemplated reduction of the registered share capital was published in the Swiss Official Gazette of Commerce before the execution of the share capital reduction, in accordance with article 653k paragraph 1 of the Swiss Code of Obligations and the Articles of Association;
	–	the creditors of Garmin were thereby notified that they could request security of their claims by registering their claims in writing, specifying the amount of and legal grounds for such claims, within 30 days from publication in the Swiss Official Gazette of Commerce described above;
	–	the 30-day time period described above has expired and all creditors who have registered their claims within such period have, to the extent so required by applicable law, been satisfied or secured;
	–	an audit confirmation issued by a licensed audit expert is available to Garmin, which confirms that there is no risk that the claims of Garmin’s creditors will not be met following the share cancellation and the resulting share capital reduction as per this proposal; and
	–	a public deed of compliance has been established, by which the Board of Directors declares that the requirements under the law, the Articles of Association and the Annual Meeting’s resolution are met at the time of such declarations and that it has received the supporting documents on which the capital reduction is based.

(1)	The figures referred to in this resolution (other than the number of shares to be cancelled and the related share capital amount) assume that no new registered shares will be issued out of the authorized share capital (or, if approved by shareholders at the Annual Meeting as per agenda item no. 20, the capital band) or the conditional share capital of Garmin between the date hereof and (including) the date of the entry of this share capital reduction in the commercial register. In the event that new registered shares are issued out of Garmin’s authorized share capital (or, if approved by shareholders at this Annual Meeting as per agenda item no. 20, the capital band) or conditional share capital during this time period, the figures referred to in this resolution will be adjusted accordingly.

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ANNEX 3      Amendment of Employee Stock
Purchase Plan to increase the number
of shares authorized under the Plan

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that the following Amended and Restated Employee Stock Purchase Plan (in which text to be deleted is marked with a strikethrough and text to be added is underlined) is approved:

GARMIN LTD.
EMPLOYEE STOCK PURCHASE PLAN
(as Amended and Restated on ~~February 17~~ June 9, 2023)

I.	Purpose and Effective Date
	1.1	The purpose of the Garmin Ltd. Employee Stock Purchase Plan is to provide an opportunity for eligible employees to acquire a proprietary interest in Garmin Ltd. through accumulated payroll deductions. It is the intent of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
	1.2	The Plan was initially approved by the board of directors of Garmin Ltd., a company incorporated in the Cayman Islands (“Garmin Cayman”), on October 20, 2000 and approved by Garmin Cayman’s stockholders on October 24, 2000. The Plan was amended and restated as of January 1, 2010 and again as of June 27, 2010 following the re-domestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries. The Plan was amended and restated again on June 5, 2015, October 21, 2016, June 7, 2019, ~~and~~ October 21, 2022 and February 17, 2023. No option shall be granted under the Plan after the date as of which the Plan is terminated by the Board in accordance with Section 11.7 of the Plan.
II.	Definitions
The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:
	2.1	“Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.
	2.2	“Administrator” means the persons or committee appointed under Section 3.1 to administer the Plan.
	2.3	“Article” means an Article of this Plan.
	2.4	“Accumulation Period” means, as to the Company or a Participating Subsidiary, a period of six months commencing with the first regular payroll period commencing on or after each successive January 1 and ending on each successive June 30 and a period of six months commencing with the first regular payroll period commencing on or after each successive July 1 and ending on each successive December 31. The Committee may modify (including increasing or decreasing the length of time covered) or suspend Accumulation Periods at any time and from time to time.
	2.5	“Base Earnings” means base salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to pre-tax deductions for contributions to qualified or non-qualified (under the Code) benefit plans or arrangements, and excluding bonuses, incentives and overtime pay but including commissions.
	2.6	“Board” means the Board of Directors of the Company.
	2.7	“Code” means the Internal Revenue Code of 1986, as amended.
	2.8	“Company” means Garmin Ltd., a Swiss corporation.
	2.9	“Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.
	2.10	“Eligible Employee” means an Employee, including an employee on an Authorized Leave of Absence (as defined in Section 10.3), eligible to participate in the Plan in accordance with Article V.
	2.11	“Employee” means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision, or an individual who would be performing such services but for such individual’s Authorized Leave of Absence (as defined in Section 10.3).
	2.12	“Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after January 1, 2000.
	2.13	“Exchange Act” means the Securities Exchange Act of 1934.
	2.14	“Fair Market Value” means, as of any applicable date:
(a) If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on any established market system, the closing price, regular way, of the security on such exchange or market system, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, in all cases, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(b) In the absence of such markets for the security, the value determined by the Board in good faith.
	2.15	“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article VI. A Participant shall remain a Participant until the applicable date set forth in Article X.

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	2.16	“Participating Subsidiary” means a Subsidiary incorporated under the laws of any state in the United States, a territory of the United States, Puerto Rico, or the District of Columbia, or such foreign Subsidiary approved under Section 3.3, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Board in accordance with Section 3.3 as covered by the Plan, subject to the requirements of Section 423 of the Code except as noted in Section 3.3.
	2.17	“Plan” means the Garmin Ltd. Employee Stock Purchase Plan, as amended and restated on February 17, 2023 as set forth herein and as from time to time amended.
	2.18	“Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.
	2.19	“Qualified Military Leave” means an absence due to service in the uniformed services of the United States (as defined in Chapter 43 of Title 38 of the United States Code) by an individual employee of the Company or a Participating Subsidiary, provided the individual’s rights to reemployment under the Uniformed Services Employment and Reemployment Rights Act of 1994 have not expired or terminated.
	2.20	“Section” means a section of this Plan, unless indicated otherwise.
	2.21	“Securities Act” means the Securities Act of 1933, as amended.
	2.22	“Share” means a share, CHF 0.10 par value, of Garmin Ltd.
	2.23	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
	2.24	“Trading Day” means a day the national exchange on which the Shares are listed for trading or, if not so listed, a day the New York Stock Exchange is open for trading.
III.	Administration
	3.1	Subject to Section 11.7, the Plan shall be administered by the Board, or committee (“Committee”) appointed by the Board. The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.
	3.2	If appointed under Section 3.1, the Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members.
	3.3	The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.
The Board may designate from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. Without amending the Plan, the Board may adopt special or different rules for the operation of the Plan which allow employees of any foreign Subsidiary to participate in the purposes of the Plan. In furtherance of such purposes, the Board may approve such modifications, procedures, rules or sub-plans as it deems necessary or desirable, including those deemed necessary or desirable to comply with any foreign laws or to realize tax benefits under foreign law. Any such different or special rules for employees of any foreign Subsidiary shall not be subject to Code Section 423 and for purposes of the Code shall be treated as separate and apart from the balance of the Plan.
	3.4	This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.
IV.	Number of Shares
	4.1	~~Eight~~ Ten million (~~8~~10,000,000) Shares are reserved for sales and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued Shares, outstanding Shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.
	4.2	In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.
V.	Eligibility Requirements
	5.1	Except as provided in Section 5.2, each individual who is an Eligible Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article VI as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.

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	5.2	Employees meeting any of the following restrictions are not eligible to participate in the Plan:
(a) Employees who, immediately upon enrollment in the Plan or upon grant of an Option would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);
(b) Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than 20 hours per week; or
(c) Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than five (5) months in any calendar year.
	5.3	The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
VI.	Enrollment
	6.1	Eligible Employees will be automatically enrolled in the Plan on the first day of each Accumulation Period. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:
(a) the end of the last payroll period with a payday in the Accumulation Period;
(b) the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.3; and
(c) the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article X.
VII.	Grant of Options on Enrollment
	7.1	The automatic enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.
	7.2	An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.
	7.3	As of each Enrollment Date, each Participant shall automatically be granted an option to purchase a maximum number of Shares, subject to the terms of the Plan, equal to the quotient of $25,000 divided by the Fair Market Value of a Share on the Enrollment Date.
	7.4	Notwithstanding any other provision of this Plan, no Employee may be granted an option which permits his or her rights to purchase Shares under the Plan and any other Code Section 423 employee stock purchase plan of the Company or any of its Subsidiaries or parent companies to accrue (when the option first becomes exercisable) at a rate which exceeds $25,000 of Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of administering this accrual limitation, the Administrator shall limit purchases under the Plan as follows:
(a) The number of Shares that may be purchasable by an Employee during his or her first Accumulation Period during a calendar year may not exceed a number of Shares determined by dividing $25,000 by the Fair Market Value of a Share on the Enrollment Date for that Accumulation Period.
(b) The number of Shares that may be purchasable by an Employee during any subsequent Accumulation Period during the same calendar year (if any) shall not exceed the number of Shares determined by performing the calculation below:
(i) First, the number of Shares purchased by the Employee during any previous Accumulation Period during the same calendar year shall be multiplied by the Fair Market Value of a Share on the Enrollment Date of such previous Accumulation Period.
(ii) Second, the amount determined under (i) above shall be subtracted from $25,000.
(iii) Third, the amount determined under (ii) above shall be divided by the Fair Market Value of a Share on the Enrollment Date for such subsequent Accumulation Period (for which the maximum number of Shares purchasable is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of Shares that may be purchased by any Employee for such subsequent Accumulation Period.
VIII.	Payroll Deductions
	8.1	An Employee who files an enrollment form pursuant to Article VI shall elect and authorize in such form to have deductions made from his or her pay on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate in such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 10% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).
	8.2	Except as provided in the last paragraph of Section 6.1, deductions from a Participant’s Base Earnings shall commence upon the first

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payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each deduction made for a Participant shall be credited to the Participant’s Account. All payroll deductions received or held by the Company or a Participating Subsidiary may be, but are not required to be, used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions, but may do so at the discretion of the Board.
	8.3	As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date, in accordance with Section 9.1, and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article VI. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.
	8.4	A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.
IX.	Purchase of Shares
	9.1	Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole Shares which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 7.3). No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.
	9.2	A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.
	9.3	If, after a Participant’s exercise of an option under Section 9.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be distributed to the Participant in cash as soon as administratively practical after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole Share on such Purchase Date, the Company may retain such amount in the Participant’s Account to be applied toward the purchase of Shares in the subsequent Accumulation Period.
	9.4	Except as otherwise set forth in this Section 9.4, the purchase price for each Share purchased under any option shall be 85% of the lower of:
(a) the Fair Market Value of a Share on the Enrollment Date on which such option is granted; or
(b) the Fair Market Value of a Share on the Purchase Date, but - in the case of newly issued Shares - not lower than the par value of a Share.
Notwithstanding the above, the Board may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the Accumulation Period for which it is applicable and provided that such purchase price may not be less than (i) the purchase price set forth above and (ii) – in the case of newly issued Shares - than the par value per Share.
	9.5	If Shares are purchased by a Participant pursuant to Section 9.1, then such Shares shall be held in non-certificated form at a bank or other appropriate institution selected by the Administrator until the earlier of the Participant’s termination of employment or the time a Participant requests delivery of certificates representing such shares, which would only be possible if the Board resolved that share certificates shall be issued. If any law governing corporate or securities matters, or any applicable regulation of the Securities and Exchange Commission or other body having jurisdiction with respect to such matters, shall require that the Company or the Participant take any action in connection with the Shares being purchased under the option, delivery of such Shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.
Shares transferred pursuant to this Section 9.5 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant in joint tenancy with rights of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
	9.6	In the case of Participants employed by a Participating Subsidiary, the Board may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with and governed by Section 423 of the Code.
	9.7	If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1, the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.
	9.8	If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, or if the Participant or former Participant otherwise has a taxable event relating to Shares purchased under the Plan, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of any such sale, transfer

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or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary. A Participant must reply to a written request, within 10 days of the receipt of such written request, from the Company, Participating Subsidiary, or Administrator regarding whether such a sale, transfer or other disposition has occurred.
The Administrator may from time to time establish rules and procedures (including but not limited to postponing delivery of Shares until the earlier of the expiration of the two-year or one-year period or the disposition of such Shares by the Participant) to cause the withholding requirements to be satisfied.
X.	Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death
	10.1	Withdrawal from the Plan. Effective as of the last day of any calendar month during an Accumulation Period, a Participant may withdraw from the Plan in full (but not in part) by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at least ten business days prior to the end of such calendar month, (but in no event later than the June 1 or December 1 immediately preceding the Purchase Date for the Plan’s two Accumulation Periods, respectively). Upon such withdrawal from participation in the Plan, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical after the end of such calendar month, and the Participant’s payroll deductions shall cease as of the end of such calendar month. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article VI. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.
	10.2	Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of disability, or retirement, but not including death, or if the participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article V or withdraws from the Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practical after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.
	10.3	Leaves of Absence.
(a) If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed 90 days. If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 if such leave of absence exceeds 90 days.
(b) An Employee on an Authorized Leave of Absence shall remain a Participant in the Plan and, in the case of a paid Authorized Leave of Absence, shall have deductions made under Section 8.1 from payments that would, but for the Authorized Leave of Absence, be Base Earnings. An Employee who does not return from an Authorized Leave of Absence on the scheduled date (or, in the case of Qualified Military Leave, prior to the date such individual’s reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 have expired or terminated) shall be deemed to have terminated employment on the last day of such Authorized Leave of Absence (or, in the case of Qualified Military Leave, the date such reemployment rights expire or are terminated).
(c) An “Authorized Leave of Absence” means (a) a Qualified Military Leave, and (b) an Employee’s absence of more than 90 days which has been authorized, either pursuant to a policy of the Company or the Participating Subsidiary that employs the Employee, or pursuant to a written agreement between the employer and the Employee, which policy or written agreement guarantees the Employee’s rights to return to employment.
	10.4	Death. Unless mandatory applicable law provides otherwise as soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form approved by the Board, but if the Participant does not make an effective beneficiary designation then such amounts shall be paid in cash to the Participant’s spouse if the Participant has a spouse, or, if the Participant does not have a spouse, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company and the Participating Subsidiary of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. None of the Participant’s beneficiary, spouse, executor, administrator or other legal representative of the Participant’s estate shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant’s Account under the Plan.
XI.	Miscellaneous
	11.1	Interest. Interest or earnings will not be paid on any Employee Accounts.
	11.2	Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant, and an option granted under the Plan may not be exercised during a Participant’s lifetime other than by the Participant.

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Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.
11.3	Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
11.4	Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.
11.5	Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section 11.5 shall take precedence over all other provisions in the Plan.
11.6	Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Kansas.
11.7	Amendment and Termination. The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Code Section 423 or the requirements of any securities exchange on which the Shares are traded shall be effective unless, within one year after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company’s outstanding shares. In addition, the Committee (if appointed under Section 3.1) may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 11.7.
If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.
11.8	No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.
11.9	Requirements of Law. The Company shall not be required to sell, issue, or deliver any Shares under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the Shares proposed to be delivered under the Plan, the Company shall not be required to issue such Shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such Shares have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.
The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of Shares pursuant to the exercise of any right to comply with any law.
11.10	Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.
11.11	Data Protection. The Board, the Committee, and any other person or entity empowered by the Board or the Committee to administer the Plan may process, store, transfer or disclose personal data of the Participants to the extent required for the implementation and administration of the Plan. The Board, the Committee and any other person or entity empowered by the Board or the Committee to administer the Restated Plan shall comply with any applicable data protection laws.
11.12	Withholding of Taxes. The Company or Participating Subsidiary may withhold from any purchase of Shares under this Plan or any sale, transfer or other disposition thereof any local, state, federal or foreign taxes, employment taxes, social taxes or other taxes at such times and from such other amounts as it deems appropriate. The Company or Participating Subsidiary may require the Participant to remit an amount in cash sufficient to satisfy any required withholding amounts to the Company or Participating Subsidiary, as the case may be.

Annex to the Plan for Grantees subject to Swiss inheritance law

1.	Section 10.4 shall be replaced with the following:
	10.4	Death. After the death of a Participant, amounts accumulated in his or her Account shall be paid to the Participant’s estate in accordance with the applicable Swiss inheritance rules.

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ANNEX 4      Amendment of 2011 Non-employee
Directors’ Equity Incentive Plan to
increase the number of shares
authorized under the Plan

GARMIN LTD.

2011 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

As amended and restated on ~~March 27, 2023~~ June 9, 2023

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GARMIN LTD.
2011 NON-EMPLOYEE DIRECTORS’
EQUITY INCENTIVE PLAN

Article 1.  Establishment, Objectives and Duration

1.1.	Establishment and Amendment of the Plan. The Board of Directors (the “Board”) of Garmin Ltd., a Swiss company (the “Company”), established the Garmin Ltd. 2011 Non-Employee Directors’ Equity Incentive Plan on February 11, 2011, to be effective on June 3, 2011, the date the Plan was initially approved by the shareholders of the Company, (the “Effective Date”). The 2011 Non-Employee Directors’ Equity Incentive Plan was previously amended and restated on October 21, 2016 and on February 15, 2019 and on March 27, 2023. The Board has approved this amended and restated version of the 2011 Non-Employee Directors’ Equity Incentive Plan (the “Plan”), subject to approval by the shareholders of the Company at the Company’s shareholder meeting on June 9, 2023.

1.2.	Objectives of the Plan. The Plan is intended to allow Eligible Directors of the Company to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company’s equity value, thereby strengthening their commitment to the success of the Company, aligning their interests with those of the shareholders of the Company, and to assist the Company in attracting and retaining experienced and knowledgeable individuals to serve as directors.

~~1.3.~~	~~Reallocation of Shares from Amended and Restated 2000 Non-Employee Directors’ Option Plan. From and after the Effective Date, the following Shares from the Garmin Ltd. Amended and Restated 2000 Non-Employee Directors’ Option Plan (the “2000 Plan”) shall be available for issuance pursuant to the Plan: (i) all Shares available for the grant of options under the 2000 Plan as of the Effective Date and (ii) with respect to outstanding options under the 2000 Plan as of the Effective Date that for any reason expire or are cancelled or terminated thereafter without having been exercised or vested in full, as the case may be, all Shares allocable to the unexercised or unvested portion of each such option (collectively, the “2000 Plan Shares”). Following the Effective Date, no additional options shall be granted under the 2000 Plan. From and after the Effective Date, all outstanding options granted under the 2000 Plan shall remain subject to the terms of the 2000 Plan. All Awards granted on or after the Effective Date of this Plan will be subject to the terms of this Plan.~~

1.43.	Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1.	“Article” means an Article of the Plan.

2.2.	“Award” means Options, Restricted Shares, Bonus Shares, SARs, Restricted Stock Units, Performance Units or Performance Shares granted under the Plan.

2.3.	“Award Agreement” means a written agreement by which an Award is evidenced.

2.4.	“Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

2.5.	“Board” has the meaning set forth in Section 1.1.

2.6.	“Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance.

2.7.	“Business Criteria” has the meaning set forth in Section 5.8(c).

2.8.	“Cause” means, (i) an Eligible Director’s conviction of a felony or other crime involving fraud, dishonesty or moral turpitude; (ii) willful or reckless material misconduct in an Eligible Director’s performance of his or her duties as a Director; or (iii) an Eligible Director’s habitual neglect of duties; provided, that an Eligible Director who agrees to resign from his or her position on the Board in lieu of being removed for Cause, may be deemed to have been removed for Cause for purposes of this Plan.

2.9.	“Change of Control” means, unless otherwise defined in an Award Agreement, any one or more of the following:

(a)	any Person other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the shares of the Company representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the shares of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the shares of the Company, as the case may be and (ii) such corporation shall not be deemed a 35% Owner; or

(b)	the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(c)	the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the

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Company or a resolution of dissolution of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Awards granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

2.10.	“Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.

2.11.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

2.12.	“Company” has the meaning set forth in Section 1.1.

2.13.	“Director’s Compensation Year” has the meaning set forth in Section 8.3.

2.14	“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan.

2.15.	“Effective Date” has the meaning set forth in Section 1.1.

2.16.	“Eligible Director” means any individual serving as a director on the Board. A director who is an officer of the Company or a Subsidiary or otherwise employed by the Company or a Subsidiary shall not be an Eligible Director; provided, however, an individual who, but for this sentence is otherwise an Eligible Director, ceases providing services as a Director and immediately begins providing services as an employee of the Company or a Subsidiary shall be ineligible to receive any new Awards under this Plan but, with respect to any existing Award held by such individual, shall be deemed to continue to be an Eligible Director under this Plan until he or she experiences a Termination of Affiliation.

2.17.	“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

2.18.	“Excluded Person” means any Person who, along with such Person’s Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date.

2.19.	“Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding shares of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the shares of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).

2.20.	“Fair Market Value” means, unless otherwise determined or provided by the Board in the circumstances, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and (B) with respect to Shares, (i) the last sale price (also referred to as the closing price) of a Share on such U.S. securities exchange as the Shares are then traded, for the applicable date, (ii) if such U.S. securities exchange is closed for trading on such date, or if the Shares do not trade on such date, then the last sales price used shall be the one on the date the Shares last traded on such U.S. securities exchange, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined in good faith by the Board using a method consistently applied.

2.21.	“Freestanding SAR” means any SAR that is granted independently of any Option.

2.22.	“Grant Date” has the meaning set forth in Section 5.2.

2.23.	“Grantee” means an Eligible Director who has been granted an Award.

2.24.	“Including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.

2.25.	“Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.

2.26.	“Mandatory Retirement Age” means the age for mandatory retirement according to the policy of the Board, if any, in place from time to time.

2.27.	“Option” means an option granted under Article 6 of the Plan.

2.28.	“Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.29.	“Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such Option then in effect.

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2.30.	“Performance Award” means any Award that will be issued, granted, vested, exercisable or payable, as the case may be, upon the achievement of one or more Business Criteria, as set forth in Section 5.8.

2.31.	“Performance Period” has the meaning set forth in Section 10.2.

2.32.	“Performance Share” or “Performance Unit” means the Awards described in Article 10.

2.33.	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34.	“Plan” has the meaning set forth in Section 1.1.

2.35.	“Plan Committee” has the meaning set forth in Section 3.1.

2.36.	“Reorganization Transaction” has the meaning set forth in Section 2.9(c).

2.37.	“Restricted Shares” means Shares that are issued as an Award under the Plan that is subject to Restrictions.

2.38.	“Restricted Stock Units” means units awarded to Grantees pursuant to Article 9 hereof, which are convertible into Shares at such time as such units are no longer subject to Restrictions as established by the Board.

2.39.	“Restriction” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Board may impose in the Award Agreement that are permissible under Swiss law. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Board shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Board shall determine.

2.40.	“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.

2.41.	“SAR” means a stock appreciation right and includes both Tandem SARs and Freestanding SARs.

2.42.	“SAR Term” means the period beginning on the Grant Date of a SAR and ending on the expiration date of such SAR, as specified in the Award Agreement for such SAR and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such SAR then in effect.

2.43.	“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.44.	“Section” means, unless the context otherwise requires, a Section of the Plan.

2.45.	“Section 16 Person” means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

2.46.	“Share” means a registered share, CHF 0.10 par value, of the Company.

2.47.	“Subsidiary” means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

2.48.	“Substitute Option” has the meaning set forth in Section 6.3.

2.49.	“Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

2.50.	“Tandem SAR” means a SAR that is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

2.51.	“Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company in the capacity as an Eligible Director; provided, however, if an Eligible Director ceases providing services as a Director and immediately begins providing services as an employee, the individual will not be considered to have a Termination of Affiliation unless otherwise determined by the Board and as permitted under Code Section 409A. A Termination of Affiliation shall have the same meaning as a “separation from service” under Code Section 409A(2)(A)(i).

2.52.	“Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

~~2.53.~~	~~“2000 Plan” shall have the meaning set forth in Section 1.03.~~

~~2.54.~~	“~~2000 Plan Shares” shall have the meaning set forth in Section 1.03.~~

Article 3.  Administration

3.1.	Board and Plan Committee. Subject to Article 12, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”). To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Awards or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

Any references herein to “Board” are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.

3.2.	Powers of the Board. Subject to the express provisions of the Plan, the Board has full and final authority and sole discretion as follows:

(a)	taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the Restrictions, the benefit payable under any SAR, Performance Unit or Performance Share and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

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(b)	to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restrictions on Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall lapse and whether such shares shall be held in escrow;

(c)	to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)	to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards and lapse of Restrictions upon the Termination of Affiliation of a Grantee;

(e)	to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

(f)	to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor; provided that any replacement grant that would be considered a repricing shall be subject to shareholder approval;

(g)	to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms, conditions or Restrictions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

(h)	subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(i)	to make such adjustments or modifications to Awards to Grantees who are located outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

(j)	to delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that only a member of the Board of Directors of the Company (or a committee thereof) may grant Awards from time to time to specified categories of Eligible Directors in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Plan Committee to individuals who are then Section 16 Persons;

(k)	to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of the Plan to be performed by the Board of Directors of the Company;

(l)	to correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret the Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(m)	to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(n)	to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and to the fullest extent permitted by the applicable law all such determinations of the Board shall be final, conclusive and binding on all Persons. To the fullest extent permitted by the applicable law no member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4. Shares Subject to the Plan

4.1.	Number of Shares Available. Subject to adjustment as provided in Section 4.2, the Shares reserved for delivery under the Plan at any time after the Effective Date shall ~~consist of the 2000 Plan Shares~~ be 150,000 Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4.2.	Adjustments in Shares.

(a)	Adjustment Principle. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

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Article 5.  Eligibility and General Conditions of Awards

5.1.	Eligibility. The Board may grant Awards to any Eligible Director, whether or not he or she has previously received an Award.

5.2.	Grant Date. The Grant Date of an Award shall be the date on which the Board grants the Award or such later date as specified by the Board (i) in the Board’s resolutions or minutes addressing the Award grants or (ii) in the Award Agreement.

5.3.	Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified.

5.4.	Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

5.5.	Restrictions on Share Transferability. The Board may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

5.6.	Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Board pursuant to Section 3.2), and subject to the provisions of Section 12.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

(a)	For Cause. If a Grantee has a Termination of Affiliation for Cause:

	(i)	the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

	(ii)	the Grantee’s Restricted Stock Units shall automatically be forfeited; and

	(iii)	any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

(b)	On Account of Death, Disability, Retirement or Mandatory Retirement. If a Grantee has a Termination of Affiliation on account of death, Disability or retirement on or after attaining Mandatory Retirement Age:

	(i)	the Grantee’s Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

	(ii)	the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;

	(iii)	any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one year after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her legal personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and

	(iv)	the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

		(A)	a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

		(B)	a percentage determined by the Board that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Board elects to compute the benefit after the end of the Performance Period, the performance percentage, as determined by the Board, attained during the Performance Period.

(c)	Involuntary Removal. If an Eligible Director is removed by the Company other than for Cause including, but not limited to, the Company’s decision not to slate such Eligible Director for reelection, then:

	(i)	the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

	(ii)	the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;

	(iii)	any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such Termination of Affiliation (but only during the Option Term or SAR Term, respectively); and

	(iv)	the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, a cash payment equal to the product of (A) with respect to a Performance Share either (I) in the case of an Involuntary Removal occurring within the one-year period immediately following a Change of Control, the Change of Control Value or (II) in the case of an Involuntary Removal outside of the one-year period immediately following a Change of Control, the Fair Market Value on the effective date of the Grantee’s Termination of Affiliation, or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:

		(A)	a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date

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of such Termination of Affiliation and the denominator of which is the number of whole and partial months in the Performance Period; and

(B)	a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period.

(d)	Any Other Reason. If an Eligible Director has a Termination of Affiliation for any other reason including, but not limited to, failure to be reelected to the Board or voluntary resignation (including failure to run for reelection), then:

	(i)	the Grantee’s Restricted Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

	(ii)	the Grantee’s Restricted Stock Units shall automatically be forfeited;

	(iii)	any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for ninety (90) days after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her legal personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and

	(iv)	any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

5.7.	Nontransferability of Awards.

	(a)	Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal personal representative.

	(b)	Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

	(c)	To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee, (including adoptive relationships), (ii) any person sharing the Grantee’s household (other than a tenant or employee), (iii) a trust in which persons described in (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in (i) or (ii) or the Grantee own more than 50% of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: (I) a transfer under a domestic relations order in settlement of marital property rights; and (II) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (i) or (ii) above or the Grantee, in exchange for an interest in that entity.

5.8.	Performance Awards.

	(a)	General. Any type of Award that is eligible to be granted under the Plan may be granted to Eligible Directors subject to or conditional upon one or more performance conditions (“Performance Awards”). The grant, vesting, exercisability or payment of Performance Awards may depend on the degree of achievement of one or more performance goals relative to a preestablished target level or levels using one or more of the Business Criteria set forth below.

	(b)	Class. All Eligible Directors are eligible to receive Performance Awards.

	(c)	Performance Goals. The specific performance goals for Performance Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) for the Company on a segregated or consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions, or business units, as selected by the Board:

(i)	Earnings (either in the aggregate or on a per-Share basis);

(ii)	Operating profit (either in the aggregate or on a per-Share basis);

(iii)	Operating income (either in the aggregate or on a per-Share basis);

(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v)	Net income or loss (either in the aggregate or on a per-Share basis);

(vi)	Ratio of debt to debt plus equity;

(vii)	Net borrowing;

(viii)	Credit quality or debt ratings;

(ix)	Inventory levels, inventory turn or shrinkage;

(x)	Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(xi)	Free cash flow (either in the aggregate or on a per-Share basis);

(xii)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(xiii)	Operating and maintenance cost management and employee productivity;

(xiv)	Gross margin;

(xv)	Return measures (including return on assets, equity, or sales);

(xvi)	Productivity increases;

(xvii)	Share price (including attainment of a specified per-Share price during the relevant performance period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

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	(xviii)	Where applicable, growth or rate of growth of any of the above Business Criteria set forth in this Section 5.8(c);

	(xix)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

	(xx)	Achievement of business or operational goals such as market share and/or business development; and/or

	(xxi)	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

	(xxii)	provided that applicable Business Criteria may be applied on a pre- or post-tax basis; and provided further that the Board may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Board, the Business Criteria may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which are incorporated herein by reference.

(d)	Flexibility as to Timing, Weighting, Applicable Business Unit. The Board shall have full discretion as to when the applicable Business Criteria are established. The levels of performance required with respect to Business Criteria may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Business Criteria may differ for Awards to different Grantees. The Board shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Business Criteria may apply to a Grantee, to the Company as a whole, to one or more Subsidiaries or to a department, unit, division or function within the Company, within any one or more Subsidiaries or any one or more joint ventures of which the Company is a party, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(e)	Discretion to Adjust. The Board shall have full discretion to adjust the determinations of the degree of attainment of the performance goals or to alter the governing Business Criteria applicable to any Award at any time.

Article 6.  Stock Options

6.1.	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Director in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Director, or permit any Eligible Director to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Director may be eligible to receive from the Company, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

6.2.	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.

6.3.	Option Price. The Option Price of an Option under the Plan shall be determined by the Board, and shall be the higher of 100% of the Fair Market Value of a Share on the Grant Date or 100% of the par value of a Share; provided, however, that any Option (“Substitute Option”) that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.

6.4.	Exercise of Options. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares as instructed by the Board or, subject to the approval of the Board pursuant to procedures approved by the Board,

(a) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise,

(b) through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,

(c) by transfer to the Company of the number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Shares used as payment of the exercise price. For purposes of this Section 6.4, in lieu of actually transferring to the Company the number of Shares then owned by the Grantee, the Board may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually transferred, be deemed to have been transferred by the Grantee as payment of the exercise price, or

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(d)	by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Grantee.

Article 7.  Stock Appreciation Rights

7.1.	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Director at any time and from time to time as shall be determined by the Board in its sole discretion. The Board may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a) Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limitations imposed in the Plan and by applicable law.

(b) Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Grant Date. The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.

7.2.	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Grantee to whom the SAR is granted and which shall specify the exercise price per share, the SAR Term, the conditions of exercise, and such other terms and conditions as the Board in its sole discretion shall determine.

7.3.	Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs (a) may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; (b) may be exercised only with respect to the Shares for which its related Option is then exercisable; and (c) may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option. The value of the payment with respect to the Tandem SAR may be no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.

7.4.	Expiration of SARs. A SAR granted under the Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Board in its sole discretion. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under the Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

7.5.	Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise shall be solely in whole Shares of equivalent value. Fractional Shares shall be rounded down to the nearest whole Share with no cash consideration being paid upon exercise.

Article 8.  Restricted Shares and Bonus Shares

8.1.	Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Director in such amounts as the Board shall determine.

8.2.	Bonus Shares. Subject to the terms of the Plan, the Board may grant Bonus Shares to any Eligible Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board. Bonus Shares shall be Shares issued without any Restriction.

8.3.	Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall specify the Restrictions and the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such Restrictions on any Restricted Shares as it may deem advisable, including Restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based Restrictions on vesting or Restrictions under applicable securities laws; provided that in all cases, the Restricted Shares shall be subject to a minimum one-year vesting period, except, if as provided in the Award Agreement, in the event of death, disability, retirement or Mandatory Retirement, or Termination of Affiliation by the Company other than for Cause. For purposes of this minimum one-year vesting period requirement, a one-year vesting period will include an approximate one-year period beginning on each regular annual meeting of the Company’s shareholders and ending on the date of the next regular annual meeting of the Company’s shareholders (a “Director’s Compensation Year”).

8.4.	Consideration. The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares or Bonus Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.5.	Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall resell such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical.

8.6.	Escrow. The Board may provide that any Restricted Shares or Bonus Shares shall be represented by, at the option of the Board, either

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book entry registration or by a stock certificate or certificates. If the shares of Restricted Shares are represented by a certificate or certificates, such shares shall be held (together with an assignment or endorsement executed in blank by the Grantee) in escrow by an escrow agent until such Restricted Shares become nonforfeitable or are forfeited.

8.7.	Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 9.  Restricted Stock Units

9.1.	Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Board, at any time and from time to time, may grant Restricted Stock Units to any Eligible Director, in such amount and upon such terms as the Board shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2.	Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Board shall determine in accordance with the Plan and Code Section 409A. The Board may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that in all cases the Restricted Stock Units shall be subject to a minimum one-year vesting period, except, if as provided in the Award Agreement, in the event of death, disability, retirement or Mandatory Retirement, or Termination of Affiliation by the Company other than for Cause. For purposes of this minimum one-year vesting period requirement, a one-year vesting period will include a Director’s Compensation Year.

9.3.	Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Director who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

9.4.	Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. The “Settlement Date” for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed.

Article 10.  Performance Units and Performance Shares

10.1.	Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Director in such amounts and upon such terms, and at any time and from time to time, as the Board shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall specify the terms and conditions applicable to the Performance Units or Performance Shares, as the Board determines.

10.2.	Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Board at the time of grant, that is equal to the Fair Market Value of a Share on the Grant Date. The Board shall set the Business Criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a “Performance Period.” The Board shall have complete discretion to establish the performance goals.

10.3.	Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

10.4.	Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Board may cause earned Performance Units or Performance Shares to be paid in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

As determined by the Board, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Board, be entitled to exercise his or her voting rights with respect to such Shares.

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Article 11.  Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 12.  Amendment, Modification, and Termination

12.1.	Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except to the extent the Board determines it is desirable to obtain approval of the Company’s shareholders, to comply with the requirements for listing on any exchange where the Company’s Shares are listed, or for any other purpose the Board deems appropriate.

12.2.	Adjustments Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

12.3.	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.9 (amendments in connection with a Change of Control) and Section 12.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Any adjustment, modification, extension or renewal of an Award shall be effected such that the Award, at all times, is either exempt from, or is compliant with, Code section 409A.

12.4.	Adjustments in Connection with Change of Control. In the event the Company undergoes a Change of Control or in the event of a separation, spin-off, sale of a material portion of the Company’s assets or any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act and in which a Change of Control does not occur, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder in the manner as agreed to by the Board as set forth in the definitive agreement relating to the transaction. Without limitation, the Board may:

	(a)	remove restrictions on Restricted Shares and Restricted Stock Units;

	(b)	modify the performance requirements for any other Awards;

	(c)	provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire;

	(d)	provide for the purchase by the Company of any such Award, upon the Grantee’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable;

	(e)	make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control;

	(f)	cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. Any such determinations by the Board may be made generally with respect to all Grantees, or may be made on a case-by-case basis with respect to particular Grantees.

Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change of Control.

12.5.	Prohibition on Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

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Article 13.  Withholding Tax

To the extent applicable under applicable tax laws, whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award, or upon the lapse of Restrictions on an Award, or any other event with respect to rights and benefits hereunder (the exercise date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Company shall be entitled to require and may accommodate the Eligible Director ‘s request if so requested, to satisfy all Federal and Cantonal withholding taxes, including Social Security taxes related thereto (“Tax Withholding”), by one or a combination of the following methods:

(i)	Payment of an amount in cash equal to the amount to be withheld;

(ii)	Requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii)	Withholding from compensation otherwise due to the Eligible Director.

Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

Article 14.  Additional Provisions

14.1.	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

14.2.	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine and vice-versa; the plural shall include the singular and the singular shall include the plural.

14.3.	Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.4.	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

14.5.	Securities Law Compliance.

(a) If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All Shares transferred under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b) If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

14.6.	No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the escrow agent, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.

14.7.	Compliance with Code Section 409A.

(a) All Awards granted under the Plan are intended to comply with Section 409A of the Code and the Treasury regulations and guidance issued thereunder (“Section 409A”) and that the Plan be interpreted and operated consistent with such requirements of Section 409A in order to avoid the application of additive income taxes under Section 409A (“409A Penalties”). To the extent that an Award is subject to Section 409A, except as the Grantee and Company may otherwise determine in writing, all Awards shall be created in a manner that will meet the requirements of Section 409A, such that the Grantees of such Awards are not subject to the 409A Penalties.

(b) To extent that a Grantee would otherwise be entitled to any payment under the Plan that (i) constitutes “deferred compensation” subject to Section 409A, (ii) is payable on account of the Grantee’s “separation from service” (within the meaning of Section 409A), and (iii) that if paid during the six months beginning on the date of the Grantee’s termination

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of employment would be subject the 409A Penalties because the Grantee is a “specified employee” of the Company (within the meaning of Section 409A and as determined from time to time by the Plan Committee), the payment will be paid to the Grantee on the earliest of the six-month anniversary of the termination of employment, a change in ownership or effective control of the Company (within the meaning of Section 409A) or the Grantee’s death.

(c) Notwithstanding any provision of the Plan to the contrary, the Plan shall not be amended in any manner that would cause (i) the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A, to the extent applicable, or (ii) any amounts or benefits payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan.

(d) Notwithstanding any other provision in the Plan, the Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan or any Award granted thereunder to reflect the intention that the Plan (and any Award) qualifies for exemption from or complies with Section 409A in a manner that as closely as practicable achieves the original intent of the Plan and with the least reduction, if any, in overall benefit to the Grantee to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A; provided, however, that neither the Company, the Board, nor any of their officers or individual directors make any representation that the Plan or any Award shall be exempt from or comply with Section 409A and make no undertaking to preclude Section 409A from applying to the Plan or any Award.

14.8.	Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account for any other Company compensatory plan, arrangement or contract relating to the Grantee except as such plan, arrangement or agreement shall otherwise expressly provide.

14.9.	Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

14.10.	Data Protection. The Board and any other person or entity empowered by the Board to administer the Plan may process, store, transfer or disclose personal data of the Grantees to the extent required for the implementation and administration of the Plan. The Board and any other person or entity empowered by the Board to administer the Plan shall comply with any applicable data protection laws.

14.11.	Governing Law. The Plan and the rights of any Grantee receiving an Award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Kansas without giving effect to the principles of the conflict of laws to the contrary.

Annex to the Plan for Swiss based Grantees and Grantees subject to Swiss inheritance law

1.	Article 11. shall be replaced with the following:

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form and procedure prescribed by the applicable Swiss inheritance law. Irrespective of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

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ANNEX 5      Reduction of Nominal Value of Shares

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that:1

1.	The registered share capital of Garmin in the aggregate amount of CHF 19,588,042.80 shall be reduced by the amount of CHF 1,502,402.88276 to CHF 18,085,639.91724;[2]
2.	subject to clause 6 below, the reduction of Garmin’s registered share capital described in clause 1 above shall be accomplished through the reduction of the nominal value of each registered share of Garmin from currently CHF 0.10 by an amount of CHF 0.00767 to CHF 0.09233 and the allocation of the aggregate share capital reduction amount of CHF 1,502,402.88276[3] to Garmin’s statutory capital reserves from capital contribution included on Garmin’s Swiss standalone statutory balance sheet;
3.	subject to clauses 5 and 6 below, the authorized share capital of Garmin in the aggregate amount of CHF 1,980,774.10 shall be reduced by the amount of CHF 151,925.37347 to CHF 1,828,848.72653 by reducing the nominal value of each share to be issued from CHF 0.10 to CHF 0.09233;
4.	subject to clauses 5 and 6 below, the conditional share capital of Garmin in the aggregate amount of CHF 9,903,870.90 shall be reduced by the amount of CHF 759,626.89803 to CHF 9,144,244.00197 by reducing the nominal value of each share to be issued from CHF 0.10 to CHF 0.09233;
5.	subject to clause 6 below, the nominal value of any registered share issued out of the authorized share capital (or, if approved by shareholders at the Annual Meeting as per agenda item no. 20, the capital band) or the conditional share capital of Garmin between the date of this Annual Meeting and (including) the date of the entry of the share capital reduction pursuant to the Nominal Value Reduction Resolution in the commercial register shall be reduced from CHF 0.10 to CHF 0.09233, and the respective share capital reduction amount shall be allocated to Garmin’s statutory capital reserves from capital contribution included on Garmin’s Swiss standalone statutory balance sheet; and
6.	Article 3, Article 5 paragraph 1 and Article 6 paragraph 1 of the Articles of Association shall be amended by the Board of Directors and be submitted for registration with the commercial register as soon as practicable, provided that:
	–	Shareholders have at the Annual Meeting approved the Change of Currency Resolution;
	–	the contemplated reduction of the registered share capital was published in the Swiss Official Gazette of Commerce before the execution of the share capital reduction, in accordance with article 653k paragraph 1 of the Swiss Code of Obligations and the Articles of Association;
	–	the creditors of Garmin were thereby notified that they could request security of their claims by registering their claims in writing, specifying the amount of and legal grounds for such claims, within 30 days from publication in the Swiss Official Gazette of Commerce described above;
	–	the 30-day time period described above has expired and all creditors who have registered their claims within such period have, to the extent so required by applicable law, been satisfied or secured;
	–	an audit confirmation issued by a licensed audit expert is available to Garmin, which confirms that there is no risk that the claims of Garmin’s creditors will not be met following the share cancellation and the resulting share capital reduction as per this proposal; and
	–	a public deed compliance has been established, by which the Board of Directors declares that the requirements under the law, the Articles of Association and the Annual Meeting’s resolution are met at the time of such declarations and that it has received the supporting documents on which the capital reduction is based.

(1)	The figures referred to in this resolution (other than (i) the amount by which the nominal value per share is reduced and (ii) the resulting new nominal value per share amount) assume that the Share Cancellation Resolution has been approved by shareholders at the Annual Meeting and that no new registered shares will be issued out of the authorized share capital (or, if approved by shareholders at the Annual Meeting as per agenda item no. 20, the capital band) or the conditional share capital of Garmin between the date hereof and (including) the date of the entry of this share capital reduction in the commercial register. In the event that new registered shares are issued out of Garmin’s authorized share capital (or, if approved by shareholders at this Annual Meeting as per agenda item no. 20, the capital band) or conditional share capital during this time period, the figures referred to in this resolution will be adjusted accordingly.
(2)	This assumes that the Share Cancellation Resolution has been approved by shareholders at the Annual Meeting. If the Share Cancellation Resolution has not been approved, the registered share capital of Garmin in the aggregate amount of CHF 19,807,741.80 would be reduced by the amount of CHF 1,519,253.79606 to CHF 18,288,488.00394.
(3)	This assumes that the Share Cancellation Resolution has been approved by shareholders at the Annual Meeting. If the Share Cancellation Resolution has not been approved, the aggregate nominal value reduction amount would amount to CHF 1,519,253.79606.

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ANNEX 6        Change of the Currency of Garmin’s Share Capital from Swiss francs to U.S. dollars

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that:

1.	the currency in which Garmin’s share capital (including the authorized capital (or, if approved by shareholders at the Annual Meeting as per proposal no. 20, the capital band) and the conditional share capital) is expressed be changed from Swiss francs to U.S. dollars, effective retroactively as of the beginning of Garmin’s 2023 fiscal year, i.e., January 1, 2023; and
2.	Garmin’s Board of Directors is hereby expressly authorized to amend Article 3, Article 5 paragraph 1, Article 6 paragraph 1 and Article 41 (definitions of “CHF” and “USD”) of the Articles of Association, taking into account the Share Cancellation Resolution, the Nominal Value Reduction Resolution and any issuance of new registered shares out of the authorized share capital (or, if approved by shareholders at the Annual Meeting as per agenda item no. 20, the capital band) or the conditional share capital of Garmin between the date hereof and (including) the date of the entry of the Change of Currency Resolution in the commercial register, to carry out the intents and purposes of this resolution and submit the Articles of Association so amended for registration with the commercial register as soon as practicable after the date of this Annual Meeting, upon establishment of a public deed of compliance in accordance with the applicable statutory requirements.

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ANNEX 7     Creation of Capital Band

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that the Articles of Association shall be amended by insertion of a new Article 5 (in lieu and replacement of the existing Article 5) as set out further below:1,2

Art. 5 Kapitalband

1	Die Gesellschaft verfügt über ein Kapitalband zwischen CHF 17’629’238.60 (untere Grenze) und CHF 23’505’651.20 (obere Grenze). Der Verwaltungsrat ist im Rahmen des Kapitalbands ermächtigt, bis zum 9. Juni 2024 oder bis zu einem früheren Dahinfallen des Kapitalbands das Aktienkapital einmal oder mehrmals und in beliebigen Beträgen zu erhöhen oder herabzusetzen oder Aktien direkt oder indirekt zu erwerben oder zu veräussern. Die Kapitalerhöhung oder -herabsetzung kann durch Ausgabe von bis zu 39’176’084 voll zu liberierenden Aktien mit einem Nennwert von je CHF 0.10 bzw. Vernichtung von bis zu 19’588’042 Aktien mit einem Nennwert von je CHF 0.10 oder durch eine Erhöhung bzw. Herabsetzung der Nennwerte der bestehenden Aktien mit einem Nennwert von je CHF 0.10 im Rahmen des Kapitalbands oder durch gleichzeitige Herabsetzung und Wiedererhöhung erfolgen.
2	Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien den Beschränkungen von Art. 8 dieser Statuten.

Art. 5 Capital Band

1	The Company has a capital band ranging from CHF 17,629,238.60 (lower limit) to CHF 23,505,651.20 (upper limit). The Board of Directors shall be authorized within the capital band to increase or decrease the share capital once or several times and in any amounts or to acquire or dispose of Shares directly or indirectly, until June 9, 2024 or until an earlier expiration of the capital band. The capital increase or decrease may be effected by issuing up to 39,176,084 fully paid-in shares with a nominal value of CHF 0.10 each and cancelling up to 19,588,042 shares with a nominal value of CHF 0.10 each, as applicable, or by increasing or decreasing the nominal value of the existing shares with a nominal value of CHF 0.10 each within the limits of the capital band or by simultaneous decrease and re-increase of the share capital.
2	In the event of an issue of new Shares, the subscription and acquisition of the new Shares and any subsequent transfer of the Shares shall be subject to the limitations pursuant to Art. 8 of these Articles of Association.

(1)	At the Annual Meeting, the capital band is formally adopted in Swiss francs; if the Change of Currency Resolution is approved, the currency in the capital band will changed to U.S. dollars; however, under Swiss law, this requires a separate resolution of the Board of Directors which will be adopted after the completion of the Annual Meeting.
(2)	The Board of Directors shall be authorized-in the context of the implementation of the amendments to the Articles of Association resolved at this Annual Meeting and depending on whether the Share Cancellation Resolution, the Nominal Value Reduction Resolution and/or the Change of Currency Resolution have been approved by shareholders at the Annual Meeting-to amend the figures contained in Article 5 paragraph 1 as follows:
If neither the Share Cancellation Resolution, the Nominal Value Reduction Resolution nor the Change of Currency Resolution has been approved, Garmin’s capital band would be within a range of CHF 17,848,937.60 (lower limit) and CHF 23,725,350.20 (upper limit).
If only the Share Cancellation Resolution has been approved, Garmin’s capital band would be within a range of CHF 17,629,238.60 (lower limit) and CHF 23,505,651.20 (upper limit).
If only the Change of Currency Resolution has been approved, Garmin’s capital band would be within a range of USD 19,331,677.2446659 (lower limit) and USD 25,696,252.7889094 (upper limit).
If only the Share Cancellation Resolution and the Change of Currency Resolution have been approved, Garmin’s capital band would be within a range of USD 19,093,727.4991877 (lower limit) and USD 25,458,303.0434312 (upper limit).
If only the Nominal Value Reduction Resolution and the Change of Currency Resolution have been approved, Garmin’s capital band would be within a range of USD 17,848,937.60 (lower limit) and USD 23,725,350.20 (upper limit).
If all of the Share Cancellation Resolution, the Nominal Value Resolution and the Change of Currency Resolution have been approved, Garmin’s capital band would be within a range of USD 17,629,238.60 (lower limit) and USD 23,505,651.200 (upper limit).
Regardless of the applicable alternatives, as of the date of registration of the capital band, any capital increase or decrease would be effected by issuing up to 39,176,084 fully paid-in Shares and cancelling up to 19,588,042 Shares, as applicable: these figures would in any case remain unchanged.

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3	Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat, soweit erforderlich, den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung und Umwandlung von Reserven oder eines Gewinnvortrags in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank, ein Bankenkonsortium oder einen anderen Dritten und anschliessendem Angebot an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben oder nicht gültig ausgeübt wurden) ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu ermöglichen, zu beschränken oder auszuschliessen. Nicht gültig ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht gültig ausgeübt wurden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.

4	Der Verwaltungsrat ist im Fall einer Ausgabe von Aktien ermächtigt, das Bezugsrecht der bisherigen Aktionäre aufzuheben oder zu beschränken und Dritten, der Gesellschaft oder einer ihrer Konzerngesellschaften zuzuweisen:

	(a)	wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird; oder

	(b)	für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen, den Erwerb von Produkten, Immaterialgütern oder Lizenzen durch oder Investitionsvorhaben der Gesellschaft oder einer ihrer Konzerngesellschaften oder für die Finanzierung oder Refinanzierung solcher Transaktionen durch eine Aktienplatzierung; oder

	(c)	zum Zwecke der Erweiterung des Aktionärskreises der Gesellschaft in gewissen Finanz- oder Investorenmärkten oder im Zusammenhang mit der Kotierung neuer Aktien an inländischen oder an ausländischen Börsen; oder

	(d)	für nationale und internationale Platzierungen von neuen Aktien zum Zwecke der Erhöhung des Streubesitzes oder zur Einhaltung anwendbarer Kotierungsvorschriften; oder

	(e)	zwecks Beteiligung von strategischen Investoren, einschliesslich Finanzinvestoren; oder

	(f)	für die Einräumung einer Mehrzuteilungsoption (“greenshoe”) von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs; oder

	(g)	für die Beteiligung der Verwaltungsratsmitgliedern, Geschäftsleitungsmitgliedern, Mitarbeitern, Beauftragten, Beratern der Gesellschaft oder einer Gruppengesellschaft, oder anderen Personen, die Dienstleistungen an die Gesellschaft oder eine ihrer Gruppengesellschaft erbringen; oder

	(h)	um Eigenkapital auf eine schnelle und flexible Weise zu beschaffen, welche ohne den Ausschluss der Bezugsrechte der bestehenden Aktionäre nicht oder nur schwer oder zu wesentlich schlechteren Bedingungen möglich wäre.

5	Nach einer Nennwertveränderung sind neue Aktien im Rahmen des Kapitalbands mit gleichem Nennwert auszugeben wie die bestehenden Aktien

3	In the event of a capital increase within the capital band, the Board of Directors shall, to the extent necessary, determine the issue price, the type of contribution (including cash contributions, contributions in kind, set-off and conversion of reserves or of profit carried forward into share capital), the date of issue, the conditions for the exercise of subscription rights and the commencement date for dividend entitlement. In this regard, the Board of Directors may issue new Shares by means of a firm underwriting through a bank, a syndicate of banks or another third party and a subsequent offer of these Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trade with subscription rights. The Board of Directors may permit the expiration of subscription rights that have not been duly exercised, or it may place such rights or Shares as to which subscription rights have been granted, but not duly exercised, at market conditions or may use them otherwise in the interest of the Company.

4	In the event of an issuance of Shares, the Board of Directors is further authorized to withdraw or restrict subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:

	(a)	if the issue price of the new Shares is determined by reference to the market price; or

	(b)	for the acquisition of companies, parts of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of Shares; or

	(c)	for the purpose of broadening the shareholder constituency of the Company in certain financial or investor markets or in connection with the listing of new Shares on domestic or foreign stock exchanges; or

	(d)	for purposes of national and international offerings of new Shares for the purpose of increasing the free float or to meet applicable listing requirements; or

	(e)	for purposes of the participation of strategic partners, including financial investors; or

	(f)	for purposes of granting an over-allotment option (“greenshoe”) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

	(g)	for the participation of the members of the Board of Directors, members of the Management Team, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies; or

	(h)	for raising equity capital in a fast and flexible manner which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of the existing shareholders.

5	After a change of the nominal value, new Shares shall be issued within the capital band with the same nominal value as the existing Shares.

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6	Erhöht sich das Aktienkapital aufgrund einer Erhöhung aus bedingtem Kapital nach Art. 6 dieser Statuten, so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals. Der Verwaltungsrat macht die erforderlichen Feststellungen und ändert die Statuten entsprechend.
7	Bei einer Herabsetzung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat, soweit erforderlich, die Verwendung des Herabsetzungsbetrags fest. Der Verwaltungsrat kann den Herabsetzungsbetrag auch zur teilweisen oder vollständigen Beseitigung einer Unterbilanz im Sinne von Artikel 653p OR verwenden oder das Aktienkapital im Sinne von Artikel 653q OR gleichzeitig herabsetzen und mindestens auf den bisherigen Betrag erhöhen.
6	If the share capital increases as a result of an increase from conditional capital pursuant to Art. 6 of these Articles of Association, the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital. The Board of Directors shall make the necessary ascertainments and amend the Articles of Association accordingly.
7	In the event of a decrease of the share capital within the capital band, the Board of Directors shall, to the extent necessary, determine the use of the decrease amount. The Board of Directors may also use the decrease amount for the partial or full elimination of a share capital shortfall in the sense of article 653p CO or may, in the sense of article 653q CO, simultaneously decrease and increase the share capital to at least the previous amount.

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ANNEX 8     Amendments to Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing shares, shareholder rights and general meeting of shareholder matters

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that the following amendments to the Articles of Association (whereby the text to be deleted is marked with a strikethrough and the text to be added is underlined) are approved:

Contribution in kind (article 3a)

~~Sacheinlage~~

~~Die Gesellschaft übernimmt bei der Kapitalerhöhung vom 27. Juni 2010 von der Garmin Ltd. mit Sitz in Camana Bay, Cayman Islands („Garmin-Cayman”), gemäss Sacheinlagevertrag vom 27. Juni 2010 („Sacheinlagevertrag”) 198,077,418 Aktien (common shares) von Garmin-Cayman. Diese Aktien werden zu einem Übernahmewert von insgesamt CHF 9,515,296,140 übernommen. Als Gegenleistung für die Sacheinlage (i) wird der Nennwert jeder Aktie von bisher CHF 0.01 auf neu CHF 10 erhöht und (ii) gibt die Gesellschaft insgesamt 198,077,418 voll einbezahlte Aktien mit einem Nennwert von je CHF 10 an Garmin-Cayman, handelnd im eigenen Namen und auf Rechnung derjenigen Aktionäre der Garmin-Cayman, die im Zeitpunkt unmittelbar vor Vollzug des Sacheinlagevertrages Aktionäre der Garmin Cayman waren, aus. Die Gesellschaft weist den Differenzbetrag von CHF 7,434,621,960 den Reserven aus Kapitaleinlage der Gesellschaft zu.~~

~~Art. 3 a) Contribution in Kind~~

~~In connection with the capital increase of June 27, 2010, and in accordance with the contribution in kind agreement dated as of June 27, 2010 (“Contribution in Kind Agreement”), the Company acquires 198,077,418 common shares of Garmin Ltd., with registered office in Camana Bay, Cayman Islands (“Garmin-Cayman”) from Garmin-Cayman. The shares of Garmin-Cayman have a total value of CHF 9,515,296,140. As consideration for this contribution, (i) the nominal value of each Share is increased from CHF 0.01 to CHF 10 and (ii) the Company issues a total of 198,077,418 fully paid up Shares with a par value of CHF 10 each to Garmin-Cayman, acting in its own name and for the account of the holders of common shares of Garmin-Cayman outstanding immediately prior to the completion of the Contribution in Kind Agreement. The difference of CHF 7,434,621,960 is allocated to the reserves from capital contribution of the Company.~~

Registration in the Share Register (article 8 para. 6)

5 […]

~~Zehn Tage vor einer Generalversammlung bis zu dem auf die Generalversammlung folgenden Tag nimmt die Gesellschaft keine Eintragungen in das Aktienbuch vor.~~

5 […]

~~From ten days prior to a general meeting of the shareholders until the day following the general meeting of the shareholders, the Company shall not undertake any registration in the Share Register.~~

Conversion and splitting of Shares (article 10 para. 2)

1 […]
2	Sie ist ferner befugt, Aktien in solche von kleinerem Nennwert zu zerlegen oder mit Zustimmung ~~des Aktionärsder~~ der erforderlichen gesetzlichen Mehrheit der Stimmen und des Kapitals zu solchen von grösserem Nennwert zusammenzulegen, wobei für die Zusammenlegung von Aktien, soweit sie nicht an einer Börse kotiert sind, es der Zustimmung aller betroffenen Aktionäre bedarf.
1 […]
2	Furthermore, it is authorized to split shares into shares with lower nominal value or with the approval of the ~~shareholder~~prerequisite statutory majority of votes and capital to consolidate shares into shares with higher nominal value, whereby for the consolidation of shares if these are not listed on a stock exchange, the consent of all shareholders concerned is required.

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Subscription rights (article 11 para. 1)

1	Im Falle der Erhöhung des Aktienkapitals durch Ausgabe neuer Aktien haben die bisherigen Aktionäre ein Bezugsrecht im Verhältnis ihrer bisherigen Beteiligung, sofern die Generalversammlung dieses Recht nicht aus wichtigen Gründen einschränkt oder ausschliesst (einschliesslich durch Delegation an den Verwaltungsrat im Rahmen von Art. 5 und 6 dieser Statuten). Wichtige Gründe sind insbesondere die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen sowie die Beteiligung der Arbeitnehmer.
1	In the event of an increase of the Share Capital by issuing new shares, each existing shareholder has subscription rights in proportion to his/her existing shareholding, to ~~the~~ extent the general meeting of the shareholders does not restrict or exclude this right for important reasons (including by giving authority to the Board of Directors under to Art. 5 and Art. 6 of these Articles of Association). Important reasons are, in particular, the takeover of companies, of company parts, or of participations, as well as the participation of employees.

Authority (article 12)

Art. 12 Befugnisse

Oberstes Organ der Gesellschaft ist die Generalversammlung. Ihr stehen folgende unübertragbare Befugnisse zu:

1.	Festsetzung und Änderung der Statuten; vorbehalten bleibt Art. 27;

2.	Festsetzung der Zahl der Mitglieder des Verwaltungsrates sowie Wahl und Abberufung derselben;

3.	Wahl und Abberufung des Verwaltungsratspräsidenten;

4.	Wahl und Abberufung der Mitglieder des für Vergütungsfragen zuständigen Ausschusses (“Vergütungsausschuss”);

5.	Wahl und Abberufung des unabhängigen Stimmrechtsvertreters;

6.	Wahl und Abberufung der Revisionsstelle;

7.	Genehmigung des Lageberichtes des Verwaltungsrates;

8.	Genehmigung der Jahresrechnung und einer allfälligen Konzernrechnung;

9.	Beschlussfassung über die Verwendung des Bilanzgewinnes, insbesondere die Festsetzung der Dividende ~~sowie der Tantième des Verwaltungsrates~~;

10.	die Festsetzung der Zwischendividende und die Genehmigung des dafür erforderlichen Zwischenabschlusses

11.	die Beschlussfassung über die Rückzahlung der gesetzlichen Kapitalreserve, unter Vorbehalt des Artikels 671 Abs. 2 OR;

12.	die Dekotierung der Beteiligungspapiere der Gesellschaft;

13.	die Genehmigung des Berichts über nichtfinanzielle Belange nach Artikel 964c OR;

14.	wird variable Vergütung von der Generalversammlung prospektiv genehmigt, legt der Verwaltungsrat der Generalversammlung den Vergütungsbericht gemäss dem Schweizerischen Obligationenrecht zur Konsultativabstimmung vor.

~~10~~15.	Genehmigung der Vergütung des Verwaltungsrates und der Geschäftsleitung gemäss Art. 22 a) dieser Statuten;

~~11~~16.	Entlastung der Mitglieder des Verwaltungsrates und der übrigen mit der Geschäftsführung betrauten Zivilrechtlichen Personen;

Art. 12 Authority

The general meeting of the shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:

1.	adoption and amendment of the Articles of Association; Art. 27 remains reserved;

2.	determination of the number of members of the Board of Directors as well as their election and removal;

3.	election and removal of the chair of the Board of Directors;

4.	election and removal of the members of the committee responsible for compensation matters (“Compensation Committee”);

5.	election and removal of the independent voting rights representative;

6.	appointment and removal of the Auditors;

7.	approval of the management report of the Board of Directors;

8.	approval of the annual financial accounts and (if applicable) the group accounts;

9.	resolution on the ~~application~~allocation of the balance sheet profit, in particular, the determination of ~~dividend and the profit share of the Board of Directors~~dividends;

10.	the determination of interim dividends and the approval of the interim financial statements required for this purpose;

11.	the resolution on the repayment of the statutory capital reserve, subject to article 671 para. 2 CO;

12.	the delisting of the Company’s equity securities;

13.	the approval of the report on non-financial matters pursuant to article 964c CO;

14.	if variable compensation is approved by the general meeting of shareholders prospectively, the Board of Directors shall submit the compensation report established pursuant to the Swiss Code of Obligations to an advisory vote of the general meeting of shareholders.

~~10~~15.	approval of the compensation of the Board of Directors and Executive Management pursuant to Art. 22 a) of these Articles of Association;

~~11~~16.	discharge of the members of the Board of Directors and the Persons entrusted with the management;

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~~12~~17.	Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr, vorbehältlich Artikel 716a OR, durch den Verwaltungsrat vorgelegt werden;
~~13~~18.	Die Genehmigung von Zusammenschlüssen (die Definition eines Zusammenschlusses findet sich in Art. 41 dieser Statuten), (i) soweit sich die Zuständigkeit der Generalversammlung nicht bereits aus Art. 12 Ziff. 1. bis ~~8~~17. ergibt und (ii) soweit nicht zwingend ein anderes Organ der Gesellschaft zuständig ist.
~~12~~17.	resolution on matters which are reserved to the general meeting of the shareholders either by law or the Articles of Association or that are, subject to article 716a CO, submitted to the general meeting of the shareholders by the Board of Directors;
~~13~~18.	the approval of Business Combinations (definition of this term is in Art. 41 of these Articles of Association), if and to the extent that such approval (i) is not covered by the powers of the general meeting pursuant to Art. 12 ~~(~~para. 1~~)~~. to ~~(8)~~17. and (ii) that it is not an inalienable power of another corporate body of the Company.

Right to call a General Meeting (article 13 para. 2)

1 […]
2	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbesondere, wenn der Verwaltungsrat es für notwendig oder angezeigt erachtet oder die Revisionsstelle dies verlangt. Ausserdem muss der Verwaltungsrat eine ausserordentliche ~~Versammlungen werden nach Bedürfnis abgehalten~~Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn dies von Aktionären beantragt wird, die allein oder zusammen Aktien halten, die mindestens 5 Prozent des Aktienkapitals oder der Stimmen vertreten.
1 […]
2	The ordinary general meeting of the shareholders shall take place annually within six months after the end of the business year, ~~extraordinary~~. Extraordinary general meetings of the shareholders shall be held ~~as necessary~~in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board of Directors or if so requested by the Auditor. An extraordinary general meeting shall further be convened by the Board of Directors upon resolution of a general meeting of shareholders or if so requested by shareholders who hold, alone or together, Shares representing at least 5 percent of the share capital or votes.

Form of the calling of a General Meeting (article 14)

Art. 14 Form der Einberufung
1	Die Generalversammlung wird durch einmalige Anzeige in der in Art. 39 für Mitteilungen an die Aktionäre vorgeschriebenen Art und Weise einberufen. Diese Anzeige muss mindestens 20 Tage vor der Generalversammlung ergehen.

2	Tag, Zeit und Ort der Generalversammlung, die Verhandlungsgegenstände (Traktandenliste) sowie die Anträge des Verwaltungsrates und der Aktionäre, welche die Durchführung der Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, und den Namen und die Adresse des unabhängigen Stimmrechtsvertreters sind bei der Einberufung bekannt zu geben.

~~Die Aktionäre sind bei der ordentlichen Generalversammlung darüber zu orientieren, dass der Geschäftsbericht (Lagebericht des Verwaltungsrates und Jahresrechnung, bestehend aus Er-folgsrechnung, Bilanz und Anhang), der Vergütungsbericht und die Revisionsberichte mindestens 20 Tage vor dem Versamm-lungstag zur Einsicht der Aktionäre am Sitz der Gesellschaft aufliegen, sowie dass jeder Aktionär verlangen kann, dass ihm unverzüglich eine Ausfertigung dieser Unterlagen zugestellt wird.~~

3	Über Gegenstände, die nicht in dieser Weise angekündigt worden sind, können Beschlüsse nicht gefasst werden, ausser über einen Antrag auf Einberufung einer ausserordentlichen Generalversamm lung, auf Durchführung einer Sonderprüfung oder auf Wahl einer Revisionsstelle infolge eines Begehrens eines Aktionärs nach ~~Art~~.Artikel 727a Abs. 4 OR.

Art. 14 Form of the calling of a General Meeting
1	The general meeting of the shareholders shall be convened by a single notice as provided for in Art. 39 regarding the manner of communications to shareholders. Such notice must be given at least 20 days prior to the general meeting of the shareholders.

2	The calling shall state the date, time and place of the general meeting of the shareholders as well as the agenda and motions of the Board of Directors and of the shareholders who have requested the holding of a general meeting of the shareholders or the inclusion of an item on the agenda, and the name and address of the independent voting rights representative.

~~As far as the ordinary general meeting is concerned, the shareholders have to be notified, that the annual business report (the management report of the Board of Directors and the annual financial accounts, comprising the profit and loss statement, the balance sheet and notes), the compensation report and the audit reports are open to inspection by the shareholders at the registered office at least 20 days prior to the date of the general meeting of the shareholders and that any shareholder may request that a copy of these documents be immediately sent to him/her.~~

3	No resolutions may be passed on agenda items which have not been announced in this manner, except on motions for the calling of an extraordinary general meeting of the shareholders, for the conduct of a special audit or the appointment of auditors at the request of a shareholder pursuant to ~~Art~~.article 727a paragraph 4 CO.

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Chairperson and minutes (article 16 para. 4)

3 […]
4	Die ~~Aktionäre sind berechtigt, das Protokoll einzusehen~~Beschlüsse und Wahlergebnisse sind unter Angabe der genauen Stimmenverhältnisse innerhalb von 15 Kalendertagen nach der Generalversammlung auf elektronischem Weg zugänglich zu machen; jeder Aktionär kann verlangen, dass ihm das Protokoll innerhalb von 30 Kalendertagen nach der Generalversammlung zugänglich gemacht wird.
3 […]
4	~~Shareholders may inspect the minutes~~The resolutions and election results shall be made available electronically within 15 calendar days after the general meeting of the shareholders, stating the exact proportion of votes; each shareholder may request that the minutes be made available to it within 30 calendar days after the general meeting of the shareholders.

Special vote (article 20)

Art. 20 Besonderes Stimmen-Quorum
1	Insbesondere ~~F~~folgende Beschlüsse müssen von Gesetzes wegen mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit der vertretenen Aktiennennwerte auf sich vereinigen:

1.	Änderung des Gesellschaftszweckes gemäss Art. 2 dieser Statuten;

2.	Einführung und Abschaffung von Stimmrechtsaktien;

3.	~~Beschränkung der Übertragbarkeit von Namenaktien~~Zusammenlegung von Aktien (reverse stock split);

4.	~~Genehmigte oder bedingte Kapitalerhöhung~~Beschränkung der Übertragbarkeit von Namenaktien und Aufhebung einer solchen Beschränkung;

5.	Einführung oder Änderung eines Kapitalbands oder eines/des bedingten Kapitals;

~~5~~6.	Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder ~~zwecks Sachübernahme~~durch Verrechnung mit einer Forderung und die Gewährung von besonderen Vorteilen;

7.	Wechsel der Währung des Aktienkapitals;

~~6~~8.	Einschränkung oder Aufhebung des Bezugsrechtes;

~~7~~9.	Verlegung des Sitzes der Gesellschaft;

~~8~~10.	Auflösung der Gesellschaft;

11.	Dekotierung der Aktien;

~~9~~12.	Fusionsbeschluss gemäss ~~Art~~.Artikel 18 des Fusionsgesetzes (FusG), Spaltungsbeschluss gemäss ~~Art~~.Artikel 43 FusG und Umwandlungsbeschluss gemäss ~~Art~~.Artikel 64 FusG.

2	Im Rahmen des gesetzlich Zulässigen und unter Vorbehalt anderslautender Vorschriften in diesem Art. 20 ist für folgende Gegenstände ein Beschluss der Generalversammlung erforderlich, der mindestens 75 % der an der Generalversammlung vertretenen Aktien auf sich vereinigt:

Art. 20 Special Vote
1	The following resolutions, among others, require by law two thirds of the votes represented and the absolute majority of the nominal value of the Shares represented in favor:

1.	amendment of the Company objects as described in Art. 2 of these Articles of Association;

2.	creation and cancellation of Shares with privileged voting rights;

3.	~~restriction on the transferability of registered Shares~~combination of Shares (reverse stock split);

4.	~~approved or conditional capital increase~~restriction on the transferability of registered Shares and cancellation of such a restriction;

5.	the introduction of or the amendment to a capital band or conditional share capital;

~~5~~6.	capital increase ~~out~~through the conversion of equity, ~~by way of~~ surplus, against contributions in kind or ~~for the purpose of acquisition of assets~~by set-off against a claim and the granting of special benefits;

7.	change of currency of the share capital;

~~6~~8.	restriction or withdrawal of subscription rights;

~~7~~9.	relocation of the registered office of the Company;

~~8~~10.	winding-up of the Company;

11.	delisting of the Shares;

~~9~~12.	merger resolution pursuant to ~~Art~~.article 18 of the Merger Act (FusG), demerger resolution pursuant to ~~Art~~.article 43 FusG and transformation resolution pursuant to ~~Art~~.article 64 FusG.

2	Subject to the provisions of the applicable law and except as otherwise expressly provided in this Art. 20, the approval of at least 75% of the Shares represented at a general meeting of the shareholders shall be required for:

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1.	Die Genehmigung von Zusammenschlüssen (die Definition eines Zusammenschlusses findet sich in Art. 41 dieser Statuten) gemäss Art. 12 (~~9)~~Ziff. 18 dieser Statuten. Dieses besondere Zustimmungserfordernis ist nicht erforderlich für Zusammenschlüsse, welche von der Mehrheit der Unparteiischen Mitgliedern des Verwaltungsrates (die Definition der Unparteiischen Mitglieder des Verwaltungsrates findet sich in Art. 41 der Statuten) genehmigt wurden. Für solche von der Mehrheit der Unparteiischen Mitgliedern des Verwaltungsrates genehmigte Zusammenschlüsse genügen die im Gesetz oder in den Statuten vorgesehenen Mehrheiten, je nach dem welche strenger sind. Für den Zweck dieser Bestimmung ist die Mehrheit der Unparteiischen Mitglieder des Verwaltungsrates berechtigt und verpflichtet, gestützt auf die ihnen nach angemessenem Aufwand zur Verfügung stehenden Informationen zu bestimmen, (i) ob eine Person ein Nahestehender Aktionär ist; (ii) die Anzahl Aktien, die eine Person oder eine Gesellschaft direkt oder indirekt hält; (iii) ob eine Gesellschaft eine Nahestehende Gesellschaft einer anderen ist; und ob (iv) die Aktiven, welche Gegenstand eines solchen Zusammenschlusses sind oder die von der Gesellschaft oder einer ihrer Tochtergesellschaften im Zusammenhang mit einem solchen Zusammenschluss ausgegebenen oder übertragenden Effekten einen aggregierten Marktwert von mindestens 25 % des Marktwertes der gesamten Aktiven unmittelbar vor dem Zusammenschluss haben. Die Mehrheit der Unparteiischen Mitglieder des Verwaltungsrates hat zudem das Recht, sämtliche Bestimmungen und Begriffe dieses Art. 20 auszulegen.

2.	Jede Änderung von Art. 20 Abs. 2 dieser ~~Bestimmung~~Statuten.

3	Ein Beschluss der Generalversammlung der mindestens zwei Drittel der Gesamtstimmen (die Definition von Gesamtstimmen findet sich in Art. 41 dieser Statuten) auf sich vereinigt, ist erforderlich für:

1.	Die Abwahl eines amtierenden Mitglieds des Verwaltungsrates

2.	Jede Änderung von Art. 20 Abs. 3 dieser ~~Bestimmung~~Statuten.

4	Ein Beschluss der Generalversammlung der mindestens 75 % der Gesamtstimmen (die Definition von Gesamtstimmen findet sich in Art. 41 dieser Statuten) auf sich vereinigt, ist erforderlich für:

1.	Die Reduktion oder Erhöhung der Anzahl Verwaltungsräte in Art. 24 dieser Statuten.

2.	Jede Änderung von Art. 20 Abs. 4 dieser ~~Bestimmung~~Statuten.

5	Auf Verlangen eines Aktionärs erfolgt die Wahl der Mitglieder des Verwaltungsrates in geheimer Abstimmung. Die übrigen Wahlen und Beschlussfassungen erfolgen in offener Abstimmung, falls die Generalversammlung nichts anderes beschliesst.

~~Ist die Gesellschaft verpflichtet, ihre Jahresrechnung und gegebenenfalls ihre Konzernrechnung durch eine Revisionsstelle prüfen zu lassen, muss der Revisionsbericht vorliegen, bevor die Generalversammlung die Jahresrechnung und die Konzernrechnung genehmigt und über die Verwendung des Bilanzgewinns beschliesst. Wird eine ordentliche Revision durchgeführt, so muss die Revisionsstelle an der Generalversammlung anwesend sein. Die Generalversammlung kann durch einstimmigen Beschluss auf die Anwesenheit der Revisionsstelle verzichten.~~

1.	The approval of Business Combinations (definition of this term is in Art. 41 of these Articles of Association) pursuant to Art. 12 ~~(9)~~para. 18 of these Articles of Association. The foregoing requiring a special resolution of the shareholders shall not be applicable to any particular Business Combination, and such Business Combination shall require only such vote as is required by the law or by these Articles of Association, whichever is greater, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined in Art. 41 of these Articles of Association) whereby it is understood that such majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder; (ii) the number of Shares of which any person is the beneficial owner; (iii) whether a Person is an Affiliate of another; and (iv) whether the assets which are the subject of any Business Combination have, or any securities to be issued or transferred by the Company or any Subsidiary in any Business Combination have, an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the Fair Market Value of the combined assets immediately prior to such transfer of the Company and its subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Art. 20.

2.	Any change to ~~this paragraph of~~ Art. 20 ~~of the~~para. 2 of these Articles of Association.

3	The approval of at least two thirds of the Total Voting Shares shall be required for (definition of the term Total Voting Shares is in Art. 41 of these Articles of Association):

1.	A resolution with respect to the removal of a serving member of the Board of Directors.

2.	Any change to ~~this paragraph of~~ Art. 20 ~~of the~~para. 3 of these Articles of Association.

4	The approval of at least 75% of the Total Voting Shares shall be required for (definition of the term Total Voting Shares is in Art. 41 of these Articles of Association):

1.	The increase or reduction of the number of members of the Board of Directors in Art. 24 of these Articles of Association.

2.	Any change to ~~this paragraph of~~ Art. 20 ~~of the~~para. 4 of these Articles of Association.

5	At the request of a shareholder the election of members of the Board of Directors shall take place by secret ballot. All other voting and passing of resolutions shall occur by open ballot unless otherwise resolved by the general meeting of the shareholders.

~~Where the Company is required to have its annual financial accounts and, where relevant, its group accounts audited by auditors, the audit report shall be presented to the general meeting of the shareholders prior to approval of the annual financial accounts and group accounts and prior to resolving on the application of the balance sheet profit. Where an ordinary audit is to be conducted, the Auditors shall be present at the general meeting of the shareholders. The general meeting of the shareholders may by way of a unanimous resolution, waive the requirement for the presence of the Auditors.~~

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Right to initiate a special examination (article 22)

Art. 22 Recht auf Einleitung einer ~~Sonderprüfung~~Sonderuntersuchung

Jeder Aktionär ~~kann der Generalversammlung beantragen, bestimmte Sachverhalte durch eine Sonderprüfung abklären zu lassen, sofern dies zur Ausübung der Aktionärsrechte erforderlich ist und er,~~ der das Recht auf Auskunft oder das Recht auf Einsicht bereits ausgeübt hat, kann der Generalversammlung beantragen, bestimmte Sachverhalte durch unabhängige Sachverständige untersuchen zu lassen, sofern dies zur Ausübung der Aktionärsrechte erforderlich ist.

Art. 22 Right to Initiate a Special ~~Audit~~Examination

Any shareholder ~~may, at the~~who has already exercised his/her information or consultation right may propose to the general meeting of the shareholders, ~~request~~ that certain matters be ~~subject to a special audit to the extent~~examined by independent experts if this is necessary for the exercising of ~~shareholders’ rights and he/she has previously exercised the right to information or the right to inspection~~his/her rights.

Annual Financial Accounts (article 36)

Art. 36 Jahresrechnung

Die Jahresrechnung wird jährlich auf den 31. Dezember oder auf einen anderen, durch den Verwaltungsrat zu beschliessenden Termin abgeschlossen.

~~Die Erfolgsrechnung, die Bilanz und der Anhang sind mindestens gemäss den gesetzlichen Bestimmungen von Art. 662a - 670 und 957 - 961 OR aufzustellen.~~

Art. 36 Annual Financial Accounts

The annual financial accounts shall be closed annually on the 31 December or another date determined by the Board of Directors.

~~The profit and loss statement, the balance sheet and notes shall be compiled as a minimum in accordance with the provisions of Art. 662a-670 and 957-961 CO.~~

Application of the Annual Profit (article 37 para. 1 (and 2))

~~Vom in der Jahresbilanz ausgewiesenen Jahresgewinn ist jährlich ein Betrag von 5 % der allgemeinen Reserve zuzuweisen, bis diese 20 % des einbezahlten Aktienkapitals erreicht hat.~~

1	~~Der verbleibende Jahresgewinnsaldo und ein allfälliger Gewinnvortrag früherer Geschäftsjahre stehen unter Vorbehalt der zwingenden gesetzlichen Bestimmungen (Art. 671 ff. OR) zur freien Verfügung der Generalversammlung~~Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet ~~der Generalversammlung seine Vorschläge betreffend die Behandlung sämtlicher Zuweisungen~~ihr seine Anträge.

~~An amount of 5 % of the annual profit identified in the annual financial accounts is to be allotted to the general reserves until this has reached 20 % of the paid-up share capital.~~

1	The ~~remaining annual profit and any balance of profit brought forward from previous business years shall, pursuant to binding provisions of the law (Art. 671 et seq. CO), be at the free disposal of the~~ general meeting of the shareholders shall resolve on the allocation of the profit as shown on the balance sheet in accordance with applicable law. The Board of Directors shall submit its proposals ~~with respect to the treatment of any allocation~~ to the general meeting of the shareholders.

Communications and notifications (article 39)

Art. 39 Mitteilungen und Bekanntmachungen
1	Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat kann weitere Publikationsorgane bestimmen.

2	Soweit keine individuelle Benachrichtigung durch das Gesetz, börsengesetzliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht worden sind. Einladungen zu Generalversammlungen können stattdessen allein durch Veröffentlichung eines Proxy Statement (oder einer Änderung oder eines Zusatzes dazu) nach den Regeln der SEC erfolgen (wobei Änderungen und Zusätze zu Einladungen, für die Zwecke dieser Statuten und den Vorschriften des Aktienrechts, auch ausschliesslich durch eine Veröffentlichung im Schweizerischen Handelsblatt erfolgen dürfen). Die Mitteilungen an die Namenaktionäre erfolgen im Falle der in Art. 14 Abs. 3 erwähnten Hinweise an ihre letzte im Aktienbuch eingetragene Adresse durch Brief oder E-Mail oder in einer anderen Form, die den Nachweis durch Text ermöglicht. In allen anderen Fällen können die Mitteilungen durch Veröffentlichung im Publikationsorgan erfolgen. Bekanntmachungen an die Gläubiger erfolgen in den vom Gesetz vorgeschriebenen Fällen durch Veröffentlichung im Publikationsorgan. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und entsprechend im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.

Art. 39 Communications and Notifications
1	The Company shall make any announcements in the Swiss Official Gazette of Commerce. The Board of Directors may ~~appoint~~specify other means of publication ~~bodies~~.

2	To the extent that individual notification is not required by law, stock Exchange regulations or these Articles of Association, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Invitations to general meetings of the shareholders may also be made solely by way of a publication of a proxy statement (or amendments or supplements thereto) pursuant to SEC Regulations (whereby amendments or supplements to invitations, for purposes of these Articles of Association and corporate law, may also be made exclusively by way of a publication in the Swiss Official Gazette of Commerce). Notices to the registered shareholders shall in the case of the notifications set forth in Art. 14 ~~paragraph~~para. 3 be sent by letter or electronic mail or in another form that allows proof by text to the last address registered in the Share Register. In all other cases, they may be made by publication in the Company’s official instrument for publications. Notices to creditors shall be given in the cases prescribed by law by publication in the Swiss Official Gazette of Commerce. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the Share Register shall be deemed to be authorized recipients.

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ANNEX 9     Amendments to Articles of Association to implement amendments and changes to Swiss corporate law that became effective on January 1, 2023 addressing Board, compensation and related matters

Proposed Shareholder Resolution

The Board of Directors submits and recommends the shareholder resolution set forth below for approval by Garmin’s shareholders:

Shareholder Resolution

It is hereby resolved that the following amendments to the Articles of Association (whereby text to be deleted is marked with a strikethrough and text to be added is underlined) are approved:

Supplementary amount (article 22c)

Art. 22 c) Zusatzbetrag für Änderungen in der Geschäftsleitung

Reicht der von den Aktionären an einer Generalversammlung genehmigte Maximalgesamtbetrag der Vergütung der Mitglieder der Geschäftsleitung für die Vergütung eines Mitglieds der Geschäftsleitung, das nach dem Zeitpunkt der letzten Genehmigung durch die Aktionäre an einer Generalversammlung Mitglied der Geschäftsleitung wird ~~oder innerhalb der Geschäftsleitung befördert wird~~, nicht aus, sind die Gesellschaft oder von ihr kontrollierte Gesellschaften ermächtigt, jedem solchem Mitglied der Geschäftsleitung für die Dauer der bereits durch die Aktionäre an einer Generalversammlung genehmigten Vergütungsperiode(n) eine Vergütung zu bezahlen oder auszurichten. Eine solche Vergütung darf je neu ernanntes ~~oder befördertes~~ Mitglied der Geschäftsleitung und je relevante Vergütungsperiode unter keinen Umständen den letzten von den Aktionären an einer Generalversammlung genehmigten Maximalgesamtbetrag der Vergütung übersteigen. Vergütung, die gemäss diesem Art. 22 c) ausgerichtet wird, bedarf keiner weiteren Genehmigung durch die Aktionäre.

Art. 22 c) Supplementary Amount for Changes to the Executive Management

If the maximum aggregate amount of compensation of Executive Management members ratified by the shareholders at a general meeting of the shareholders is not sufficient to also cover the compensation of a member of Executive Management who becomes a member of Executive Management ~~or is being promoted within Executive Management~~ after the date of the most recent shareholder ratification at a general meeting of the shareholders, the Company or companies under its control shall be authorized to pay and/or grant compensation to such member of Executive Management in relation to the compensation period(s) already ratified by the shareholders at a general meeting of the shareholders. In no event shall any such compensation for each newly appointed ~~or promoted~~ member of Executive Management and for each relevant compensation period exceed the maximum aggregate amount of Executive Management compensation last ratified by shareholders at a general meeting of the shareholders. No further shareholder ratification shall be required for any compensation paid and/or granted in accordance with this Art. 22 c).

Duties (article 27 para. 2 and 3)

1 […]
2	Der Verwaltungsrat hat die folgenden unübertragbaren und unentziehbaren Aufgaben:

1.	Oberleitung der Gesellschaft und Erteilung der nötigen Weisungen;

2.	Festlegung der Organisation, ~~sofern in diesen Statuten nicht anders geregelt~~;

3.	Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung, sofern diese für die Führung der Gesellschaft notwendig ist;

1 […]
2	The Board of Directors has the following non-transferable and inalienable duties:

1.	Supreme management of the Company and issuance of the relevant instructions;

2.	Determination of the organisation, ~~except as stated otherwise in these Articles of Association~~;

3.	Structuring of the accounting system, the financial controls and the financial planning to the extent that this is necessary for the management of the Company;

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4.	Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen sowie Regelung der Zeichnungsberechtigung;

5.	Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;

6.	Erstellung des Geschäftsberichtes, des Vergütungsberichtes sowie Vorbereitung der Generalversammlung und Ausführung ihrer Beschlüsse;

7.	Einreichung eines Gesuchs um Nachlassstundung und die Benachrichtigung des ~~Richters~~Gerichts im Falle der Überschuldung;

8.	Beschlussfassung über die nachträgliche Leistung von Einlagen auf nicht voll liberierte Aktien;

9.	~~Feststellungsbeschlüsse bei Kapitalerhöhungen und daraus folgende~~Beschlussfassung über die Veränderung des Aktienkapitals, soweit dies in der Kompetenz des Verwaltungsrates liegt, die Feststellung von Kapitalveränderungen, die Erstellung des Kapitalerhöhungsberichts und die Vornahme der entsprechenden Statutenänderungen (einschliesslich Streichungen).

3	Er hat überdies die folgenden Aufgaben:

1.	Führung der gemäss Organisationsreglement dem Verwaltungsrat vorbehaltenen Geschäfte (vgl. Art. 30 Abs. 2);

2.	Antragstellung betreffend Verwendung des Bilanzgewinnes;

3.	Festlegung des Geschäftsjahres (vgl. Art. 36);

4.	Behandlung von Eintragungsgesuchen (vgl. Art. 8).

4.	Appointment and removal of the persons entrusted with the management and representation of the Company as well as regulation of signatory power;

5.	Overall supervision of the persons entrusted with the management of the Company, in particular with regard to their compliance with the law, the Articles of Association and other internal rules and regulations;

6.	Preparation of the annual business report, the compensation report and the general meeting of the shareholders, as well as implementation of its resolutions;

7.	~~Notification of the judge in the~~Submission of a petition for debt-restructuring moratorium and notification of the court in case of over-indebtedness;

8.	Passing of resolutions regarding retroactive payments related to partly paid-in shares;

9.	~~Declaratory~~ The adoption of resolutions ~~regarding capital increases and consequential~~on the change of the share capital to the extent that such power is vested in the Board of Directors, the ascertainment of capital changes, the preparation of the report on the capital increase, and the respective amendments of the Articles of Association (including deletions).

3	In addition, the Board of Directors shall have the following duties:

1.	Management of transactions reserved to the Board of Directors by the Organizational Regulations (cf. Art. 30 ~~paragraph~~para. 2);

2.	Proposals regarding the application of the balance sheet profit;

3.	Defining the business year (cf. Art. 36).

4.	Treatment of registration applications (cf. Art. 8).

Calling of meetings and quorum (article 29 para. 3 and 5)

2 […]
3	Der Verwaltungsrat ist beschlussfähig, wenn die absolute Mehrheit der Mitglieder anwesend ist. ~~Für Beschlüsse, die im Rahmen von Kapitalerhöhungen zu treffen sind, ist der Verwal tungsrat auch beschlussfähig, wenn nur ein Mitglied anwesend ist~~Kein Präsenzquorum ist erforderlich für Beschlüsse des Verwaltungsrats, die im Zusammenhang mit der Feststellung von Kapitalveränderungen oder mit einer Änderung der Währung des Aktienkapitals und für die damit zusammenhängenden Statutenänderungen zu treffen sind.
4 […]
5	Beschlüsse können auch auf dem Weg der schriftlichen Zustimmung (durch Brief, Telefax ~~oder~~, E-Mail oder jedes andere geeignete Mittel der elektronischen oder digitalen Kommunikation) zu einem Antrag gefasst werden, sofern nicht ein Mitglied mündliche Beratung verlangt. Diese Beschlüsse bedürfen der Einstimmigkeit und sind zusammen mit den anderen Verwaltungsratsprotokollen aufzubewahren.
2 […]
3	The Board of Directors is quorate when the absolute majority of members is present. ~~Where a resolution is to be taken in the context of a capital increase,~~No attendance quorum shall be required for resolutions of the Board of Directors ~~is also quorate when only one member is present~~in relation to the ascertainment of capital changes or a change in the currency of the share capital and the amendments to the Articles of Association in connection therewith.
4 […]
5	Resolutions may also be passed by way of written consent (by letter, fax ~~or~~, email or any appropriate means of electronic or digital communication) provided no member has demanded an oral consultation. These resolutions require unanimity and shall be kept with the minutes of the meetings of the Board of Directors.

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Committees and Delegation (article 30 para. 2)

1 […]
2	Der Vergütungsausschuss besteht aus mindestens drei (3) Mitgliedern des Verwaltungsrates. Die Mitglieder des Vergütungsausschusses müssen die anwendbaren Anforderungen an Unabhängigkeit, Erfahrung oder andere regulatorische Anforderungen, einschliesslich des ~~NASDAQ Global Select Market~~New York Stock Exchange oder einer anderen Börse, Rule 10C-1(b)(1) des Securities Exchange Act von 1934, in seiner geänderten Version (der “ExchangeAct”), und Rule 16b-3 des Exchange Act ~~und Section 162(m) des Internal Revenue Code~~, erfüllen.
1 […]
2	The Compensation Committee shall consist of no fewer than three (3) members of the Board of Directors. The members of the Compensation Committee shall meet any applicable independence, experience and other regulatory requirements, including of the ~~NASDAQ Global Select Market~~New York Stock Exchange or any other stock exchange, Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “ExchangeAct”), and Rule 16b-3 of the Exchange Act, ~~and Section 162(m) of the Internal Revenue Code.~~

Agreements regarding compensation with members of the Board of Directors and Executive Management (article 32a para. 4)

3 […]
4	Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern der Geschäftsleitung Konkurrenzverbote für die Zeit nach Beendigung des Arbeitsvertrags vereinbaren. Die gesamte Abgeltung eines solchen Konkurrenzverbots darf ~~die an dieses~~den Durchschnitt der an das betreffende Mitglied der Geschäftsleitung ~~für das letzte volle Geschäftsjahr, während dem er oder sie von der Gesellschaft oder von einer von ihr kontrollierten Gesellschaft angestellt war, ausgerichtete Gesamtjahresvergütung~~bezahlten Vergütung der letzten drei Geschäftsjahre nicht übersteigen.
3 […]
4	The Company or companies under its control may enter into non-competition agreements with members of Executive Management for the time after the termination of the employment agreement. The total consideration paid for a non-competition undertaking shall not exceed the ~~total annual~~average of the compensation paid to ~~such~~the relevant member of the Executive Management during the last ~~full fiscal year in which he or she was employed at the Company or companies under its control~~three financial years.

Mandates outside the group (article 32b para. 2c and para. 4)

1 […]
2	Die folgenden Mandate fallen nicht unter die Beschränkungen gemäss Abs. 1 dieses Art. 32 b):
	(a)	Mandate in Zivilrechtlichen Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen;
	(b)	Mandate, die auf Anordnung der Gesellschaft oder von Zivilrechtlichen Personen, welche die Gesellschaft kontrollieren, durch die Gesellschaft kontrolliert werden oder unter gemeinsamer Kontrolle mit der Gesellschaft stehen, wahrgenommen werden. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen;
	~~(c)~~	~~Mandate in Vereinen, gemeinnützigen Organisationen, Stiftungen (einschliesslich Personalfürsorgestiftungen), Trusts und ähnliche Zivilrechtliche Personen. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn (10) solche Mandate wahrnehmen.~~
3	Eine vorübergehende Überschreitung der Beschränkungen gemäss Abs. 1 und 2 dieses Art. 32 b) ist zulässig.
1 […]
2	The following Mandates shall not be subject to the limitations set forth in para. 1 of this Art. 32 b):
	(a)	Mandates in any Person which controls, is controlled by or under common control with the Company;
	(b)	Mandates held at the instruction of the Company or any Person which controls, is controlled by or under common control with the Company; provided, however, that no member of the Board of Directors or Executive Management shall hold more than ten (10) such Mandates;
	~~(c)~~	~~Mandates in associations, charitable organizations, foundations (including in relation to post-retirement benefits), trusts and similar Persons; provided, however, that no member of the Board of Directors or Executive Management shall hold more than ten (10) such Mandates.~~
3	A temporary exceedance of the limitations pursuant to para. 1 and para. 2 of this Art. 32 b) shall be permissible.

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4	~~Der Begriff~~ Als “Mandate”, ~~so wie er in diesen Statuten verwendet wird, umfasst jeglichen Einsitz in das oberste Leitungs- oder Verwaltungsorgan einer Zivilrechtlichen Person, die zur Eintragung in ein Schweizerisches Handelsregister oder ein entsprechendes ausländisches Register verpflichtet ist~~ gelten Positionen in vergleichbaren Funktionen bei anderen Unternehmen mit wirtschaftlichem Zweck. Mandate in verschiedenen ~~Zivilrechtlichen Personen, welche~~Rechtseinheiten, die unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein (1) Mandat.
4	~~The term “Mandate”, as used in these Articles of Association, shall refer to any position in the supreme governing body of a Person that is required to be registered in a Swiss commercial register or a foreign register of equivalent nature~~ “Mandates” shall mean positions in comparable functions at other enterprises with an economic purpose. Mandates in different ~~Persons~~legal entities that are under joint control or same beneficial ownership ~~shall be~~are deemed ~~to be~~ one ~~Mandate~~(1) mandate.

Definitions (article 41)

~~Vewaltungsratspräsident~~Verwaltungsratspräsident

Der Begriff Verwaltungsratspräsident (Präsident) hat die in Art. 26 dieser Statuten aufgeführte Bedeutung.

Chairman of the Board of Directors

The term Chairman of the Board of Directors (Chairman) has the meaning assigned to it in Art. 26 of these Articles of Association.

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GARMIN. VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. Eastern Daylight Time (which is 10:59 p.m. Central Daylight Time), on June 8, 2023.

Online
Go to **www.investorvote.com/GRMN** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GRMN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22. The Board of Directors recommends a vote FOR the nominees listed in Proposals 5, 6, 7 and 8 and for 1 YEAR on Proposal 11.

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Proposal	For	Against	Abstain
1. Approval of Garmin's 2022 Annual Report, including fiscal year 2022 financial statements	☐	☐	☐
2. Approval of appropriation of available earnings	☐	☐	☐
3. Approval of cash dividend of U.S. $2.92 per share in four equal installments	☐	☐	☐
4. Discharge of Board of Directors and Executive Management from liability for fiscal year 2022	☐	☐	☐

5. Re-election of six Directors

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
5a - Jonathan C. Burrell	☐	☐	☐	5b - Joseph J. Hartnett	☐	☐	☐
5c - Min H. Kao	☐	☐	☐	5d - Catherine A. Lewis	☐	☐	☐
5e - Charles W. Peffer	☐	☐	☐	5f - Clifton A. Pemble	☐	☐	☐

Proposal	For	Against	Abstain
6. Re-election of Min H. Kao as Chairman	☐	☐	☐

7. Re-election of Compensation Committee members

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
7a - Jonathan C. Burrell	☐	☐	☐	7b - Joseph J. Hartnett	☐	☐	☐
7c - Catherine A. Lewis	☐	☐	☐	7d - Charles W. Peffer	☐	☐	☐

Proposal	For	Against	Abstain
8. Re-election of Wuersch & Gering LLP as independent voting rights representative	☐	☐	☐
9. Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2023; re-election of Ernst & Young Ltd as statutory auditor	☐	☐	☐
10. Advisory vote on executive compensation	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
11. Advisory vote on frequency of advisory vote on executive compensation	☐	☐	☐	☐

Proposal	For	Against	Abstain
12. Advisory vote on Swiss Statutory Compensation Report	☐	☐	☐
13. Binding vote to approve maximum aggregate compensation for Executive Management	☐	☐	☐
14. Binding vote to approve maximum aggregate compensation for Board of Directors	☐	☐	☐
15. Cancellation of repurchased shares	☐	☐	☐
16. Amendment of Employee Stock Purchase Plan to increase authorized shares	☐	☐	☐
17. Amendment of 2011 Non-Employee Directors' Equity Incentive Plan to increase authorized shares	☐	☐	☐

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Proxy – Garmin LTD.

The undersigned shareholder of Garmin Ltd., a Swiss company, hereby appoints the independent voting rights representative, the law firm Wuersch & Gering LLP, or its substitute, as true and lawful agent and proxy to represent the undersigned and vote all shares of Garmin Ltd. owned by the undersigned in all matters coming before the Annual General Meeting of Shareholders (or any adjournment thereof) to be held simultaneously at 1200 East 151st Street, Olathe, Kansas 66062 and Prime Tower, Hardstrasse 201, 8005 Zürich, Switzerland, on Friday, June 9, 2023, at 10:00 a.m. Central Daylight Time, which is 17:00 Central European Summer Time.

This proxy, when properly executed, will be voted as specified. To the extent you do not give specific instructions, you instruct the independent voting rights representative to vote your shares for all proposals in accordance with the recommendations of the Board of Directors (i.e. FOR Proposals 1, 2, 3, 4, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22; FOR the nominees listed in Proposals 5, 6, 7 and 8, and for 1 YEAR on Proposal 11). If any modifications to agenda items or proposals identified in the invitation to the Annual General Meeting of Shareholders or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board of Directors. Proxy cards must be signed and dated.

CONTINUED ON THE REVERSE SIDE.

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B New Proposals and Motions/New Agenda Items

If new or modified agenda items (other than those in the invitation to the meeting and the proxy statement) or new or modified proposals or motions with respect to those agenda items set forth in the invitation to the meeting and the proxy statement are put forth before the Annual General Meeting, you instruct the independent voting rights representative to vote your shares as follows:

☐ In accordance with the respective recommendations of the Board of Directors ☐ Abstain ☐ Against

C Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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